As filed with the Securities and Exchange Commission on December 20, 2011

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-4

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Cumulus Media Inc.

(Exact name of registrant parent guarantor as specified in its charter)

Delaware	4832	36-4159663
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

Cumulus Media Holdings Inc.

(Exact name of registrant issuer as specified in its charter)

Delaware	4832	90-0719565
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

SEE TABLE OF SUBSIDIARY REGISTRANT GUARANTORS ON THE FOLLOWING PAGE

3280 Peachtree Road, N.W.

Suite 2300

Atlanta, Georgia 30305

(404) 949-0700

(Address, including zip code, and telephone number, including area code, of each registrant’s principal executive offices)

Lewis W. Dickey, Jr.

Chairman, President and Chief Executive Officer

Cumulus Media Inc.

3280 Peachtree Road, N.W.

Suite 2300

Atlanta, Georgia 30305

(404) 949-0700

(Name, address, including zip code, and telephone number, including area code, of agent for service for each registrant)

Copy to:

Mark L. Hanson, Esq.

Jones Day

1420 Peachtree Street, N.E., Suite 800

Atlanta, Georgia 30309

(404) 581-8573

APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED OFFER TO THE PUBLIC:

As soon as practicable after the effective date of this registration statement.

If the securities being registered on this form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box.  ☐

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☐		Accelerated filer	☐

Non-accelerated filer	☐	(Do not check if a smaller reporting company)	Smaller reporting company	☒

If applicable, place an X in the box to designate the appropriate rule provision relied upon in conducting this transaction:

Exchange Act Rule 13e-4(i) (Cross-Border Issuer Tender Offer)  ☐

Exchange Act Rule 14d-1(d) (Cross-Border Third Party Tender Offer)  ☐

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be registered	Proposed maximum offering price per unit(1)	Proposed maximum aggregate offering price(1)	Amount of registration fee
7.75% Senior Notes due 2019	$610,000,000	100%	$610,000,000	$69,906
Guarantees of 7.75% Senior Notes due 2019(2)	—	—	—	— (3)
Total	$610,000,000	100%	$610,000,000	$69,906

(1)	Estimated in accordance with Rule 457(f) under the Securities Act of 1933 solely for purposes of calculating the registration fee.
(2)	Cumulus Media Inc. and the additional subsidiary registrant guarantors presented on the following page will guarantee the notes being registered.
(3)	In accordance with Rule 457(n), no separate registration fee for the guarantees is payable.

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE SECURITIES AND EXCHANGE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.

TABLE OF SUBSIDIARY REGISTRANT GUARANTORS

Exact Name of Subsidiary Registrant Guarantor as Specified in its Charter	State of Incorporation or Organization	Primary Standard Industrial Classification Code Number	IRS Employer Identification Number
Alphabet Acquisition Corp.	Delaware	4832	13-3331750
Atlanta Radio, LLC	Delaware	4832	33-1065242
Aviation I, LLC	Nevada	4832	72-1545963
Broadcast Software International Inc.	Nevada	4832	36-4319376
Catalyst Media, Inc.	Delaware	4832	36-4698849
Chicago FM Radio Assets, LLC	Delaware	4832	75-3228146
Chicago License, LLC	Delaware	4832	26-0275822
Chicago Radio Assets, LLC	Delaware	4832	20-4218565
Chicago Radio Holding, LLC	Delaware	4832	26-0275880
Chicago Radio, LLC	Delaware	4832	26-0275975
Citadel Broadcasting Company	Nevada	4832	86-0703641
Citadel Broadcasting Corporation	Delaware	4832	51-0405729
CMP KC Corp.	Delaware	4832	20-4531244
CMP Susquehanna Corp.	Delaware	4832	20-4531045
CMP Susquehanna Radio Holdings Corp.	Delaware	4832	20-4530834
Cumulus Broadcasting LLC	Nevada	4832	68-0575090
Cumulus Media Partners, LLC	Delaware	4832	20-4530930
DC Radio Assets, LLC	Delaware	4832	20-4218609
DC Radio, LLC	Delaware	4832	26-0276821
Detroit Radio, LLC	Delaware	4832	33-1065244
International Radio, Inc.	Delaware	4832	13-3748255
KLIF Broadcasting, Inc.	Nevada	4832	23-2877208
KLOS Radio, LLC	Delaware	4832	20-8993250
KLOS Syndications Assets, LLC	Delaware	4832	20-5355443
KLOS-FM Radio Assets, LLC	Delaware	4832	20-4218888
LA License, LLC	Delaware	4832	26-0276832
LA Radio, LLC	Delaware	4832	20-4222471
Minneapolis Radio Assets, LLC	Delaware	4832	20-4219259
Minneapolis Radio, LLC	Delaware	4832	26-0276842
Network License, LLC	Delaware	4832	26-0276865
NY License, LLC	Delaware	4832	26-0276878
NY Radio Assets, LLC	Delaware	4832	20-4219364
NY Radio, LLC	Delaware	4832	26-0276851
Oklahoma Radio Partners, LLC	Alabama	4832	20-2163870
Radio Assets, LLC	Delaware	4832	20-5314240
Radio Metroplex, Inc.	Nevada	4832	23-2868556
Radio Networks, LLC	Delaware	4832	20-4222557
Radio Today Entertainment, Inc.	New York	4832	13-3389286
Radio Watermark, Inc.	Delaware	4832	13-3098556
San Francisco Radio Assets, LLC	Delaware	4832	20-4222315
San Francisco Radio, LLC	Delaware	4832	26-0276883
SF License, LLC	Delaware	4832	26-0276888
Susquehanna Media Co.	Delaware	4832	23-2722964
Susquehanna Pfaltzgraff Co.	Delaware	4832	23-1139608
Susquehanna Radio Corp.	Pennsylvania	4832	23-2381976
WBAP-KSCS Acquisition Partner, LLC	Delaware	4832	26-0276895
WBAP-KSCS Assets, LLC	Delaware	4832	20-4227103
WBAP-KSCS Radio Acquisition, LLC	Delaware	4832	20-8991431
WBAP-KSCS Radio Group, Ltd.	Texas	4832	26-0276904
WPLJ Radio, LLC	Delaware	4832	20-4222424

Information contained herein is subject to completion or amendment. A registration statement relating to these securities has been filed with the Securities and Exchange Commission. These securities may not be sold nor may offers to buy be accepted prior to the time the registration statement becomes effective. This prospectus shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any state in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such state.

SUBJECT TO COMPLETION, DATED DECEMBER 20, 2011

Cumulus Media Inc.

Cumulus Media Holdings Inc.

Offer to exchange up to $610,000,000

Aggregate Principal Amount of Newly

Issued 7.75% Senior Notes due 2019

For

a Like Principal Amount of Outstanding

Restricted 7.75% Senior Notes due 2019

Issued on May 13, 2011

Cumulus Media Holdings Inc. (the “Issuer”), a wholly-owned subsidiary of Cumulus Media Inc. (the “Parent”), hereby offers to exchange (the “Exchange Offer”), in a transaction registered under the Securities Act of 1933 (the “Securities Act”), up to $610,000,000 aggregate principal amount of a new issue of 7.75% Senior Notes due 2019 (the “Exchange Notes”) for the Issuer’s outstanding 7.75% Senior Notes due 2019 (the “Original Notes”), which were issued by the Parent on May 13, 2011 in a private placement exempt from the registration requirements under the Securities Act. On September 16, 2011, in connection with an internal restructuring described in more detail elsewhere in this prospectus, the Issuer assumed the obligations of the Parent as the issuer of the Notes and the Parent provided a guarantee of the obligations under the Notes. We sometimes refer to the Original Notes and the Exchange Notes in this prospectus together as the “Notes.”

The terms of the Exchange Notes are substantially identical to the terms of the Original Notes, except that the Exchange Notes will be issued in a transaction registered under the Securities Act, and the transfer restrictions and registration rights and related special interest provisions applicable to the Original Notes will not apply to the Exchange Notes. The Exchange Notes will be guaranteed on a senior unsecured basis by the Parent and all of the Issuer’s existing and future domestic restricted subsidiaries (except certain subsidiaries that hold the licenses for our radio stations) that guarantee our indebtedness or indebtedness of the guarantors.

The Exchange Notes will be exchanged for Original Notes in minimum denominations of $2,000 and integral multiples of $1,000 in excess thereof. We will not receive any cash proceeds from the issuance of Exchange Notes in the Exchange Offer.

You may withdraw tenders of Original Notes at any time prior to the expiration of the Exchange Offer.

The Exchange Offer expires at 5:00 p.m., New York City time, on                     , 2012, unless extended, which we refer to as the “Expiration Date.”

We do not intend to list the Exchange Notes on any national securities exchange or to seek approval through any automated quotation system, and no active public market for the Exchange Notes is anticipated.

You should consider carefully the risk factors beginning on page 10 of this prospectus, and the risk factors incorporated by reference in this prospectus, before deciding whether to participate in the Exchange Offer.

Neither the Securities and Exchange Commission (“SEC”) nor any state securities commission or other similar authority has approved these Exchange Notes or determined that this prospectus is accurate or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is                     ,

We have not authorized anyone to give you any information or to make any representations about the Exchange Offer we describe in this prospectus other than those contained in, or incorporated by reference into, this prospectus. If you are given any information or representation about this matter that is not described in this prospectus, you must not rely on that information. This prospectus is not an offer to sell or a solicitation of an offer to buy securities anywhere or to anyone where or to whom we are not permitted to offer to sell securities under applicable law.

In determining whether to participate in the Exchange Offer, investors must rely on their own examination of the Issuer and the terms of the Exchange Notes and the Exchange Offer, including the merits and risks involved. The securities offered by this prospectus have not been recommended by any federal or state securities commission or regulatory authority. Furthermore, the foregoing authorities have not confirmed the accuracy or determined the adequacy of this prospectus. Any representation to the contrary is a criminal offense. Except as otherwise indicated, the information in this prospectus is as of the date of this prospectus.

Each broker-dealer that receives Exchange Notes for its own account pursuant to the Exchange Offer must acknowledge that it will deliver a prospectus in connection with any resale of Exchange Notes. The letter of transmittal accompanying this prospectus states that by so acknowledging and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an “underwriter” within the meaning of the Securities Act. This prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of Exchange Notes received in exchange for Original Notes where the Original Notes were acquired by such broker-dealer as a result of market-making activities or other trading activities. We have agreed that, for a period ending on the earlier of (i) 90 days from the date on which the registration statement of which this prospectus forms a part is declared effective and (ii) the date on which a broker-dealer is no longer required to deliver a prospectus in connection with market-making or other trading activities, we will make this prospectus available to any broker-dealer for use in connection with these resales. See “Plan of Distribution.”

i

CERTAIN TERMS USED IN THIS PROSPECTUS

Unless the context requires otherwise, or as specifically described below, in this prospectus:

•	the terms “Parent,” the “Company” and “Cumulus Media” refer to Cumulus Media Inc., the original issuer of the Original Notes;

•

the terms “Issuer” and “Cumulus Holdings” refer to Cumulus Media Holdings Inc. (f/k/a Cadet Holding Corporation), a direct wholly-owned subsidiary of the Company and the substitute issuer of the Notes;

•	the terms “Cumulus,” “we,” “our,” and “us” refer to Cumulus Media and its subsidiaries, as the context may require;

•	the term “CMP” refers to our indirect wholly-owned subsidiary, Cumulus Media Partners, LLC, and its consolidated subsidiaries;

•	the term “CMP Acquisition” refers to our acquisition of the 75.0% of the equity interests of CMP that we did not already own, which was completed on August 1, 2011;

•	the term “Citadel” refers to our indirect wholly-owned subsidiary, Citadel Broadcasting Corporation, and its consolidated subsidiaries, which were acquired through the Citadel Acquisition;

•	the term “Citadel Acquisition” refers to the merger of Citadel with one of our wholly-owned subsidiaries, which was completed on September 16, 2011;

•	the term “Acquired Businesses” refers, together, to CMP and Citadel;

•	the term “Acquisitions” refers, together, to the CMP Acquisition and the Citadel Acquisition;

•

The term “Indenture” refers to the Indenture, dated as of May 13, 2011, among Cumulus Media, Cumulus Holdings, the other Subsidiary Guarantors (as defined below under “Summary—The Exchange Notes”) named therein and U.S. Bank National Association, as trustee, transfer agent, registrar, authentication agent and paying agent as heretofore amended, modified and supplemented; and

•

the term “Internal Restructuring” refers to the transactions undertaken in connection with the completion of the Citadel Acquisition pursuant to which, among other things, we completed an internal restructuring into a holding company structure, which included (i) Cumulus Media transferring its remaining assets and liabilities held directly or indirectly (other than the equity interests in Cumulus Holdings) to Cumulus Holdings and (ii) our entry into a supplemental indenture, dated as of September 16, 2011, to the Indenture, which supplemental indenture provided for: (a) the assumption by Cumulus Holdings of all obligations of Cumulus Media; (b) the substitution of Cumulus Holdings for Cumulus Media as issuer; (c) the release of Cumulus Media from all obligations as original issuer; and (d) Cumulus Media’s guarantee of all of Cumulus Holdings’ obligations, in each case under the Indenture and the Notes.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING INFORMATION

This prospectus contains and incorporates by reference “forward-looking statements” within the meaning of Section 27A of the Securities Act and Section 21E of the Securities Exchange Act of 1934 (the “Exchange Act”). For purposes of federal and state securities laws, forward-looking statements are all statements other than those of historical fact and are typically identified by the words “believes,” “expects,” “anticipates,” “continues,” “intends,” “likely,” “may,” “plans,” “potential,” “should,” “will,” and similar expressions, whether in the negative or the affirmative. These statements include statements regarding the intent, belief or current expectations of Cumulus and its directors and officers with respect to, among other things, future events, their respective financial results and financial trends expected to impact Cumulus.

Such forward-looking statements are and will be, as the case may be, subject to change and subject to many risks, uncertainties and factors relating to our operations and business environment, which may cause our actual results to be materially different from any future results, expressed or implied, by such forward-looking statements. Factors that could cause actual results to differ materially from these forward-looking statements include, but are not limited to, the following:

•	the possibility that problems may arise in successfully integrating the historical business of Cumulus with the Acquired Businesses;

•	the possibility that we may be unable to achieve cost-saving synergies or achieve them within the expected time periods;

•	the possibility that we may be unable to achieve certain expected revenue results, including as a result of unexpected factors or events;

•	the possibility that our industry may be subject to future regulatory or legislative actions;

•	our ability to maintain contracts and leases that are critical to our operations;

•	our ability to attract, motivate and/or retain key executives and associates;

•	our ability to execute our business plan and strategy;

•	our ability to execute and implement our acquisition and divestiture strategies;

•	general economic or business conditions affecting the radio broadcasting industry being less favorable than expected, including the impact of decreased spending by advertisers;

•	increased competition in the radio broadcasting industry;

•	the impact of current or pending legislation and regulations, antitrust considerations, and pending or future litigation or claims;

•	general economic and business conditions;

•	changes in government regulations;

•	changes in policies or actions or in regulatory bodies;

•	changes in uncertain tax positions and tax rates;

•	changes in the financial markets;

•	changes in capital expenditure requirements;

•	changes in market conditions that could impair our goodwill or intangible assets;

•	changes in interest rates;

•	material changes from the preliminary to the final allocations of the purchase price of assets and liabilities relating to the Acquisitions; and

•	other risks and uncertainties.

Many of these factors are beyond our control or difficult to predict, and their ultimate impact could be material. Moreover, the factors set forth under the sections entitled “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in Cumulus Media’s Annual Report on Form 10-K for the year ended December 31, 2010 (the “Form 10-K”) and Cumulus Media’s Quarterly Reports on Form 10-Q for the periods ended March 31, 2011, June 30, 2011, and September 30, 2011, each of which are incorporated by reference herein, as well as the information under the heading “Risk factors” in Exhibit 99.1 to Cumulus Media’s Current Report on Form 8-K, which was furnished to the SEC on April 25, 2011, and which information is also incorporated by reference herein, in addition to the factors set forth in other filings made from time to time with the SEC by Cumulus Media, should be read and considered as forward-looking statements subject to such risks and uncertainties. We caution you not to place undue reliance on any forward-looking statements, which speak only as of the date of this prospectus in the case of forward-looking statements contained in this prospectus, or the dates of the documents incorporated by reference in this prospectus in the case of forward-looking statements made in those incorporated documents. Except as may be required by law, we do not undertake any obligation to update or alter any forward-looking statements, whether as a result of new information, future events or otherwise.

WHERE YOU CAN FIND MORE INFORMATION

Cumulus Media furnishes and files annual, quarterly and special reports, proxy statements and other information with the SEC. You may read and copy materials that we have furnished to or filed with the SEC at the SEC’s public reference room located at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the public reference room. Our SEC filings are also available to the public on the SEC’s Internet website at http://www.sec.gov. Cumulus Media’s filings are also available to the public on its corporate website at http://www.cumulus.com. The information contained in Cumulus Media’s website is not part of or incorporated by reference into this prospectus.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

We incorporate by reference into this prospectus the documents listed below and any future filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, until the expiration of the Exchange Offer. Any statement in a document incorporated by reference is an important part of this prospectus. Any statement in a document incorporated by reference into this prospectus will be deemed to be modified or superseded to the extent a statement contained in this prospectus or any subsequently filed document that is incorporated by reference into this prospectus modifies or supersedes such statement. Unless specifically stated to the contrary, none of the information that we disclose under Items 2.02 or 7.01 of any Current Report on Form 8-K that we have furnished, or may from time to time furnish, to the SEC is or will be incorporated by reference into, or otherwise included in, this prospectus.

We specifically incorporate by reference into this prospectus the documents listed below that have previously been filed with the SEC:

•	the Form 10-K, filed with the SEC on March 14, 2011;

•	Cumulus Media’s Quarterly Report on Form 10-Q for the three months ended March 31, 2011, filed with the SEC on May 16, 2011;

•	Cumulus Media’s Quarterly Report on Form 10-Q for the six months ended June 30, 2011, filed with the SEC on August 15, 2011;

•	Cumulus Media’s Quarterly Report on Form 10-Q for the nine months ended September 30, 2011, filed with the SEC on November 14, 2011;

•

Cumulus Media’s Current Reports on Form 8-K filed with the SEC on February 2, 2011, February 18, 2011, March 2, 2011, March 10, 2011, March 14, 2011, April 25, 2011 (including Items 1.01, 8.01, 9.01 and the information previously furnished to the SEC under the heading “Risk factors” in Exhibit 99.1 thereto), May 16, 2011, August 4, 2011 (as amended by the Form 8-K/A filed on August 12, 2011), August 16, 2011, August 25, 2011, September 2, 2011, September 12, 2011, September 13, 2011, September 15, 2011 (two Current Reports), September 22, 2011, December 2, 2011 and December 20, 2011.

The information related to us contained in this prospectus should be read together with the information contained in the documents incorporated by reference. We will provide without charge to each person to whom a copy of this prospectus is delivered, upon the written or oral request of any such person, a copy of any or all of the documents incorporated into this prospectus by reference, other than exhibits to those documents unless the exhibits are specifically incorporated by reference into those documents, or referred to in this prospectus. Requests should be directed to:

Cumulus Media Inc.

Attention: Investor Relations

3280 Peachtree Road, N.W.

Suite 2300

Atlanta, Georgia 30305

(404) 949-0700

In order to receive timely delivery of any requested documents in advance of the Expiration Date of the Exchange Offer, you should make your request no later than                     , 2012, which is five full business days before you must make a decision regarding the Exchange Offer.

MARKET, RANKING, INDUSTRY DATA AND FORECASTS

The data included or incorporated by reference into this prospectus regarding markets, ranking and forecasts, including the size of certain markets and our position, the position of other market participants and the position of our competitors within these markets, are based on published industry sources and estimates based on our management’s knowledge and experience in the markets in which we operate. Unless otherwise indicated, we (i) obtained total radio industry listener and revenue levels from the Radio Advertising Bureau, (ii) derived historical market revenue statistics and market revenue share percentages from data published by Miller Kaplan, Arase & Co., LLP, a public accounting firm that specializes in serving the broadcasting industry, and BIA Financial Network, Inc., a media and telecommunications advisory services firm, and (iii) derived all audience share data and audience rankings, including ranking by population, except where otherwise stated to the contrary, from surveys of people ages 12 and over, listening Monday through Sunday, 6 a.m. to 12 midnight, and based on, for an individual market either the Arbitron Market Report, or the Nielsen Market Report. We believe these data and estimates to be accurate as of the relevant dates. However, this information may prove to be inaccurate because of the method by which we obtained some of the data for the estimates or because this information cannot always be verified with complete certainty due to the limits on the availability and reliability of raw data, the voluntary nature of the data gathering process and other limitations and uncertainties. Industry publications, surveys and forecasts generally state that the information contained therein has been obtained from sources believed to be reliable, but we have not independently verified any of the data from third-party sources, nor have we ascertained the underlying economic assumptions relied upon therein. We cannot guarantee the accuracy or completeness of any such information contained or incorporated by reference in this prospectus.

While we are not aware of any misstatements regarding any market, industry or similar data presented herein, such data involves risks and uncertainties and is subject to change based on various factors, including those discussed under the headings “Cautionary Statement Regarding Forward-Looking Information” and “Risk Factors” in and incorporated by reference into this prospectus.

v

TRADEMARKS, SERVICE MARKS AND COPYRIGHTS

We own or have rights to trademarks, service marks or trade names that we use in connection with the operation of our business. In addition, our names, logos and website names and addresses are service marks or trademarks owned by us or licensed by us. We also own or have the rights to copyrights that protect the content of our products. Solely for convenience, the trademarks, service marks, trade names and copyrights referred to in this prospectus are listed without the ©, ® and ™ symbols, but we will assert, to the fullest extent under applicable law, our rights or the rights of the applicable licensors to these trademarks, service marks and trade names.

This prospectus may include trademarks, service marks or trade names of other companies. Our use or display of other parties’ trademarks, service marks, trade names or products is not intended to, and does not imply a relationship with, or endorsement or sponsorship of us by the trademark, service mark or trade name owners.

SUMMARY

This summary highlights selected information included in or incorporated by reference into this prospectus. The following summary does not contain all of the information that you should consider before deciding whether to invest in the Exchange Notes and is qualified in its entirety by the more detailed information appearing elsewhere in the prospectus and the documents incorporated herein by reference. You should carefully read the entire prospectus, including the information incorporated by reference herein, and particularly the information in the “Risk Factors” section beginning on page 10 of this prospectus, and in the documents incorporated by reference herein, before making an investment decision. See “Where You Can Find More Information.”

Our Company

Cumulus Media is a Delaware corporation, organized in 2002, and successor by merger to an Illinois corporation with the same name that had been organized in 1997. Our executive offices are located at 3280 Peachtree Road, N.W., Suite 2300 Atlanta, Georgia 30305, and our telephone number at that location is (404) 949-0700. Our website address is http://www.cumulus.com. The information on our website is not a part of or incorporated by reference into this prospectus.

Our Operations

We are the second largest pure-play radio broadcaster in the United States based on number of stations. At September 30, 2011, we owned or operated more than 570 radio stations (including under local marketing agreements, or “LMAs”) in 120 United States media markets and a nationwide radio network serving over 4,000 stations. Under LMAs, we provide sales and marketing services for seven radio stations in the United States. In addition to entering into LMAs, we have in the past entered, and expect that we will from time to time in the future enter into management or consulting agreements that provide us with the ability, as contractually specified, to assist current owners in the management of radio station assets that we have contracted to purchase, subject to approval of the Federal Communications Commission (“FCC”). In such arrangements, we generally receive a contractually specified management fee or consulting fee in exchange for the services provided.

Our Strengths and Strategy

Cumulus believes that by completing the CMP Acquisition and the Citadel Acquisition, it has created a leading radio broadcasting company with an opportunity to leverage and expand upon its strengths, market presence and programming. Specifically, with the completion of these acquisitions, Cumulus has an extensive large and mid-sized market radio station portfolio, including a presence in eight of the top 10 markets, and broad diversity in format, listener base, geography, advertiser base and revenue stream, all of which are designed to reduce dependence on any single demographic, region or industry. Cumulus believes its increased scale will allow larger, more significant investments in the local digital media marketplace and allow Cumulus’ local digital platforms and strategies, including its social commerce initiatives, to be applied across significant additional markets. Furthermore, the acquisition of Citadel’s nationwide radio network of approximately 4,000 station affiliates and 9,000 program affiliates, which reach approximately 107 million listeners weekly, is intended to create a national network platform for the syndication of Cumulus’ content and technology assets.

Cumulus intends to leverage its experienced management team in an effort to capitalize on the opportunities presented by the completion of each of the CMP Acquisition and the Citadel Acquisition. Specifically, Cumulus believes that the capital structure of the Company resulting from the issuances of securities in connection with the Acquisitions and the sale of $475.0 million of Cumulus Media’s common stock, preferred stock and warrants to purchase common stock to certain investors will provide increased liquidity and scale to pursue and finance strategic acquisitions in the future. Cumulus also believes that it will be able to achieve $51.9 million of cost synergies resulting from the integration of Citadel’s historical operations by the end of 2011 which, when combined with the expected incremental revenues therefrom and the other expected benefits from the foregoing transactions, should strongly position Cumulus for future growth.

The Exchange Offer

The Exchange Offer	We are offering to exchange up to $610,000,000 aggregate principal amount of the Exchange Notes for an equal principal amount of the Original Notes. The Original Notes were issued by the Parent on May 13, 2011 and, as a part of the Internal Restructuring undertaken by the Parent in September 2011, Cumulus Holdings was substituted for the Parent as issuer of the Original Notes. The terms of the Exchange Notes are identical in all material respects to those of the Original Notes, except that the Exchange Notes will be issued in a transaction registered under the Securities Act, and the transfer restrictions, registration rights and related special interest provisions applicable to the Original Notes will not apply to the Exchange Notes. The Exchange Notes will be of the same class as the outstanding Original Notes. See “The Exchange Offer—Terms of the Exchange Offer.”

Purpose of the Exchange Offer	The Exchange Notes are being offered to satisfy our obligations under the registration rights agreement entered into with the initial purchasers of the Notes at the time the Original Notes were issued and sold.

Expiration Date; Withdrawal of Tenders; Return of Original Notes Not Accepted for Exchange	The Exchange Offer will expire at 5:00 p.m., New York City time, on , 2012, or on a later date and time to which we extend it. Tenders of Original Notes in the Exchange Offer may be withdrawn at any time prior to the Expiration Date. We will exchange the Exchange Notes for validly tendered Original Notes promptly following the Expiration Date. Any Original Notes that are not accepted for exchange for any reason will be returned by us, at our expense, to the tendering holder promptly after the expiration or termination of the Exchange Offer.

Procedures for Tendering Original Notes	Each holder of Original Notes wishing to participate in the Exchange Offer must complete, sign and date the accompanying letter of transmittal, or its facsimile, in accordance with its instructions, and mail or otherwise deliver it, or its facsimile, together with the Original Notes and any other required documentation to the exchange agent at the address in the letter of transmittal. Original Notes may be physically delivered, but physical delivery is not required if a confirmation of a book-entry transfer of the Original Notes to the exchange agent’s account at the Depository Trust Company (“DTC”) is delivered in a timely fashion. A holder may also tender its Original Notes by means of DTC’s Automated Tender Offer Program (“ATOP”), subject to the terms and procedures of that program. See “The Exchange Offer—Procedures for Tendering Original Notes.”

Guaranteed Delivery Procedures	If you wish to tender your Original Notes, but cannot properly do so prior to the Expiration Date, you may tender your Original Notes according to the guaranteed delivery procedures set forth in “The Exchange Offer—Terms of the Exchange Offer.”

Consequences of Failure to Exchange the Original Notes	You will continue to hold Original Notes, which will remain subject to their existing transfer restrictions if you do not validly tender your Original Notes or you tender your Original Notes and they are not accepted for exchange. With some limited exceptions, we will have no obligation to register the Original Notes after we consummate the Exchange Offer. See “The Exchange Offer—Terms of the Exchange Offer” and “The Exchange Offer—Consequences of Failure to Exchange.”

Conditions to the Exchange Offer	The Exchange Offer is not conditioned upon any minimum aggregate principal amount of Original Notes being tendered for exchange. The Exchange Offer is subject to customary conditions, which may be waived by us in our discretion. We currently expect that all of the conditions will be satisfied and that no waivers will be necessary.

Exchange Agent	U.S. Bank National Association.

U.S. Federal Income Tax Considerations	Your exchange of an Original Note for an Exchange Note will not constitute a taxable exchange. The exchange will not result in taxable income, gain or loss being recognized by you or by us. Immediately after the exchange, you will have the same adjusted basis and holding period in each Exchange Note received as you had immediately prior to the exchange in the corresponding Original Note surrendered. See “Certain U.S. Federal Income Tax Considerations.”

Risk Factors	You should consider carefully the risk factors beginning on page 10 of this prospectus, and the risk factors incorporated by reference into this prospectus, before deciding whether to participate in the Exchange Offer.

The Exchange Notes

The following is a brief summary of the principal terms of the Exchange Notes. The terms of the Exchange Notes are identical in all material aspects to those of the Original Notes, except for the transfer restrictions and registration rights and related special interest provisions relating to the Original Notes will not apply to the Exchange Notes. Certain of the terms and conditions described below are subject to important limitations and exceptions. For a more complete description of the terms of the Exchange Notes, see “Description of the Notes.”

Issuer	Cumulus Media Holdings Inc.

Notes Offered	$610.0 million principal amount of 7.75% Senior Notes due 2019. The Exchange Notes offered hereby will be of the same class as the Original Notes.

Maturity	May 1, 2019.

Interest	7.75% per annum, payable semi-annually in arrears on May 1 and November 1 of each year.

Guarantors	The Exchange Notes will be guaranteed on a senior unsecured basis by Parent and all of the Issuer’s existing and future domestic restricted subsidiaries (other than the Issuer’s subsidiaries that hold the licenses for our radio stations) that guarantee its indebtedness or indebtedness of the guarantors (the “Subsidiary Guarantors” and, together with Parent and any other future guarantors, the “Guarantors”). Under the circumstances described under “Description of the Notes,” the Exchange Notes may also be guaranteed by other parent companies of the Issuer in the future. Under certain circumstances, Subsidiary Guarantors may be released from their guarantees without the consent of the holders of Notes. See “Description of the Notes—Guarantees.”

As of the date hereof, 21 of the Issuer’s subsidiaries hold the licenses for our radio stations and 2 of the Issuer’s subsidiaries are unrestricted subsidiaries (as defined in the indenture governing the Notes), and such subsidiaries do not guarantee the Original Notes and will not guarantee the Exchange Notes. These non-guarantor subsidiaries (including the Issuer’s license subsidiaries and any unrestricted subsidiaries) did not account for any of Cumulus’ consolidated revenues for the nine months ended September 30, 2011 or any of Cumulus’ consolidated indebtedness at September 30, 2011, but accounted for 39.9% of Cumulus’ consolidated assets as of such date.

Ranking	The Exchange Notes and related guarantees will be the Issuer’s and the Guarantors’ senior unsecured obligations and will:

•	rank senior in right of payment to all of the Issuer’s and the Guarantors’ future subordinated indebtedness;

•	rank equally in right of payment with all of the Issuer’s and the Guarantors’ existing and future senior indebtedness;

•	be effectively subordinated to any of the Issuer’s and the Guarantors’ existing and future secured debt, to the extent of the value of the assets securing such debt; and

•

be structurally subordinated to all existing and future liabilities (including trade payables) of each of the Issuer’s subsidiaries that do not guarantee the Exchange Notes, including all indebtedness and other liabilities, including preferred stock, of the Issuer’s non-guarantor subsidiaries.

As of September 30, 2011, Cumulus and its consolidated subsidiaries had approximately $2.9 billion of total debt, of which approximately 79.1% was secured, and Cumulus had $100.0 of borrowings available under its 2011 Credit Facilities (as defined below under “Description of Other Indebtedness”).

Change of Control and Asset Sales	If Cumulus Holdings experiences specific kinds of changes of control, it will be required to make an offer to purchase the Exchange Notes at a purchase price of 101% of the principal amount thereof, plus accrued and unpaid interest to the purchase date. If Cumulus Holdings or its restricted subsidiaries sell certain assets, it will be required under certain circumstances to make an offer to purchase the Exchange Notes at a purchase price of 100% of the principal amount thereof, plus accrued and unpaid interest to the purchase date. See “Description of the Notes—Repurchase at the option of Holders—Change of Control” and “Description of the Notes—Repurchase at the option of Holders—Asset Sales.”

Optional Redemption	Any time prior to May 1, 2014, Cumulus Holdings may, at its option, use the net proceeds of one or more equity offerings to redeem up to 35% of the aggregate principal amount of Exchange Notes at a redemption price equal to 107.75%, plus accrued and unpaid interest, if any, to the redemption date.

At any time prior to May 1, 2015, Cumulus Holdings may, at its option, redeem all or a portion of the Exchange Notes in cash at a price equal to 100% of their principal amount plus the applicable premium described under “Description of the Notes—Optional redemption,” plus accrued and unpaid interest, if any, to the redemption date.

On or after May 1, 2015, Cumulus Holdings may, at its option, redeem all or a portion of the Exchange Notes in cash at the redemption prices described under “Description of the Notes—Optional redemption,” plus accrued and unpaid interest, if any, to the redemption date.

Certain Covenants	The Indenture governing the Notes contains covenants that restrict Cumulus Holdings’ ability, and the ability of its restricted subsidiaries, to, among other things:

•	incur additional indebtedness;

•	pay dividends or make other distributions or repurchase or redeem its capital stock;

•	prepay, redeem or repurchase certain debt;

•	make loans and investments;

•	sell certain assets;

•	incur liens;

•	agree to certain restrictions on the ability of restricted subsidiaries to make payments to it;

•	consolidate, merge, sell or otherwise dispose of all or substantially all of its assets;

•	enter into transactions with its affiliates; and

•	designate its subsidiaries as unrestricted subsidiaries.

These covenants are subject to important exceptions and qualifications described under “Description of the Notes.”

No Prior Market	There is no public trading market for the Exchange Notes, and we do not intend to apply for listing of the Exchange Notes on any national securities exchange or for quotation of the Exchange Notes on any automated dealer quotation system.

Use of Proceeds	We will not receive any cash proceeds from the issuance of the Exchange Notes. See “Use of Proceeds.”

Trustee	U.S. Bank National Association.

Summary Historical Financial Information

Set forth below is summary historical financial information for Cumulus. The summary historical financial information for the years ended December 31, 2008, 2009, and 2010 and for the nine months ended September 30, 2011 and 2010, has been derived from our financial statements and related notes incorporated by reference herein.

Primarily as a result of the completion of the CMP Acquisition and the Citadel Acquisition in the third quarter of 2011, we believe that our results of operations for the quarter ended September 30, 2011, and our financial condition at such date, will provide only limited comparability to prior periods. You are cautioned not to place undue reliance on any such comparison. Revenues and net income of $32.0 million and $9.9 million, respectively, attributable to CMP since August 1, 2011 are included in this summary historical financial information for the nine month period ended September 30, 2011. Revenues and net income of $33.3 million and $11.1 million, respectively, attributable to Citadel since September 16, 2011 are included in this summary historical financial information for the nine month period ended September 30, 2011. Each of the CMP Acquisition and the Citadel Acquisition has been accounted for under the acquisition method of accounting for business combinations. Under the acquisition method of accounting, the respective purchase prices were allocated to the tangible and intangible assets acquired and liabilities assumed based on their estimated fair values as of the respective acquisition dates. Each purchase price allocation is preliminary and is subject to, among other things, the final valuation of assets acquired and liabilities assumed, and may be adjusted for up to twelve months following the closing date of each respective acquisition.

The summary historical consolidated financial information presented below does not contain all of the information you should consider before deciding whether or not to participate in the Exchange Offer, and should be read in conjunction with “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and the consolidated financial statements, and notes thereto, incorporated by reference in this prospectus. Various factors are expected to have an effect on our financial condition and results of operations, including the ongoing integration of the Acquired Businesses. You should read this summary historical financial information in conjunction with the information under “Risk Factors” and “Capitalization” included in this prospectus, as well as with the information under the headings “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “Risk Factors,” and with our audited and unaudited consolidated financial statements and related notes and other information contained in the Form 10-K, Cumulus Media’s subsequently filed Form 10-Qs and the other documents incorporated by reference in this prospectus. See “Where You Can Find More Information.”

	Year Ended December 31,			Nine Months Ended September 30,
(dollars in thousands)	2008	2009	2010	2010	2011
Statement of operations data:
Net revenues	$311,538	$256,048	$263,333	$193,552	$259,340
Direct operating expenses (excluding depreciation, amortization and LMA fees)	203,222	165,676	159,807	120,829	154,586
Depreciation and amortization	12,512	11,136	9,098	7,130	15,231
LMA fees	631	2,332	2,054	1,500	1,670
Corporate general and administrative expenses (including non-cash stock-based compensation expense)	19,325	20,699	18,519	13,824	61,924
Gain on exchange of assets or stations	—	(7,204)	—	—	(15,278)
Realized loss on derivative instrument	—	3,640	1,957	1,810	2,681
Impairment of intangible assets and goodwill	498,897	174,950	671	—	—
Other operating expenses	2,041	—	—	—	—

Operating (loss) income	(425,090)	(115,181)	71,227	48,459	38,526
Interest expense, net	(47,262)	(33,989)	(30,307)	(23,728)	(34,999)

Terminated transaction income (expense)	15,000	—	(7,847)	—	—
Other income (expense), net	(10)	(136)	108	(87)	87
Income tax benefit (expense)	117,945	22,604	(3,779)	(2,753)	66,114
Equity losses in affiliate	(22,252)	—	—	—	—

Net (loss) income	$(361,669)	$(126,702)	$29,402	$21,891	$76,998

Other data:
Adjusted EBITDA(1)	$93,655	$72,552	$87,458	$59,914	$44,973
Net cash provided by (used in):
Operating activities	$76,654	$28,691	$42,738	$29,284	$32,334
Investing activities	(6,754)	(3,060)	(2,425)	(2,161)	(2,027,038)
Financing activities	(49,183)	(62,410)	(43,723)	(30,782)	2,028,966
Capital expenditures	(6,069)	(3,110)	(2,475)	(2,127)	(2,885)

Balance sheet data (at period end):
Total assets	$543,519	$334,064	$319,636	$324,067	$4,072,080
Long-term debt (including current portion)	696,000	633,508	591,008	603,557	2,290,041
Stockholders’ (deficit) equity	$(248,147)	$(372,512)	$(341,309)	$(349,251)	$306,393

(1)	Adjusted EBITDA is the financial metric utilized by management to analyze the cash flow generated by our business. This measure isolates the amount of income generated by our radio stations after the incurrence of corporate general and administrative expenses. Management also uses this measure to determine the contribution of our radio station portfolio, including the corporate resources employed to manage the portfolio, to the funding of our other operating expenses and to the funding of debt service and acquisitions. In addition, Adjusted EBITDA is a key metric for purposes of calculating and determining our compliance with certain covenants contained in our First Lien Credit Facility (as defined below under “Description of Other Indebtedness”).

In deriving this measure, management excludes depreciation, amortization and non-cash stock-based compensation expense from the measure as these do not represent cash payments for activities related to the operation of the radio stations. In addition, we also exclude LMA fees from our calculation of Adjusted EBITDA, even though such fees require a cash settlement, because they are excluded from the definition of Adjusted EBITDA contained in our First Lien Credit Facility. Management excludes any gain or loss on the exchange of radio stations as it does not represent a cash transaction. Management also excludes any realized gain or loss on derivative instruments as it does not represent a cash transaction nor is it associated with radio station operations. Management excludes impairment of goodwill and intangible assets as it does not represent a cash transaction. Management believes that Adjusted EBITDA, although not a measure that is calculated in accordance with GAAP, nevertheless is commonly employed by the investment community as a measure for determining the market value of a radio company. Management has also observed that Adjusted EBITDA is routinely employed to evaluate and negotiate the potential purchase price for radio broadcasting companies, and is a key metric for purposes of calculating and determining compliance with certain covenants in our First Lien Credit Facility. Given the relevance to our overall value, management believes that investors consider the metric to be extremely useful.

Adjusted EBITDA should not be considered in isolation or as a substitute for net income, operating income, cash flows from operating activities or any other measure for determining our operating performance or liquidity that is calculated in accordance with GAAP.

The following table provides an unaudited reconciliation of our net (loss) income to Adjusted EBITDA:

	Year Ended December 31,			Nine Months Ended September 30,
(dollars in thousands)	2008	2009	2010	2010	2011
Net (loss) income	$(361,669)	$(126,702)	$29,402	$21,891	$76,998
Depreciation and amortization	12,512	11,136	9,098	7,130	15,231
LMA fees	631	2,332	2,054	1,500	1,670
Equity in net income of affiliates	(22,252)	—	—	—	—
Non-cash stock-based compensation expense	4,664	2,879	2,451	1,015	2,143
Gain on exchange of assets or stations	—	(7,204)	—	—	(15,278)
Realized loss on derivative instrument	—	3,640	1,957	1,810	2,681
Impairment of goodwill and intangible assets	498,897	174,950	671	—	—
Interest expense, net	47,262	33,989	30,307	23,728	34,999
Other (income) expense, net	10	136	(108)	87	(87)
Loss on early extinguishment of debt	—	—	—	—	(4,366)
Gain on equity investment in CMP	—	—	—	—	11,636
Costs associated with terminated transaction	2,041	—	—	—	—
Merger termination fee	(15,000)	—	—	—	—
Income tax benefit (expense)	(117,945)	(22,604)	3,779	2,753	(66,114)

Adjusted EBITDA	$93,655	$72,552	$87,458	$59,914	$44,973

RISK FACTORS

The terms of the Exchange Notes are identical in all material aspects to those of the Original Notes, except for the transfer restrictions and registration rights and related special interest provisions relating to the Original Notes that do not apply to the Exchange Notes. This section describes some, but not all, of the risks of acquiring the Exchange Notes and participating in the Exchange Offer. Before making an investment decision, you should carefully consider the risk factors described below, the risk factors included the Form 10-K, in Cumulus Media’s Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2011, and in Exhibit 99.1 to Cumulus Media’s Form 8-K furnished to the SEC on April 25, 2011, each of which is incorporated by reference herein, as well as the risks described in our other filings with the SEC that are incorporated by reference herein.

Our indebtedness could adversely affect our financial condition and prevent us from fulfilling our obligations under the Notes.

As of September 30, 2011, we had approximately $2.9 billion of debt, of which approximately 79.1% was secured. This level of indebtedness could have important consequences to holders of Notes. For example, it could:

•	make it more difficult for us to satisfy our obligations with respect to the Notes and our other debt, including our ability to make payments on the Notes;

•	impair our ability to obtain financing in the future for working capital, capital expenditures, acquisitions or general corporate requirements;

•	increase our vulnerability to general adverse economic and industry conditions;

•	limit our ability to use operating cash flow in other areas of our business because we would need to dedicate a substantial portion of these funds for payments on our indebtedness;

•

expose us to the risk of increase interest rates as certain of our borrowings, including borrowings under the Revolving Credit Facility (as defined below under “Description of Other Indebtedness”), are and may be at variable rates of interest.

•	limit our flexibility in planning for, or reacting to, changes in our business and the industry in which we operate; and

•	place us at a competitive disadvantage compared to our competitors.

The agreements governing our debt, including the 2011 Credit Facilities (as defined below under “Description of Other Indebtedness”) and the Indenture, limit, but do not prohibit, us from incurring additional debt in the future, including additional secured debt. If new debt is added to our current debt levels, our ability to satisfy our debt obligations, including the payment of principal and interest on the Notes, may become more limited.

Our ability to make scheduled payments on, or to refinance, our debt and other obligations will depend on our financial and operating performance which, in turn, is subject to our ability to implement cost reduction initiatives and other strategies, prevailing economic conditions and certain financial, business and other factors beyond our control. If our cash flow and capital resources are insufficient to fund our debt service and other obligations, we may not be able to consummate any proposed acquisitions, be forced to reduced or delay capital expenditures, sell material assets or operations, obtain additional capital or restructure our debt and other obligations as they become due, including under the Notes. We can provide no assurances that our operating performance, cash flow and capital resources will be sufficient to pay our debt and other obligations when they become due, including our obligations under the Notes.

The level of our outstanding debt may make it more difficult to comply with the financial covenants in our debt instruments, which could cause a default or an event of default under such debt instruments and could result in the loss of our sources of liquidity, acceleration of our indebtedness and, in some instances, the foreclosure on some or all of our assets, any of which could have a material adverse effect on our financial condition and results of operations.

The instruments governing our outstanding indebtedness contain restrictive financial covenants. Our ability to comply with the covenants in the Indenture and the 2011 Credit Facilities will depend upon our future performance and various other factors, such as business, competitive, technological, legislative and regulatory factors, some of which are beyond our control. We may not be able to maintain compliance with all of these covenants in the future. In that event, we would need to seek an amendment or waiver to the applicable agreement, or a refinancing of such obligations. There can be no assurance that we will be able obtain any amendment or waiver of any such facilities and, even if so, it is likely that such relief would only last for a specified period, potentially necessitating additional amendments, waivers or refinancings in the future.

In the event that we do not maintain compliance with the covenants under the 2011 Credit Facilities, lenders could declare an event of default, subject to applicable notice and cure provisions, resulting in a material adverse impact on our financial position. Upon the occurrence of an event of default, the lenders could elect to declare all amounts outstanding under the 2011 Credit Facilities to be immediately due and payable and terminate all commitments to extend further credit. In addition, lenders under any of our indebtedness to which a cross-default or cross-acceleration provision applies may then be entitled to take certain similar actions. In the event any of our lenders or noteholders accelerate the repayment of our borrowings, we may not have sufficient assets to repay such indebtedness.

The lenders under the 2011 Credit Facilities have taken security interests in substantially all of our consolidated assets, and we have pledged the stock of certain of our subsidiaries to secure the debt under the 2011 Credit Facilities. If the lenders accelerate the repayment of borrowings, we may be forced to liquidate certain assets to repay all or part of such borrowings, and we cannot assure you that sufficient assets will remain after we have paid all of the borrowings under such 2011 Credit Facilities. If we were unable to repay those amounts, the lenders could proceed against the collateral granted to them to secure that indebtedness and we could be forced into bankruptcy or liquidation. Our ability to liquidate assets could also be affected by the regulatory restrictions associated with radio stations, including FCC licensing, which may make the market for these assets less liquid and increase the chances that these assets will be liquidated at a significant loss. We may not be able to generate sufficient cash to service all of our indebtedness, including the Notes, and may be forced to take other actions to satisfy our obligations under our indebtedness, which may not be successful. Our ability to make scheduled payments on or refinance our debt obligations, including the Notes, depends on our financial condition and operating performance, which are subject to prevailing economic and competitive conditions and to certain financial, business, legislative, regulatory and other factors beyond our control. We may be unable to maintain a level of cash flows from operating activities sufficient to permit us to pay the principal, premium, if any, and interest on our indebtedness, including the Notes. If our cash flows and capital resources are insufficient to fund our debt service obligations, we could face substantial liquidity problems and could be forced to reduce or delay investments and capital expenditures or to dispose of material assets or operations, seek additional debt or equity capital or restructure or refinance our indebtedness, including the Notes. We may not be able to effect any such alternative measures on commercially reasonable terms or at all and, even if successful, those alternative actions may not allow us to meet our scheduled debt service obligations. The 2011 Credit Facilities restrict our ability to dispose of assets and use the proceeds from those dispositions, and may also restrict our ability to raise debt or equity capital to repay other indebtedness when it becomes due. We may not be able to consummate those dispositions or obtain proceeds in an amount sufficient to meet any debt service obligations then due.

We are a holding company with no material independent assets or operations and we depend on our subsidiaries for cash.

We are a holding company with no material independent assets or operations, other than our investments in our subsidiaries. Because we are a holding company, we are dependent upon the payment of dividends, distributions, loans or advances to us by our subsidiaries to fund our obligations, including our obligations under the Notes. These payments could be subject to restrictions on dividends or other payment restrictions under applicable laws in the jurisdictions in which our subsidiaries operate. Payments by our subsidiaries are also contingent upon the subsidiaries’ earnings. We may be unable to obtain sufficient funds from our subsidiaries to fund our obligations, including our obligations under the Notes.

Despite our current level of indebtedness, we may still be able to incur additional debt. This could further exacerbate the risks to our financial condition described above.

We may be able to incur additional indebtedness in the future. Although the Indenture and the 2011 Credit Facilities contain, and credit facilities we enter into in the future may contain, restrictions on the incurrence of additional indebtedness, these restrictions are subject to a number of qualifications and exceptions, and any additional indebtedness incurred in compliance with these restrictions could be material. If we incur any additional indebtedness that ranks equally with the Notes, subject to collateral arrangements, the holders of that debt will be entitled to share ratably with the noteholders in any proceeds distributed in connection with any insolvency, liquidation, reorganization, dissolution or other winding up of Cumulus and its subsidiaries. This may have the effect of reducing the amount of proceeds paid to the noteholders. These restrictions also will not prevent us from incurring obligations that do not constitute indebtedness. As of September 30, 2011, we had borrowing availability of $100.0 million under the 2011 Credit Facilities.

The terms of the Indenture and the 2011 Credit Facilities restrict our current and future operations, particularly our ability to respond to changes or to take certain actions.

The Indenture and the 2011 Credit Facilities contain a number of restrictive covenants that impose significant operating and financial restrictions on us and may limit our ability to engage in acts that may be in our long-term best interest, including restrictions on our ability to:

•	incur additional indebtedness and guarantee indebtedness;

•	pay dividends or make other distributions or repurchase or redeem capital stock;

•	prepay, redeem or repurchase certain debt;

•	issue certain preferred stock or similar equity securities;

•	make loans and investments;

•	sell assets;

•	incur liens;

•	enter into transactions with affiliates;

•	alter the businesses we conduct;

•	enter into agreements restricting our restricted subsidiaries’ ability to pay dividends; and

•	consolidate, merge or sell all or substantially all of our assets.

In addition, the restrictive covenants in the 2011 Credit Facilities require us to maintain compliance with specified financial ratios and satisfy other financial condition tests. Under the 2011 Credit Facilities, Cumulus Holdings and its restricted subsidiaries were required to maintain a consolidated total net leverage ratio no higher than 7.75:1 with respect to borrowings under the Revolving Credit Facility as of September 30, 2011 (with stepdowns beginning in the quarter ending June 30, 2012, if amounts are then outstanding thereunder). Our ability to meet those financial ratios and tests can be affected by events beyond our control. You should read the discussions under the headings “Description of the Notes—Certain covenants” and “Description of Other Indebtedness” for further information about these covenants. A breach of the covenants or restrictions under the Indenture or the 2011 Credit Facilities, could result in an event of default under the applicable indebtedness. Such a default may allow the creditors to accelerate the related debt and may result in the acceleration of any other debt to which a cross-acceleration or cross-default provision applies. In addition, an event of default under the 2011 Credit Facilities would permit the lenders under those facilities to terminate all commitments to extend further credit under those facilities. Furthermore, if we were unable to repay the amounts due and payable under the 2011 Credit Facilities, the lenders could proceed against the collateral granted to them to secure that indebtedness. In the event our lenders or noteholders accelerate the repayment of our borrowings, we may not have sufficient assets to repay that indebtedness.

As a result of these restrictions, we may be:

•	limited in how we conduct our business;

•	unable to raise additional debt or equity financing to operate during general economic or business downturns; or

•	unable to compete effectively or to take advantage of new business opportunities.

These restrictions may adversely affect our ability to operate our current and planned business, or make certain changes in our business and to respond to changing circumstances, any of which could have a material adverse effect on our financial condition or results of operations. In addition, our financial results, our indebtedness and our credit ratings could adversely affect the availability and terms of any financing.

Our variable rate indebtedness subjects us to interest rate risk, which could cause our debt service obligations to increase significantly.

Borrowings under the First Lien Facility and the Second Lien Facility (each as defined below under “Description of Other Indebtedness”) are at variable rates of interest and expose us to interest rate risk. If interest rates increase, our debt service obligations on variable rate indebtedness would increase even though the amount borrowed remained the same, and our net income would decrease. As a result, a significant increase in interest rates could have a material adverse effect on our financial condition and our ability to comply with our obligations under the Notes.

The Original Notes are, and the Exchange Notes will be, effectively subordinated to Cumulus Holdings’ and the Guarantors’ secured indebtedness under the 2011 Credit Facilities, and any other secured indebtedness we may have to the extent of the value of the property securing that indebtedness.

As of September 30, 2011, we had approximately $2.9 billion of debt, of which approximately 79.1% was secured. Cumulus Media’s, Cumulus Holdings’ and our restricted subsidiaries’ obligations under the 2011 Credit Facilities are collateralized by a first priority lien and second priority lien, respectively, on substantially all of Cumulus Media’s, Cumulus Holdings’ and our restricted subsidiaries’ assets in which a security interest may lawfully be granted, including, without limitation, intellectual property and substantially all of the capital stock of Cumulus Media’s direct and indirect domestic subsidiaries and 66% of the capital stock of any future first-tier foreign subsidiaries. In addition, Cumulus Holdings’ obligations under the 2011 Credit Facilities are guaranteed by Cumulus Media and substantially all of its restricted subsidiaries, other than Cumulus Holdings. The Notes and the related guarantees are effectively subordinated to any of Cumulus Holdings’ and the Guarantors’ secured debt to the extent of the value of the assets securing such debt.

The agreements governing our debt, including the First Lien Facility, the Second Lien Facility and the Indenture, limit, but do not prohibit, us from incurring additional debt and we may incur a significant amount of additional debt in the future, including additional secured debt.

The effect of this subordination is that upon a default in payment on, or the acceleration of, any of our secured indebtedness, or in the event of bankruptcy, insolvency, liquidation, dissolution or reorganization of Cumulus Holdings or the Guarantors, the proceeds from the sale of assets securing such secured indebtedness will be available to pay obligations on the Notes only after all indebtedness under the 2011 Credit Facilities and any other secured debt has been paid in full. As a result, the holders of the Notes may receive less, ratably, than the holders of secured debt in the event of Cumulus Holdings’ or the Guarantors’ bankruptcy, insolvency, liquidation, dissolution or reorganization.

The Original Notes are, and the Exchange Notes will be, structurally subordinated to all obligations of our existing and future subsidiaries that are not and do not become Guarantors of the Notes.

The Original Notes are, and the Exchange Notes will be, guaranteed by each existing and subsequently acquired or organized parent or subsidiary that guarantees obligations under the 2011 Credit Facilities or that, in the future, guarantees Cumulus Holdings’ other indebtedness or indebtedness of another Guarantor. Cumulus Holdings’ subsidiaries that do not guarantee the Notes, including all of its non-domestic subsidiaries and its subsidiaries that hold the licenses for our radio stations, will have no obligation, contingent or otherwise, to pay amounts due under the Notes or to make any funds available to pay those amounts, whether by dividend, distribution, loan or other payment. The Notes and related guarantees are structurally subordinated to all indebtedness and other obligations of any non-guarantor parent or subsidiary such that in the event of insolvency, liquidation, reorganization, dissolution or other winding up of any parent or subsidiary that is not a Guarantor, all of that parent or subsidiary’s creditors (including trade creditors) and preferred stockholders would be entitled to payment in full out of that parent or subsidiary’s assets before we would be entitled to any payment. In addition, the Indenture, subject to some limitations, permits these parents or subsidiaries to incur additional indebtedness and does not contain any limitation on the amount of other liabilities, such as trade payables, that may be incurred by these entities. In addition, the equity interests of other equity holders in any non-wholly-owned subsidiary in any dividend or other distribution made by these entities would need to be satisfied on a proportionate basis with us. These less than wholly-owned subsidiaries may also be subject to restrictions on their ability to distribute cash to us in their financing or other agreements, and, as a result, we may not be able to access their cash flow to service our debt obligations, including in respect of the Notes. Cumulus Media’s license subsidiaries that hold the licenses for its radio stations do not guarantee the Original Notes, and will not guarantee the Exchange Notes, but do provide guarantees under the Revolving Credit Facility. For the nine months ended September 30, 2011, the non-guarantor subsidiaries (including license subsidiaries and any unrestricted subsidiaries) did not contribute any amounts to our net revenues, but represented (2.2)% of our operating income and (1.8)% of our Adjusted EBITDA. As of September 30, 2011, our non-guarantor subsidiaries (including our license subsidiaries and any unrestricted subsidiaries) represented 39.9% of our total assets and 12.2% of our total liabilities.

In addition, a Guarantor is automatically released from its guarantee upon the occurrence of certain events, including the following:

•	the designation of that Guarantor as an unrestricted subsidiary;

•	the release or discharge of any guarantee or indebtedness that resulted in the creation of the guarantee of the Notes by such Guarantor; or

•	the sale or other disposition, including the sale of substantially all the assets, of that Subsidiary Guarantor.

If any subsidiary guarantee is released, no holder of Notes will have a claim as a creditor against that entity, and the indebtedness and other liabilities, including trade payables and preferred stock, if any, whether secured or unsecured, of that entity will be effectively senior to the claim of any holders of the Notes. See “Description of the Notes—Guarantees.”

There are important considerations in connection with a potential change of control, including that Cumulus Holdings may not be able to repurchase the Notes upon such a change of control.

Upon the occurrence of specific kinds of change of control events, Cumulus Holdings will be required to offer to repurchase all outstanding Notes at 101% of their principal amount, plus accrued and unpaid interest to, but excluding, the repurchase date. Additionally under the 2011 Credit Facilities, a change of control (as defined therein) constitutes an event of default that permits the lenders to accelerate the maturity of borrowings under those facilities and terminate their commitments to lend. The source of funds for any purchase of the Notes and repayment of borrowings under the 2011 Credit Facilities would be our available cash or cash generated from our subsidiaries’ operations or other sources, including borrowings, sales of assets or sales of equity. Cumulus Holdings may not be able to repurchase the Notes upon a change of control because it may not have sufficient financial resources to purchase all of the debt securities that are tendered upon a change of control and repay other indebtedness that will become due. If Cumulus Holdings fails to repurchase the Notes in that circumstance, it will be in default under the Indenture. Cumulus Holdings may require additional financing from third parties to fund any such purchases, and Cumulus Holdings may be unable to obtain financing on satisfactory terms or at all. Further, Cumulus Holdings’ ability to repurchase the Notes may be limited by law. In order to avoid the obligations to repurchase the Notes and events of default and potential breaches of the credit agreements governing Cumulus Holdings’ credit facilities, we may have to avoid certain change of control transactions that would otherwise be beneficial to us.

In addition, the change of control provisions in the Indenture may not protect you from certain important corporate events, such as a leveraged recapitalization (which would increase the level of our indebtedness), reorganization, restructuring, merger or other similar transaction, unless such transaction constitutes a “change of control” under the Indenture. Such a transaction may not involve a change in voting power or beneficial ownership or, even if it does, may not involve a change that constitutes a “change of control” as defined in the Indenture that would trigger our obligation to repurchase the Notes. Therefore, if an event occurs that does not constitute a “change of control” as defined in the Indenture, Cumulus Holdings will not be required to make an offer to repurchase the Notes and noteholders may be required to continue to hold their Notes despite the event. See “Description of the Notes—Repurchase at the option of Holders—Change of Control.”

One of the circumstances under which a change of control may occur is upon the sale or disposition of all or substantially all of Cumulus Holdings’ assets. However, the phrase “all or substantially all” will likely be interpreted under applicable state law and will be dependent upon particular facts and circumstances. As a result, there may be a degree of uncertainty in ascertaining whether a sale or disposition of “all or substantially all” of Cumulus Holdings’ capital stock, membership interests or assets has occurred, in which case, the ability of a holder of the Notes to obtain the benefit of an offer to repurchase all or a portion of the Notes held by such holder may be impaired. The exercise by the holders of Notes of their right to require Cumulus Holdings to repurchase the Notes pursuant to a change of control offer could cause a default under the agreements governing Cumulus Holdings’ other indebtedness, including future agreements, even if the change of control itself does not, due to the financial effect of such repurchases on Cumulus Holdings. In the event that a change of control offer is required to be made at a time when Cumulus Holdings is prohibited from repurchasing Notes, Cumulus Holdings could attempt to refinance the borrowings that contain such prohibitions. If Cumulus Holdings does not obtain a consent or repay those borrowings, it will remain prohibited from repurchasing the Notes. In that case, Cumulus Holdings’ failure to purchase tendered notes would constitute an event of default under the Indenture which could, in turn, constitute a default under its other indebtedness. Finally, Cumulus Holdings’ ability to pay cash to the holders of Notes upon a repurchase may be limited by its then existing financial resources.

Federal and state statutes allow courts, under specific circumstances, to void guarantees and require noteholders to return payments received from guarantors.

The Original Notes are, and the Exchange Notes will be, guaranteed by Cumulus Media and certain of Cumulus Holdings’ subsidiaries. Under U.S. bankruptcy law and comparable provisions of state fraudulent transfer laws, a guarantee can be voided, or claims under a guarantee may be subordinated to all other debts of that subsidiary guarantor if, among other things, the guarantor, at the time it incurred the indebtedness evidenced by its guarantee:

•	intended to hinder, delay or defraud any present or future creditor or received less than reasonably equivalent value or fair consideration for the issuance of the guarantee; and

•	the subsidiary guarantor:

•	was insolvent or rendered insolvent by reason of issuing the guarantee;

•	was engaged or about to engage in a business or transaction for which the guarantor’s remaining assets constituted unreasonably small capital to carry on its business;

•	intended to incur, or believed that it would incur, debts beyond its ability to pay those debts as they become due; or

•	was a defendant in an action for money damages, or had a judgment for money damages docketed against it and, in either case, after final judgment, the judgment was unsatisfied.

In addition, any payment by that guarantor under a guarantee could be voided and required to be returned to the guarantor or to a fund for the benefit of the creditors of the guarantor under such circumstances. The measures of insolvency for purposes of fraudulent transfer laws will vary depending upon the governing law. Generally, a guarantor would be considered insolvent if

•	the sum of its debts, including contingent liabilities, was greater than the fair salable value of all of its assets;

•

the present fair salable value of its assets was less than the amount that would be required to pay its probable liability on its existing debts, including contingent liabilities, as they became absolute and mature; or

•	it could not pay its debts as they became due.

In the event a guarantee of the Notes by a guarantor is voided as a fraudulent conveyance, holders of the Notes would effectively be subordinated to all indebtedness and other liabilities of that guarantor.

We cannot be sure that a market for the Notes, if any, will develop or continue.

The Exchange Notes will be new securities for which there is currently no public market. We do not intend to apply for listing of the Exchange Notes on any securities exchange. The liquidity of the trading market in the Exchange Notes and the market price quoted for the Exchange Notes may be adversely affected by changes in the overall market for high yield securities and by changes in our financial performance or prospects or in the financial performance. We cannot assure you that an active trading market will develop or be maintained for the Exchange Notes. If an active market does not develop or is not maintained, the market price of the Exchange Notes may decline and you may not be able to resell the Exchange Notes at the time, or at the prices, you would expect.

If you fail to exchange your Original Notes, they will continue to be restricted securities and may become less liquid.

Original Notes that you do not tender, or we do not accept, will, following the Exchange Offer, continue to be restricted securities, and you may not offer to sell them except as pursuant to an exemption from, or in a transaction not subject to, the Securities Act and applicable state securities laws. We will issue Exchange Notes in exchange for the Original Notes pursuant to the Exchange Offer only following the satisfaction of the procedures and conditions set forth in “The Exchange Offer—Procedures for Tendering Original Notes” and “The Exchange Offer—Conditions to the Exchange Offer.” These procedures and conditions include timely receipt by the exchange agent of such Original Notes (or a confirmation of book-entry transfer) and of a properly completed and duly executed letter of transmittal (or an agent’s message from the Depositary Trust Company).

Because we anticipate that all or substantially all holders of Original Notes will elect to exchange their Original Notes in this Exchange Offer, we expect that the market for any Original Notes remaining after the completion of the Exchange Offer will be substantially limited. Any Original Notes tendered and exchanged in the Exchange Offer will reduce the aggregate principal amount of the Original Notes outstanding. Following the Exchange Offer, if you do not tender your Original Notes, you generally will not have any further registration rights, and your Original Notes will continue to be subject to certain transfer restrictions. Accordingly, the liquidity of the market for the Original Notes could be adversely affected.

SELECTED HISTORICAL CONSOLIDATED FINANCIAL INFORMATION

Set forth below is selected historical consolidated financial information for Cumulus as of and for the fiscal years ended December 31, 2006, 2007, 2008, 2009 and 2010, and as of and for the nine months ended September 30, 2010 and 2011. The selected historical financial information as of December 31, 2009 and 2010 and for the years ended December 31, 2008, 2009 and 2010 have been derived from our audited consolidated financial statements and related notes incorporated by reference herein. The selected historical consolidated financial information as of September 31, 2010 and 2011 and for the nine month periods then ended have been derived from our unaudited consolidated financial statements and related notes incorporated by reference herein. The selected historical financial information as of December 31, 2006, 2007 and 2008 and for the years ended December 31, 2006 and 2007 have been derived from our audited consolidated financial statements not included or incorporated by reference herein.

Primarily as a result of the completion of the CMP Acquisition and the Citadel Acquisition in the third quarter of 2011, we believe that our results of operations for the quarter ended September 30, 2011, and our financial condition at such date, will provide only limited comparability to prior periods. You are cautioned not to place undue reliance on any such comparison. Revenues and net income of $32.0 million and $9.9 million, respectively, attributable to CMP since August 1, 2011 are included in this summary historical financial information for the nine month period ended September 30, 2011. Revenues and net income of $33.3 million and $11.1 million, respectively, attributable to Citadel since September 16, 2011 are included in this summary historical financial information for the nine month period ended September 30, 2011. Each of the CMP Acquisition and the Citadel Acquisition has been accounted for under the acquisition method of accounting for business combinations. Under the acquisition method of accounting, the respective purchase prices were allocated to the tangible and intangible assets acquired and liabilities assumed based on their estimated fair values as of the respective acquisition dates. Each purchase price allocation is preliminary and is subject to, among other things, the final valuation of assets acquired and liabilities assumed, and may be adjusted for up to twelve months following the closing date of each respective acquisition.

The selected historical consolidated financial information presented below does not contain all of the information you should consider before deciding whether or not to participate in the Exchange Offer, and should be read in conjunction with “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and the consolidated financial statements, and notes thereto, incorporated by reference in this prospectus. Various factors are expected to have an effect on our financial condition and results of operations, including the ongoing integration of the Acquired Businesses. You should read this selected historical consolidated financial information in conjunction with the information under “Risk Factors” and “Capitalization” included in this prospectus, as well as with the information under the headings “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “Risk Factors,” and with our audited and unaudited consolidated financial statements and related notes and other information contained in the Form 10-K, Cumulus Media’s subsequently filed Form 10-Qs and the other documents incorporated by reference in this prospectus. See “Where You Can Find More Information.”

	Year Ended December 31,					Nine Months Ended September 30,
(dollars in thousands, except per share data)	2006(2)	2007	2008	2009	2010	2010	2011
Statement of operations data:
Net revenues	$334,321	$328,327	$311,538	$256,048	$263,333	$193,552	$259,340
Direct operating expenses (excluding depreciation, amortization and LMA fees)	214,089	210,640	203,222	165,676	159,807	120,829	154,586
Depreciation and amortization	17,420	14,567	12,512	11,136	9,098	7,130	15,231
LMA fees	963	755	631	2,332	2,054	1,500	1,670
Corporate general and administrative (including non- cash stock-based compensation expense)	41,012	26,057	19,325	20,699	18,519	13,824	61,924
Gain on exchange of assets or stations	(2,548)	(5,862)	—	(7,204)	—	—	(15,278)
Realized loss on derivative instrument	—	—	—	3,640	1,957	1,810	2,681
Impairment of intangible assets and goodwill(1)	63,424	230,609	498,897	174,950	671	—	—
Other operating expenses	—	2,639	2,041	—	—	—	—

Operating (loss) income	(39)	(151,078)	(425,090)	(115,181)	71,227	48,459	38,526
Interest expense, net	(42,360)	(60,425)	(47,262)	(33,989)	(30,307)	(23,728)	(34,999)

Loss on early extinguishment of debt	—	—	—	—	—	—	(4,366)
Gain on equity investment in CMP	—	—	—	—	—	—	11,636
Terminated transaction income (expense)	—	—	15,000	—	(7,847)	—	—
Losses on early extinguishment of debt	(2,284)	(986)	—	—	—	—	—
Other income (expense), net	(98)	117	(10)	(136)	108	(87)	87
Income tax benefit (expense)	5,800	38,000	117,945	22,604	(3,779)	(2,753)	66,114
Equity losses in affiliate	(5,200)	(49,432)	(22,252)	—	—	—	—

Net (loss) income	$(44,181)	$(223,804)	$(361,669)	$(126,702)	$29,402	$21,891	$76,998

Basic/diluted (loss) income per common share	$(0.87)	$(5.18)	$(8.55)	$(3.13)	$0.70/0.69	$1.51/1.52	$1.21/1.27
Cash flows related to:
Operating activities	$65,322	$46,057	$76,654	$28,691	$42,738	$29,284	$32,334
Investing activities	(19,217)	(29)	(6,754)	(3,060)	(2,425)	(2,161)	(2,027,038)
Financing activities	(48,834)	(16,134)	(49,183)	(62,410)	(43,723)	(30,782)	2,028,966
Capital expenditures	(9,211)	(4,789)	(6,069)	(3,110)	(2,475)	(2,127)	(2,885)

Balance sheet data (at period end):
Total assets	$1,333,147	$1,060,542	$543,519	$334,064	$319,636	$324,067	$4,072,080
Long-term debt (including current portion)	751,250	736,300	696,000	633,508	591,008	603,557	2,290,041
Stockholders’ equity (deficit)	$337,007	$119,278	$(248,147)	$(372,512)	$(341,309)	$(349,251)	$306,393

(1)	Impairment charge recorded in connection with our interim and annual impairment testing under Accounting Standards Codification Topic 350, see Note 4, “Intangible Assets and Goodwill,” to our audited consolidated financial statements included in the Form 10-K, which is incorporated by reference herein.
(2)	We recorded certain immaterial adjustments to our 2006 consolidated financial data.

THE EXCHANGE OFFER

Purpose of the Exchange Offer

In connection with the offer and sale of the Original Notes, each of Cumulus Media, Cumulus Holdings and the other Guarantors entered into a registration rights agreement with the initial purchasers of the Original Notes. We are making the Exchange Offer to satisfy our obligations under the registration rights agreement.

Terms of the Exchange Offer

Cumulus Holdings is offering to exchange, upon the terms and subject to the conditions set forth in this prospectus and in the accompanying letter of transmittal, Exchange Notes for an equal principal amount of Original Notes. The terms of the Exchange Notes are identical in all material respects to those of the Original Notes, except for transfer restrictions, registration rights and special interest provisions relating to the Original Notes that will not apply to the Exchange Notes. The Exchange Notes will be entitled to the benefits of the indenture under which the Original Notes were issued. See “Description of the Notes.”

The Exchange Offer is not conditioned upon any minimum aggregate principal amount of Original Notes being tendered or accepted for exchange. As of the date of this prospectus, $610.0 million aggregate principal amount of the Original Notes was outstanding. Original Notes tendered in the Exchange Offer must be in minimum denominations of $2,000 and integral multiples of $1,000 in excess thereof.

Based on certain interpretive letters issued by the staff of the SEC to third parties in unrelated transactions, holders of Original Notes, except any holder who is an “affiliate” of ours within the meaning of Rule 405 under the Securities Act, who exchange their Original Notes for Exchange Notes pursuant to the Exchange Offer generally may offer the Exchange Notes for resale, resell the Exchange Notes and otherwise transfer the Exchange Notes without compliance with the registration and prospectus delivery provisions of the Securities Act, provided that the Exchange Notes are acquired in the ordinary course of the holders’ business and such holders are not participating in, and have no arrangement or understanding with any person to participate in, a distribution of the Exchange Notes.

Each broker-dealer that receives Exchange Notes for its own account in exchange for Original Notes, where the Original Notes were acquired by the broker-dealer as a result of market-making activities or other trading activities, must acknowledge that it will deliver a prospectus in connection with any resale of the Exchange Notes as described in “Plan of Distribution.” In addition, to comply with the securities laws of individual jurisdictions, if applicable, the Exchange Notes may not be offered or sold unless they have been registered or qualified for sale in the jurisdiction or an exemption from registration or qualification is available and complied with. We have agreed, pursuant to the registration rights agreement, to file with the SEC a registration statement (of which this prospectus forms a part) with respect to the Exchange Notes. If you do not exchange Original Notes for Exchange Notes pursuant to the Exchange Offer, your Original Notes will continue to be subject to restrictions on transfer.

If any holder of the Original Notes is an affiliate of ours, is engaged in or intends to engage in or has any arrangement or understanding with any person to participate in the distribution of the Exchange Notes to be acquired in the Exchange Offer, the holder would not be able to rely on the applicable interpretations of the SEC and would be required to comply with the registration requirements of the Securities Act, except for resales made pursuant to an exemption from, or in a transaction not subject to, the registration requirement of the Securities Act and applicable state securities laws.

Expiration Date; Extensions; Termination; Amendments

The Exchange Offer expires on the Expiration Date, which is 5:00 p.m., New York City time, on                     , 2012 unless we, in our sole discretion, extend the period during which the Exchange Offer is open. We will keep the Exchange Offer open for the period required by applicable law, but in any event for at least twenty business days.

We reserve the right to extend the Exchange Offer at any time and from time to time prior to the Expiration Date by giving written notice to U.S. Bank National Association, the exchange agent, and by public announcement communicated by no later than 9:00 a.m., New York City time, on the next business day following the previously scheduled expiration date, unless otherwise required by applicable law or regulation, by making a release to PR Newswire or other wire service. During any extension of the Exchange Offer, all Original Notes previously tendered will remain subject to the Exchange Offer and may be accepted for exchange by us.

The exchange date will be as soon as practicable following the Expiration Date. We expressly reserve the right to:

•

terminate the Exchange Offer and not accept for exchange any Original Notes for any reason, including if any of the events set forth below under “—Conditions to the Exchange Offer” shall have occurred and shall not have been waived by us; and

•	amend the terms of the Exchange Offer in any manner, whether before or after any tender of the Original Notes.

If any termination or material amendment occurs, we will notify the exchange agent in writing and will either issue a press release or give written notice to the holders of the Original Notes as promptly as practicable. Additionally, in the event of a material amendment or change in the Exchange Offer, which would include any waiver of a material condition hereof, we will extend the offer period, if necessary, so that at least five business days remain in the Exchange Offer following notice of the material amendment or change, as applicable.

Unless we terminate the Exchange Offer prior to the Expiration Date, we will exchange the Exchange Notes for the tendered Original Notes promptly after the Expiration Date, and will issue to the exchange agent Exchange Notes for Original Notes validly tendered, not withdrawn and accepted for exchange. Any Original Notes not accepted for exchange for any reason will be returned without expense to the tendering holder promptly after expiration or termination of the Exchange Offer. See “—Acceptance of Original Notes for Exchange; Delivery of Exchange Notes.”

This prospectus and the accompanying letter of transmittal and other relevant materials will be mailed by us to record holders of Original Notes and will be furnished to brokers, banks and similar persons whose names, or the names of whose nominees, appear on the lists of holders for subsequent transmittal to beneficial owners of Original Notes.

Procedures for Tendering Original Notes

The tender of Original Notes by you pursuant to any one of the procedures set forth below will constitute an agreement between you and us in accordance with the terms and subject to the conditions set forth in this prospectus and in the accompanying letter of transmittal.

General Procedures. You may tender Original Notes by:

•

properly completing and signing the accompanying letter of transmittal or a facsimile and delivering the letter of transmittal together with a timely confirmation of a book-entry transfer of the Original Notes being tendered, if the procedure is available, into the exchange agent’s account at DTC for that purpose pursuant to the procedure for book-entry transfer described below, or

•	complying with the guaranteed delivery procedures described below.

A holder may also tender its Original Notes by means of the ATOP, subject to the terms and procedures of that system. If delivery is made through ATOP, the holder must transmit an agent’s message to the exchange agent’s account at DTC. The term “agent’s message” means a message, transmitted to DTC and received by the exchange agent and forming a part of a book-entry transfer, that states that DTC has received an express acknowledgement that the holder agrees to be bound by the letter of transmittal and that we may enforce the letter of transmittal against the holder.

If tendered Original Notes are registered in the name of the signer of the accompanying letter of transmittal and the Exchange Notes to be issued in exchange for those Original Notes are to be issued, or if a new note representing any untendered Original Notes is to be issued, in the name of the registered holder, the signature of the signer need not be guaranteed. In any other case, the tendered Original Notes must be endorsed or accompanied by written instruments of transfer in form satisfactory to us and duly executed by the registered holder and the signature on the endorsement or instrument of transfer must be guaranteed by a commercial bank or trust company located or having an office or correspondent in the United States or by a member firm of a national securities exchange or of the National Association of Securities Dealers, Inc. or by a member of a signature medallion program such as “STAMP.” If the Exchange Notes and/or Original Notes not exchanged are to be delivered to an address other than that of the registered holder appearing on the note register for the Original Notes, the signature on the letter of transmittal must be guaranteed by an eligible institution.

Any beneficial owner whose Original Notes are registered in the name of a broker, dealer, commercial bank, trust company or other nominee and who wishes to tender Original Notes should contact the registered holder promptly and instruct the registered holder to tender Original Notes on the beneficial owner’s behalf. If the beneficial owner wishes to tender the Original Notes itself, the beneficial owner must, prior to completing and executing the accompanying letter of transmittal and delivering the Original Notes, either make appropriate arrangements to register ownership of the Original Notes in the beneficial owner’s name or follow the procedures described in the immediately preceding paragraph. The transfer of record ownership may take considerable time.

A tender will be deemed to have been received as of the date when:

•	the tendering holder’s properly completed and duly signed letter of transmittal accompanied by a book-entry confirmation is received by the exchange agent; or

•	notice of guaranteed delivery or letter or facsimile transmission to similar effect from an eligible institution is received by the exchange agent.

Issuances of Exchange Notes in exchange for Original Notes tendered pursuant to a notice of guaranteed delivery or letter or facsimile transmission to similar effect by an eligible institution will be made only against deposit of the letter of transmittal and book-entry confirmation and any other required documents.

All questions as to the validity, form, eligibility, including time of receipt, and acceptance for exchange of any tender of Original Notes will be determined by us and will be final and binding. We reserve the absolute right to reject any or all tenders not in proper form or the acceptances for exchange of which may, upon advice of our counsel, be unlawful. We also reserve the absolute right to waive any of the conditions to the Exchange Offer or any defects or irregularities in tenders of any particular holder, whether or not similar defects or irregularities are waived in the case of other holders. Neither we, the exchange agent, the trustee nor any other person will be under any duty to give notification of any defects or irregularities in tenders or will incur any liability for failure to give any such notification. Our interpretation of the terms and conditions of the Exchange Offer, including the letter of transmittal and its instructions, will be final and binding.

The method of delivery of all documents is at the election and risk of the tendering holder, and delivery will be deemed made only when actually received and confirmed by the exchange agent. If the delivery is by mail, it is recommended that registered mail properly insured with return receipt requested be used and that the mailing be made sufficiently in advance of the Expiration Date to permit delivery to the exchange agent prior to 5:00 p.m., New York City time, on the Expiration Date. As an alternative to delivery by mail, holders may wish to consider overnight or hand delivery service. In all cases, sufficient time should be allowed to ensure delivery to the exchange agent prior to 5:00 p.m., New York City time, on the Expiration Date. No letter of transmittal or other document should be sent to us. Beneficial owners may request their respective brokers, dealers, commercial banks, trust companies or nominees to effect the above transactions for them.

Book-Entry Transfer. The exchange agent will make a request to establish an account with respect to the Original Notes at DTC for purposes of the Exchange Offer within two business days after this prospectus is mailed to holders, and any financial institution that is a participant in DTC may make book-entry delivery of Original Notes by causing DTC to transfer the Original Notes into the exchange agent’s account at DTC in accordance with DTC’s procedures for transfer.

Guaranteed Delivery Procedures. If the procedure for book-entry transfer cannot be completed on a timely basis, a tender may be effected if the exchange agent has received at its office a letter or facsimile transmission from an eligible institution setting forth the name and address of the tendering holder, the names in which the Original Notes are registered, the principal amount of the Original Notes being tendered and stating that the tender is being made thereby and guaranteeing that within three NASDAQ Stock Market trading days after the Expiration Date a book-entry confirmation together with a properly completed and duly executed letter of transmittal and any other required documents, will be delivered by the eligible institution to the exchange agent in accordance with the procedures outlined above. Unless Original Notes being tendered by the above-described method are deposited with the exchange agent, including through a book-entry confirmation, within the time period set forth above and accompanied or preceded by a properly completed letter of transmittal and any other required documents, we may, at our option, reject the tender. Additional copies of a notice of guaranteed delivery which may be used by eligible institutions for the purposes described in this paragraph are available from the exchange agent.

Terms and Conditions Contained in the Letter of Transmittal

The accompanying letter of transmittal contains, among other things, the following terms and conditions, which are part of the Exchange Offer.

The transferring party tendering Original Notes for exchange will be deemed to have exchanged, assigned and transferred the Original Notes to us and irrevocably constituted and appointed the exchange agent as the transferor’s agent and attorney-in-fact to cause the Original Notes to be assigned, transferred and exchanged. The transferor will be required to represent and warrant that it has full power and authority to tender, exchange, assign and transfer the Original Notes and to acquire Exchange Notes issuable upon the exchange of the tendered Original Notes and that, when the same are accepted for exchange, we will acquire good and unencumbered title to the tendered Original Notes, free and clear of all liens, restrictions (other than restrictions on transfer), charges and encumbrances and that the tendered Original Notes are not and will not be subject to any adverse claim. The transferor will be required to also agree that it will, upon request, execute and deliver any additional documents deemed by the exchange agent or us to be necessary or desirable to complete the exchange, assignment and transfer of tendered Original Notes. The transferor will be required to agree that acceptance of any tendered Original Notes by us and the issuance of Exchange Notes in exchange for tendered Original Notes will constitute performance in full by us of our obligations under the registration rights agreement and that we will have no further obligations or liabilities under the registration rights agreement, except in certain limited circumstances. All authority conferred by the transferor will survive the death, bankruptcy or incapacity of the transferor and every obligation of the transferor will be binding upon the heirs, legal representatives, successors, assigns, executors, administrators and trustees in bankruptcy of the transferor.

By tendering Original Notes and executing the accompanying letter of transmittal, the transferor certifies that:

•

it is not an affiliate of ours or our subsidiaries or, if the transferor is an affiliate of ours or our subsidiaries, it will comply with the registration and prospectus delivery requirements of the Securities Act to the extent applicable;

•	the Exchange Notes are being acquired in the ordinary course of business of the person receiving the Exchange Notes, whether or not the person is the registered holder;

•	the transferor has not entered into an arrangement or understanding with any other person to participate in the distribution, within the meaning of the Securities Act, of the Exchange Notes;

•	the transferor is not a broker-dealer who purchased the Original Notes for resale pursuant to an exemption under the Securities Act; and

•	the transferor will be able to trade the Exchange Notes acquired in the Exchange Offer without restriction under the Securities Act.

Each broker-dealer that receives Exchange Notes for its own account in exchange for Original Notes where such Original Notes were acquired by such broker-dealer as a result of market-making activities or other trading activities must acknowledge that it will deliver a prospectus in connection with any resale of such Exchange Notes. See “Plan of Distribution.”

Withdrawal Rights

Original Notes tendered pursuant to the Exchange Offer may be withdrawn at any time prior to the Expiration Date.

For a withdrawal to be effective, a written letter or facsimile transmission notice of withdrawal must be received by the exchange agent at its address set forth in the accompanying letter of transmittal not later than 5:00 p.m., New York City time, on the Expiration Date. Any notice of withdrawal must specify the person named in the letter of transmittal as having tendered Original Notes to be withdrawn, the principal amount of Original Notes to be withdrawn, that the holder is withdrawing its election to have such Original Notes exchanged and the name of the registered holder of the Original Notes, and must be signed by the holder in the same manner as the original signature on the letter of transmittal, including any required signature guarantees, or be accompanied by evidence satisfactory to us that the person withdrawing the tender has succeeded to the ownership of the Original Notes being withdrawn. Properly withdrawn Original Notes may be retendered by following one of the procedures described under “—Procedures for Tendering Original Notes” above at any time on or prior to 5:00 p.m., New York City time, on the Expiration Date. Any notice of withdrawal must specify the name and number of the account at DTC to be credited with the withdrawn Original Notes and otherwise comply with the procedures of DTC. All questions as to the validity of notices of withdrawals, including time of receipt, will be determined by us, and will be final and binding on all parties.

Acceptance of Original Notes for Exchange; Delivery of Exchange Notes

Upon the terms and subject to the conditions of the Exchange Offer, the acceptance for exchange of Original Notes validly tendered and not withdrawn and the issuance of the Exchange Notes will be made on the exchange date. For purposes of the Exchange Offer, we will be deemed to have accepted for exchange validly tendered Original Notes when and if we have given written notice to the exchange agent.

The exchange agent will act as agent for the tendering holders of Original Notes for the purposes of receiving Exchange Notes from us and causing the Original Notes to be assigned, transferred and exchanged. Original Notes tendered by book-entry transfer into the exchange agent’s account at DTC pursuant to the procedures described above will be credited to an account maintained by the holder with DTC for the Original Notes, promptly after withdrawal, rejection of tender or termination of the Exchange Offer.

Conditions to the Exchange Offer

Notwithstanding any other provision of the Exchange Offer, or any extension of the Exchange Offer, we will not be required to issue Exchange Notes in exchange for any properly tendered Original Notes not previously accepted and may terminate the Exchange Offer, by oral or written notice to the exchange agent and by timely public announcement communicated, unless otherwise required by applicable law or regulation, to PR Newswire or other wire service, or, at our option, modify or otherwise amend the Exchange Offer, if, in our reasonable determination:

•

there is threatened, instituted or pending any action or proceeding before, or any injunction, order or decree shall have been issued by, any court or governmental agency or other governmental regulatory or administrative agency or of the SEC:

•	seeking to restrain or prohibit the making or consummation of the Exchange Offer;

•	assessing or seeking any damages as a result thereof; or

•	resulting in a material delay in our ability to accept for exchange or exchange some or all of the Original Notes pursuant to the Exchange Offer; or

•	the Exchange Offer violates any applicable law or any applicable interpretation of the staff of the SEC.

These conditions are for our sole benefit and may be asserted by us with respect to all or any portion of the Exchange Offer regardless of the circumstances, including any action or inaction by us, giving rise to the condition or may be waived by us in whole or in part at any time or from time to time in our sole discretion. The failure by us at any time to exercise any of the foregoing rights will not be deemed a waiver of any right, and each right will be deemed an ongoing right that may be asserted at any time or from time to time. We reserve the right, notwithstanding the satisfaction of these conditions, to terminate or amend the Exchange Offer.

Any determination by us concerning the fulfillment or non-fulfillment of any conditions will be final and binding upon all parties.

In addition, we will not accept for exchange any Original Notes tendered, and no Exchange Notes will be issued in exchange for any Original Notes, if at such time, any stop order has been issued or is threatened with respect to the registration statement of which this prospectus is a part, or with respect to the qualification of the indenture under which the Original Notes were issued under the Trust Indenture Act, as amended.

Exchange Agent

U.S. Bank National Association has been appointed as the exchange agent for the Exchange Offer. Questions relating to the procedure for tendering, as well as requests for additional copies of this prospectus, the accompanying letter of transmittal or a notice of guaranteed delivery, should be directed to the exchange agent addressed as follows:

By Registered Certified or Regular Mail or Overnight Courier or Hand Delivery:

U.S. Bank National Association

60 Livingston Avenue

EP-MN-WS2N

St. Paul, Minnesota 55107

Attn: Specialized Finance

By Facsimile Transmission:

(651) 495-8158

By Telephone:

(800) 934-6802

Originals of all documents sent by facsimile should be promptly sent to the exchange agent by mail, by hand or by overnight delivery service.

DELIVERY OF THE LETTER OF TRANSMITTAL TO AN ADDRESS OTHER THAN AS SET FORTH ABOVE OR TRANSMISSION OF SUCH LETTER OF TRANSMITTAL VIA FACSIMILE OTHER THAN AS SET FORTH ABOVE WILL NOT CONSTITUTE A VALID DELIVERY OF SUCH LETTER OF TRANSMITTAL.

Solicitation of Tenders; Expenses

We have not retained any dealer-manager or similar agent in connection with the Exchange Offer and we will not make any payments to brokers, dealers or others for soliciting acceptances of the Exchange Offer. We will, however, pay the exchange agent reasonable and customary fees for its services and will reimburse it for actual and reasonable out-of-pocket expenses. The expenses to be incurred in connection with the Exchange Offer, including the fees and expenses of the exchange agent and printing, accounting and legal fees, will be paid by us.

No person has been authorized to give any information or to make any representations in connection with the Exchange Offer other than those contained in this prospectus. If given or made, the information or representations should not be relied upon as having been authorized by us. Neither the delivery of this prospectus nor any exchange made in the Exchange Offer will, under any circumstances, create any implication that there has been no change in our affairs since the date of this prospectus or any earlier date as of which information is given in this prospectus.

The Exchange Offer is not being made to, nor will tenders be accepted from or on behalf of, holders of Original Notes in any jurisdiction in which the making of the Exchange Offer or the acceptance would not be in compliance with the laws of the jurisdiction. However, we may, at our discretion, take any action as we may deem necessary to make the Exchange Offer in any jurisdiction. In any jurisdiction where its securities laws or blue sky laws require the Exchange Offer to be made by a licensed broker or dealer, the Exchange Offer is being made on our behalf by one or more registered brokers or dealers licensed under the laws of the jurisdiction.

Appraisal Rights

You will not have dissenters’ rights or appraisal rights in connection with the Exchange Offer.

Accounting Treatment

The Exchange Notes will be recorded at the carrying value of the Original Notes as reflected on our accounting records on the date of the exchange. Accordingly, no gain or loss for accounting purposes will be recognized by us upon the exchange of Exchange Notes for Original Notes. Expenses incurred in connection with the issuance of the Exchange Notes will be amortized over the term of the Exchange Notes.

Transfer Taxes

If you tender your Original Notes, you will not be obligated to pay any transfer taxes in connection with the Exchange Offer unless you instruct us to register Exchange Notes in the name of, or request Original Notes not tendered or not accepted in the Exchange Offer be returned to, a person other than the registered holder, in which case you will be responsible for the payment of any applicable transfer tax.

Income Tax Considerations

We advise you to consult your own tax advisers as to your particular circumstances and the effects of any state, local or foreign tax laws to which you may be subject.

The discussion herein is based upon the provisions of the Internal Revenue Code of 1986, as amended (the “Code”), and regulations, rulings and judicial decisions thereunder, in each case as in effect on the date of this prospectus, all of which are subject to change.

The exchange of an Original Note for an Exchange Note will not constitute a taxable exchange. The exchange will not result in taxable income, gain or loss being recognized by you or by us. Immediately after the exchange, you will have the same adjusted basis and holding period in each Exchange Note received as you had immediately prior to the exchange in the corresponding Original Note surrendered. See “Certain U.S. Federal Income Tax Considerations” for more information.

Consequences of Failure to Exchange

As a consequence of the offer or sale of the Original Notes pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act and applicable state securities laws, holders of Original Notes who do not exchange Original Notes for Exchange Notes in the Exchange Offer will continue to be subject to the restrictions on transfer of the Original Notes. In general, the Original Notes may not be offered or sold unless such offers and sales are registered under the Securities Act, or exempt from, or not subject to, the registration requirements of the Securities Act and applicable state securities laws.

Upon completion of the Exchange Offer, due to the restrictions on transfer of the Original Notes and the absence of similar restrictions applicable to the Exchange Notes, it is highly likely that the market, if any, for Original Notes will be relatively less liquid than the market for Exchange Notes. Consequently, holders of Original Notes who do not participate in the Exchange Offer could experience significant diminution in the value of their Original Notes compared to the value of the Exchange Notes.

USE OF PROCEEDS

The Exchange Offer is intended to satisfy our obligations under the registration rights agreement relating to the Original Notes. We will not receive any cash proceeds from the issuance of the Exchange Notes. The form and terms of the Exchange Notes are identical in all material respects to the form and terms of the Original Notes, except with respect to the transfer restrictions and registration rights and related special interest provisions relating to the Original Notes. In consideration for issuing the Exchange Notes as contemplated in this prospectus, we will receive, in exchange, an equal principal amount of outstanding Original Notes. The Original Notes surrendered in exchange for the Exchange Notes will be retired and cannot be reissued.

CAPITALIZATION

The following table sets forth our consolidated cash and cash equivalents and capitalization as of September 30, 2011.

You should read this table in conjunction with our consolidated financial statements and the related notes included in Cumulus Media’s Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2011, which is incorporated by reference herein.

As of September 30, 2011
(in millions)
Cash and cash equivalents	$47.1

7.75% Senior Notes	$610.0
2011 Credit Facilities:
First Lien Term Loan	1,325.0
Second Lien Term Loan	790.0
Revolving Credit Facility	200.0

Total debt	2,925.0
Total stockholders’ equity	306.4

Total capitalization	$3,231.4

DESCRIPTION OF OTHER INDEBTEDNESS

On September 16, 2011, in connection with the closing of the Citadel Acquisition and in order to complete our previously announced global refinancing (the “Global Refinancing”), the Company entered into a (i) First Lien Credit Agreement (the “First Lien Facility”), dated as of September 16, 2011, among Cumulus Media, Cumulus Holdings, as Borrower, certain lenders, JPMorgan Chase Bank, N.A., as Administrative Agent (“JPMorgan”), UBS Securities LLC (“UBS”), MIHI LLC (“Macquarie”), Royal Bank of Canada and ING Capital LLC, as Co-Syndication Agents, and U.S. Bank National Association and Fifth Third Bank, as Co-Documentation Agents and (ii) Second Lien Credit Agreement (the “Second Lien Facility” and, together with the First Lien Facility, the “2011 Credit Facilities”), dated as of September 16, 2011, among Cumulus Media, Cumulus Holdings, as Borrower, certain lenders, JPMorgan, as Administrative Agent, and UBS, Macquarie, Royal Bank of Canada and ING Capital LLC, as Co-Syndication Agents.

The First Lien Facility consists of a $1.325 billion first lien term loan facility, maturing in September 2018 (the “First Lien Term Loan”), and a $300.0 million revolving credit facility, maturing in September 2016 (the “Revolving Credit Facility”). Under the Revolving Credit Facility, up to $30.0 million of availability may be drawn in the form of letters of credit and up to $30.0 million is available for swingline borrowings. The Second Lien Facility consists of a $790.0 million second lien term loan facility, maturing in March 2019 (the “Second Lien Term Loan”).

As of September 30, 2011, Cumulus Holdings had borrowings of $1.325 billion under the First Lien Term Loan, $200.0 million under the Revolving Credit Facility and $790.0 million under the Second Lien Term Loan.

Proceeds from borrowings under the First Lien Facility and Second Lien Facility were used, together with certain other funds, to (i) fund the cash portion of the purchase price paid in the Citadel Acquisition; (ii) repay in full amounts outstanding under the revolving credit facility under the Company’s pre-existing credit agreement; (iii) repay all amounts outstanding under the credit facilities of CMP Susquehanna Corp. (“CMPSC”), an indirect wholly-owned subsidiary of CMP; (iv) redeem CMPSC’s outstanding 9.875% senior subordinated notes due 2014 and variable rate senior secured notes due 2014; (v) redeem in accordance with their terms all outstanding shares of preferred stock of CMP Susquehanna Radio Holdings Corp., an indirect wholly-owned subsidiary of CMP and the direct parent of CMPSC; and (vi) repay all amounts outstanding, including any accrued interest and the premiums thereon, under Citadel’s pre-existing credit agreement and to redeem Citadel’s 7.75% senior notes due 2018.

Borrowings under the First Lien Facility bear interest, at the option of Cumulus Holdings, based on the Base Rate (as defined below) or the London Interbank Offered Rate (“LIBOR”), in each case plus 4.5% on LIBOR-based borrowings and 3.5% on Base Rate-based borrowings. LIBOR-based borrowings are subject to a LIBOR floor of 1.25% for the First Lien Term Loan and 1.0% for the Revolving Credit Facility. Base Rate-based borrowings are subject to a Base Rate Floor of 2.25% for the First Lien Term Loan and 2.0% for the Revolving Credit Facility. Base Rate is defined, for any day, as the fluctuating rate per annum equal to the highest of (i) the Federal Funds Rate, as published by the Federal Reserve Bank of New York, plus 1/2 of 1.0%, (ii) the prime commercial lending rate of JPMorgan, as established from time to time, and (iii) 30 day LIBOR plus 1.0%. The First Lien Term Loan amortizes at a per annum rate of 1.0% of the original principal amount of the First Lien Term Loan, payable quarterly, commencing March 31, 2012, with the balance payable on the maturity date. Amounts outstanding under the Revolving Credit Facility are due and payable at maturity on September 16, 2016.

Borrowings under the Second Lien Facility bear interest, at the option of Cumulus Holdings, at either the Base Rate plus 5.0%, subject to a Base Rate floor of 2.5%, or LIBOR plus 6.0%, subject to a LIBOR floor of 1.5%. The Second Lien Term Loan original principal amount is due on the maturity date, September 16, 2019.

Interest on Base Rate-based borrowings is due on the last day of each calendar quarter, except with respect to swingline loans, for which interest is due on the day that such swingline loan is required to be repaid. Interest payments on loans whose interest rate is based upon LIBOR are due at maturity if the term is three months or less or every three months and at maturity if the term exceeds three months.

As of September 30, 2011, borrowings under the First Lien Term Loan bore interest at 5.75% per annum, borrowings under the Revolving Credit Facility bore interest at 5.50% per annum and borrowings under the Second Lien Term Loan bore interest at 7.50% per annum.

The 2011 Credit Facilities contain customary representations, covenants and events of default for financing transactions of this nature. Events of default in the 2011 Credit Facilities include, among others, (a) the failure to pay when due the obligations owing under the 2011 Credit Facilities; (b) the failure to perform (and not timely remedy, if applicable) certain covenants; (c) certain cross defaults and cross accelerations; (d) the occurrence of bankruptcy or insolvency events; (e) certain judgments against the Company or any of its restricted subsidiaries; (f) the loss, revocation or suspension of, or any material impairment in the ability to use of or more of, any material FCC licenses; (g) any representation or warranty made, or report, certificate or financial statement delivered, to the lenders subsequently proven to have been incorrect in any material respect; and (h) the occurrence of a Change in Control (as defined in the First Lien Facility and the Second Lien Facility, as applicable). Upon the occurrence of an event of default, the lenders may terminate the loan commitments, accelerate all loans and exercise any of their rights under the First Lien Facility and the Second Lien Facility, as applicable, and the ancillary loan documents as a secured party.

As a result of amounts being outstanding under the Revolving Credit Facility as of September 30, 2011, the Revolving Credit Facility required compliance with a consolidated total net leverage ratio of 7.75 to 1.0 as of such date (with stepdowns beginning with the quarter ending June 30, 2012 if amounts are then outstanding thereunder).

The First Lien Facility also contains customary restrictive non-financial covenants, which, among other things, and with certain exceptions, limit the Company’s ability to incur or guarantee additional indebtedness; consummate asset sales, acquisitions or mergers; make investments; enter into transactions with affiliates; and pay dividends or repurchase stock.

At September 30, 2011, the Company was in compliance with all of the required covenants under the First Lien Facility and the Revolving Credit Facility. The Second Lien Facility does not contain any financial covenants.

Certain mandatory prepayments on the First Lien Term Loan and the Second Lien Term Loan are required upon the occurrence of specified events, including upon the incurrence of certain additional indebtedness, upon the sale of certain assets and upon the occurrence of certain condemnation or casualty events, and from excess cash flow.

The Company’s, Cumulus Holdings’ and their respective restricted subsidiaries’ obligations under the First Lien Facility and the Second Lien Facility are collateralized by a first priority lien and second priority lien, respectively, on substantially all of the Company’s, Cumulus Holdings’ and their respective restricted subsidiaries’ assets in which a security interest may lawfully be granted, including, without limitation, intellectual property and substantially all of the capital stock of the Company’s direct and indirect domestic subsidiaries and 66.0% of the capital stock of any future first-tier foreign subsidiaries. In addition, Cumulus Holdings’ obligations under the First Lien Facility and the Second Lien Facility are guaranteed by the Company and substantially all of its restricted subsidiaries, other than Cumulus Holdings.

DESCRIPTION OF THE NOTES

General

Certain terms used in this “Description of the Notes” are defined under “—Certain definitions” below.

The Original Notes were issued, and the Exchange Notes will be issued, under an Indenture among Cumulus Media, Cumulus Holdings, the other Subsidiary Guarantors named therein, and U.S. Bank National Association, as trustee (the “Trustee”) and as transfer agent, registrar, authentication agent and paying agent. Pursuant to a supplemental indenture, dated as of September 16, 2011, among Cumulus Media, Cumulus Holdings, the other Subsidiary Guarantors named therein and the Trustee, (i) Cumulus Holdings assumed all of the obligations of Cumulus Media under the Indenture and the Notes and was substituted therefor as the Issuer, (ii) Cumulus Media was released from its obligations as original issuer of the Notes and (iii) Cumulus Media provided a guarantee of the obligations of Cumulus Holdings under the Indenture and the Notes.

In this “Description of the Notes,” (i) the terms “we,” “our” and “us” each refer to Cumulus Media Inc. and its consolidated Subsidiaries, (ii) the term “Issuer” refers only to Cumulus Media Holdings Inc. and not the Parent or any of its Subsidiaries and (iii) the term “Parent” refers only to Cumulus Media Inc. and any other direct or indirect parent entity of Cumulus Media Holdings Inc. In addition, the term “Notes” refers to the U.S. dollar denominated 7.75% senior notes due 2019 issued on the Issue Date and any Additional Notes (as defined below).

The Notes are treated as a single class for all purposes under the Indenture. The Notes were issued in a private transaction that was not subject to the registration requirements of the Securities Act. Except as set forth herein, the terms of the Notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act.

The following description is only a summary of the material provisions of the Indenture, does not purport to be complete and is qualified in its entirety by reference to the provisions thereof, including the definitions therein of certain terms used below. We urge you to read the Indenture because it, and not this description, defines your rights as a Holder of the Notes. You may request copies of the Indenture at our address set forth under “Summary.”

Brief description of the Notes

The Notes are:

•	general unsecured senior obligations of the Issuer;

•

unconditionally guaranteed on a senior unsecured basis by (i) each Restricted Subsidiary that guarantees the Credit Facilities or any other indebtedness of the Issuer or any Restricted Subsidiary and (ii) any Parent;

•	senior in right of payment to any future Subordinated Indebtedness;

•	pari passu in right of payment with all existing and future senior indebtedness (including obligations under the Credit Facilities) of the Issuer;

•	effectively subordinated to all Secured Indebtedness of the Issuer (including obligations under the Credit Facilities) to the extent of the value of the assets securing such Indebtedness; and

•	structurally subordinated to all Indebtedness and other liabilities, including preferred stock, of our Subsidiaries that do not guarantee the Notes.

Guarantees

The Guarantors, as primary obligors and not merely as sureties, jointly and severally, irrevocably, fully and unconditionally guarantee, on an unsecured senior basis, the performance and full and punctual payment when due, whether at maturity, by acceleration or otherwise, of all obligations of the Issuer under the Indenture and the Notes, whether for payment of principal of, premium, if any, or interest on or Additional Interest, if any, in respect of the Notes, expenses, indemnification or otherwise, on the terms set forth in the Indenture by executing the Indenture.

The Restricted Subsidiaries (other than as detailed below) have guaranteed the Notes. Cumulus Media Inc. has also guaranteed the Notes, but is not restricted by the terms of the Indenture other than with respect to its Guarantee. Each of the Guarantees of the Notes is a general unsecured senior obligation of each Guarantor, senior in right of payment to all future Subordinated Indebtedness of each such entity, pari passu in right of payment with all existing and future senior indebtedness of each such entity and effectively subordinated to all Secured Indebtedness of each such entity to the extent of the value of the assets securing such Indebtedness.

Not all of the Issuer’s Subsidiaries guarantee the Notes. As more fully described below under “—Certain covenants—Limitation on Guarantees of Indebtedness by Restricted Subsidiaries,” the Indenture requires that each of the Issuer’s Restricted Subsidiaries (other than License Subsidiaries) that is a domestic Wholly-Owned Subsidiary (and domestic non-Wholly-Owned Subsidiaries if such domestic non-Wholly-Owned Subsidiaries guarantee other capital markets debt securities of the Issuer or any Restricted Subsidiary or guarantee Obligations under a Credit Facility) and that guarantees the obligations under any Indebtedness of the Issuer or any Restricted Subsidiary shall also be a Subsidiary Guarantor of the Notes. The Indenture also requires that each of the Issuer’s License Subsidiaries that incurs any Indebtedness other than (i) guarantees of Obligations under the Credit Facilities or (ii) any other Indebtedness that, when aggregated with all other Indebtedness incurred by all other License Subsidiaries, exceeds $250,000, shall also be a Subsidiary Guarantor of the Notes. None of the License Subsidiaries are Guarantors as of the date of this prospectus and we do not expect them to incur any Indebtedness that would require them to become Subsidiary Guarantors.

The Notes are structurally subordinated to Indebtedness and other liabilities of our Subsidiaries that do not guarantee the Notes. In the event of a bankruptcy, liquidation or reorganization of any of these Subsidiaries, they will pay the holders of their debt and their trade creditors before they are able to distribute any of their assets to the Issuer.

Any Guarantor that makes a payment under its Guarantee will be entitled upon payment in full of all guaranteed obligations under the Indenture to a contribution from each other Guarantor in an amount equal to such other Guarantor’s pro rata portion of such payment. The obligations of each Guarantor under its Guarantee are limited as necessary to prevent such Guarantee from constituting a fraudulent conveyance under applicable law.

The Indenture provides that each Subsidiary Guarantor may consolidate with or merge with or into or sell its assets to the Issuer or another Subsidiary Guarantor without limitation, or with other Persons upon the terms and conditions set forth in the Indenture. See “—Certain covenants—Merger, consolidation or sale of all or substantially all assets.” The Indenture does not limit the ability of any Parent to consolidate with or merge with or into or sell its assets to any other Person, other than as described under “Repurchase at the option of Holders—Change of Control” and the definition of “Change of Control.”

If a Guarantee were rendered voidable, it could be subordinated by a court to all other indebtedness (including guarantees and other contingent liabilities) of the Guarantor, and, depending on the amount of such indebtedness, a Guarantor’s liability on its Guarantee could be reduced to zero. See “Risk factors—Federal and state statutes allow courts, under specific circumstances, to void guarantees and require noteholders to return payments received from guarantors.”

Each Guarantee by a Subsidiary Guarantor provides by its terms that it shall be automatically and unconditionally released and discharged upon:

(1)	any sale, exchange, disposition or transfer (by merger or otherwise) of (x) the Capital Stock of such Subsidiary Guarantor, after which the applicable Subsidiary Guarantor is no longer a Restricted Subsidiary, or (y) all or substantially all the assets of such Subsidiary Guarantor, which sale, exchange, disposition or transfer in each case does not violate the applicable provisions of the Indenture;

(a) the release or discharge of the guarantee by such Subsidiary Guarantor of its guarantee of obligations under the Acquisition Credit Facility and any such other guarantee which resulted in the creation of such Guarantee, except a release or discharge resulting from payment under such guarantee;

(b) the proper designation of any Restricted Subsidiary that is a Subsidiary Guarantor as an Unrestricted Subsidiary in compliance with the applicable provisions of the Indenture; or

(c) the Issuer exercising its legal defeasance option or covenant defeasance option as described under “—Legal Defeasance and Covenant Defeasance” or the Issuer’s obligations under the Indenture being discharged in accordance with the terms of the Indenture; and

(2)	such Subsidiary Guarantor delivering to the Trustee an Officer’s Certificate and an Opinion of Counsel, each stating that all conditions precedent provided for in the Indenture relating to such transaction have been complied with.

Ranking

The payment of the principal of, premium, if any, and interest and Additional Interest, if any, on the Notes and the payment of any Guarantee will rank pari passu in right of payment to all senior indebtedness of the Issuer or the relevant Guarantor, as the case may be, including the obligations of the Issuer and such Guarantor under the Acquisition Credit Facility.

The Notes are effectively subordinated in right of payment to all of the Issuer’s and each Guarantor’s existing and future Secured Indebtedness to the extent of the value of the assets securing such Indebtedness. As of September 30, 2011, we had approximately $2.9 billion of Indebtedness, of which approximately 79.1% was Secured Indebtedness, and we had unused commitments to fund Secured Indebtedness of $100.0 million under the Credit Facilities.

Although the Indenture contains limitations on the amount of additional Indebtedness that the Issuer and the Subsidiary Guarantors may incur, under certain circumstances the amount of such Indebtedness could be material and, in any case, such Indebtedness may be senior indebtedness. See “—Certain covenants—Limitation on incurrence of Indebtedness and issuance of Disqualified Stock and Preferred Stock.”

For the nine months ended September 30, 2011, our Subsidiaries that do not guarantee the Notes (including our License Subsidiaries and any Unrestricted Subsidiaries) did not contribute any amounts to our net revenues, but represented (2.2)% of our operating income and (1.8)% of our Adjusted EBITDA, respectively. As of September 30, 2011, our Subsidiaries that do not guarantee the Notes (including our License Subsidiaries and any Unrestricted Subsidiaries) represented 39.9% of our total assets and 12.2% of our total liabilities, respectively, including debt and trade payables but excluding intercompany liabilities.

Paying Agent and registrar for the Notes

The paying agent for the Notes is the Trustee (the “Paying Agent”). The Issuer also maintains one or more registrars and transfer agents (each, a “registrar”). The registrar and transfer agent is the Trustee. The registrar and the transfer agent maintain a register reflecting ownership of the Notes outstanding from time to time and will make payments on and facilitate transfers of Notes on behalf of the Issuer.

The Issuer may change the Paying Agent, registrar and transfer agent without prior notice to the Holders. The Issuer or any of its Subsidiaries may act as a Paying Agent, registrar or transfer agent.

Transfer and exchange

A Holder may transfer or exchange Notes in accordance with the Indenture. The registrar and the Trustee may require a Holder to furnish appropriate endorsements and transfer documents in connection with a transfer of Notes. Holders will be required to pay all taxes due on transfer. The Issuer is not required to transfer or exchange any Note selected for redemption or tendered (and not withdrawn) for repurchase in connection with a Change of Control Offer, an Asset Sale Offer or other tender offer. Also, the Issuer is not required to transfer or exchange any Note for a period of 15 days before the delivery of a notice of redemption.

Principal, maturity and interest

On May 13, 2011, $610.0 million of aggregate principal amount of Original Notes were issued, in denominations of $2,000 and integral multiples of $1,000 in excess thereof. The Notes will mature on May 1, 2019. Subject to compliance with the covenant described below under “—Certain covenants—Limitation on incurrence of Indebtedness and issuance of Disqualified Stock and Preferred Stock,” the Issuer may issue additional Notes from time to time after this offering under the Indenture (“Additional Notes”). The Notes and any Additional Notes subsequently issued under the Indenture will be treated as a single class for all purposes under the Indenture, including waivers, amendments, redemptions and offers to purchase. Unless otherwise provided or the context requires otherwise, references to Notes for all purposes of the Indenture and this “Description of the Notes” include any Additional Notes that are actually issued.

Interest on the Notes accrues at the rate of 7.75% per annum and is payable semi-annually in arrears on May 1 and November 1, to holders of record on the immediately preceding April 15 and October 15. Interest on the Notes accrues from the most recent date on which interest has been paid. Interest is computed on the basis of a 360-day year comprised of twelve 30-day months.

Payments of principal, premium, if any, and interest with respect to the Notes represented by one or more global notes registered in the name of or held by DTC or its nominee will be made by wire transfer of immediately available funds to the accounts specified by the Holder or Holders thereof.

Mandatory redemption; offers to purchase; open market purchases

The Issuer is not required to make any mandatory redemption or sinking fund payments with respect to the Notes. However, under certain circumstances, the Issuer may be required to offer to purchase Notes as described under “—Repurchase at the option of Holders.” We and our Affiliates may at any time and from time to time purchase Notes in the open market, in privately negotiated transactions or otherwise.

Optional redemption

Except as set forth below, the Issuer is not entitled to redeem Notes at its option prior to May 1, 2015. At any time prior to May 1, 2015, the Issuer may redeem all or a part of the Notes on one or more occasions, upon notice as described below, at a redemption price equal to 100% of the principal amount of the Notes redeemed plus the Applicable Premium as of, and accrued and unpaid interest thereon and Additional Interest, if any, to, but excluding, the date of redemption (the “Redemption Date”), subject to the rights of Holders of record on the relevant record date to receive interest due on the relevant interest payment date.

On and after May 1, 2015, the Issuer may redeem all or a part of the Notes on one or more occasions, upon notice as described below, at the redemption prices (expressed as percentages of principal amount of the Notes to be redeemed) set forth below, plus accrued and unpaid interest thereon and Additional Interest, if any, to, but excluding, the applicable Redemption Date, subject to the right of Holders of record on the relevant record date to receive interest due on the relevant interest payment date, if redeemed during the twelve-month period beginning on May 1 of each of the years indicated below:

Year	Percentage
2015	103.875%
2016	101.938%
2017 and thereafter	100.000%

In addition, at any time prior to May 1, 2014, the Issuer may redeem up to 35% of the aggregate principal amount of the Notes issued under the Indenture on one or more occasions, upon notice as described below, at a redemption price equal to 107.75% of the aggregate principal amount of the Notes, plus accrued and unpaid interest thereon and Additional Interest, if any, to, but excluding, the applicable Redemption Date, subject to the right of Holders of record on the relevant record date to receive interest due on the relevant interest payment date, with the net cash proceeds of one or more Equity Offerings; provided that (a) at least 65% of the aggregate principal amount of Notes issued under the Indenture remains outstanding immediately after the occurrence of each such redemption and (b) each such redemption occurs within 90 days of the date of closing of each such Equity Offering.

If the Issuer is redeeming less than all of the Notes issued by it at any time, the Trustee or the registrar will select the Notes to be redeemed (a) if the Notes are listed on any national securities exchange, in compliance with the requirements of the principal national securities exchange on which the Notes are listed, (b) on a pro rata basis (to the extent practicable) or (c) by lot or such other similar method in accordance with the procedures of DTC. No Notes of $2,000 or less can be redeemed in part, and the unredeemed portion of the Notes of any Holder must be equal to $2,000 in principal amount or integral multiples of $1,000 in excess thereof.

Notices of redemption shall be delivered upon no less than 10 days’ notice to the Trustee and at least 30 but not more than 60 days before the Redemption Date to each Holder of record of Notes at such Holder’s registered address or otherwise delivered in accordance with the procedures of DTC, except that redemption notices may be delivered more than 60 days prior to a Redemption Date if the notice is issued in connection with a defeasance of the Notes or a satisfaction and discharge of the Indenture. If any Note is to be redeemed in part only, any notice of redemption that relates to such Note shall state the portion of the principal amount thereof that has been or is to be redeemed.

In the case of certificated Notes, the Issuer will issue a new Note in a principal amount equal to the unredeemed portion of the original Note in the name of the Holder upon cancellation of the original Note, as applicable. Notes called for redemption become due on the date fixed for redemption, provided that notices of redemption may be subject to one or more conditions precedent as set forth below. On and after the Redemption Date, interest ceases to accrue on Notes or portions thereof called for redemption.

For Notes that are represented by global certificates held on behalf of DTC, notices to the Holders may be given by delivery of the relevant notices to DTC for communication to entitled account holders in substitution of the aforementioned delivery.

Any redemption or notice of any redemption may, at the Issuer’s discretion, be subject to one or more conditions precedent, including, but not limited to, completion of an Equity Offering, other offering, Change of Control Offer, Asset Sale Offer or other corporate transaction or event and may be given prior to the completion thereof.

Repurchase at the option of Holders

Change of Control

The Notes provide that if a Change of Control occurs, unless the Issuer has previously or concurrently delivered a redemption notice with respect to all the outstanding Notes as described under “—Optional redemption,” the Issuer will make an offer to purchase all of the Notes pursuant to the offer described below (the “Change of Control Offer”) at a price in cash (the “Change of Control Payment”) equal to 101% of the aggregate principal amount thereof plus accrued and unpaid interest and Additional Interest, if any, to the date of purchase, subject to the right of Holders of record of the Notes on the relevant record date to receive interest due on the relevant interest payment date. Within 30 days following any Change of Control, the Issuer will deliver notice of such Change of Control Offer, with a copy to the Trustee, to each Holder in accordance with the procedures of DTC describing the transaction or transactions that constitute the Change of Control and offering to repurchase Notes on the Change of Control Payment Date (as defined in the Indenture) specified in the notice, which date will be no earlier than 30 days and no later than 60 days from the date such notice is delivered, pursuant to the procedures required by the Indenture and described in such notice. If such notice is delivered prior to the occurrence of a Change of Control, such notice shall state that the Change of Control Offer is conditional on the occurrence of such Change of Control.

The Issuer will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws or regulations are applicable in connection with the repurchase by the Issuer of Notes pursuant to a Change of Control Offer. To the extent that the provisions of any securities laws or regulations conflict with the provisions of the Indenture, the Issuer will comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations described in the Indenture by virtue thereof.

On the Change of Control Payment Date, the Issuer will, to the extent permitted by law,

(1) accept for payment all Notes issued by it or portions thereof properly tendered pursuant to the Change of Control Offer;

(2) deposit with the Paying Agent an amount equal to the aggregate Change of Control Payment in respect of all Notes or portions thereof so tendered; and

(3) deliver, or cause to be delivered, to the Trustee for cancellation the Notes so accepted together with an Officer’s Certificate to the Trustee stating that such Notes or portions thereof have been tendered to and purchased by the Issuer.

The Paying Agent will promptly deliver to each Holder the Change of Control Payment for any such Notes properly tendered, and the Trustee will cause to be transferred by book entry (or promptly authenticate and deliver in the case of certificated Notes) to each Holder a new Note equal in principal amount to any unpurchased portion of the Notes surrendered, if any; provided that each new Note will be in a principal amount of $2,000 or an integral multiple of $1,000 in excess thereof. The Issuer will publicly announce the results of the Change of Control Offer on or as soon as practicable after the Change of Control Payment Date.

The Acquisition Credit Facility prohibits, and future credit or other agreements to which the Issuer becomes a party may prohibit or limit, the Issuer from purchasing any Notes as a result of a Change of Control. In the event that a Change of Control occurs at a time when the Issuer is prohibited from purchasing the Notes, the Issuer could seek the consent of its lenders to permit the purchase of the Notes or could attempt to refinance the borrowings that contain such prohibition. If the Issuer does not obtain such consent or repay such borrowings, it will remain prohibited from purchasing the Notes. In such case, the Issuer’s failure to purchase tendered Notes after any applicable notice and lapse of time would constitute an Event of Default under the Indenture.

The Acquisition Credit Facility provides, and future credit or other agreements to which the Issuer becomes a party may provide, that certain change of control events (including a Change of Control under the Indenture) would constitute a default thereunder. If a change of control triggers a default under the Acquisition Credit Facility, the Issuer could seek a waiver of such default or seek to refinance the Acquisition Credit Facility. In the event it does not obtain such a waiver or refinance the Acquisition Credit Facility, such default could result in amounts outstanding under the Acquisition Credit Facility being declared due and payable.

Our ability to pay cash to the Holders following the occurrence of a Change of Control may be limited by our then-existing financial resources. Therefore, sufficient funds may not be available when necessary to make any required repurchases. See “Risk Factors—There are important considerations in connection with a potential change of control, including that Cumulus Holdings may not be able to repurchase the Notes upon such a change of control.”

The Change of Control purchase feature of the Notes may in certain circumstances make more difficult or discourage a sale or takeover of us and, thus, the removal of incumbent management. Subject to the limitations discussed below, we could enter into certain transactions that would not constitute a Change of Control under the Indenture, but that could increase the amount of indebtedness outstanding at such time or otherwise affect our capital structure or credit ratings. Restrictions on our ability to incur additional Indebtedness are contained in the covenants described under “—Certain covenants—Limitation on incurrence of Indebtedness and issuance of Disqualified Stock and Preferred Stock” and “—Certain covenants—Liens.” Such restrictions in the Indenture can be waived only with the consent of the Holders of a majority in principal amount of the Notes then outstanding. Except for the limitations contained in such covenants, however, the Indenture does not contain any covenants or provisions that may afford Holders protection in the event of a highly leveraged transaction. The provisions under the Indenture relating to the Issuer’s obligation to make an offer to repurchase the Notes as a result of a Change of Control may be waived or modified with the written consent of the Holders of a majority in principal amount of the Notes.

We will not be required to make a Change of Control Offer following a Change of Control if a third party makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements set forth in the Indenture applicable to a Change of Control Offer made by us and purchases all Notes validly tendered and not withdrawn under such Change of Control Offer. Notwithstanding anything to the contrary herein, a Change of Control Offer may be made in advance of a Change of Control, conditional upon such Change of Control, if a definitive agreement is in place for the Change of Control at the time of making of the Change of Control Offer.

The definition of “Change of Control” includes a disposition of all or substantially all of the assets of any Parent or the Issuer and their respective Subsidiaries, taken as a whole, to any Person other than to a Guarantor. Although there is a limited body of case law interpreting the phrase “substantially all,” there is no precise established definition of the phrase under applicable law. Accordingly, in certain circumstances there may be a degree of uncertainty as to whether a particular transaction would involve a disposition of “all or substantially all” of the assets of the applicable Person. As a result, it may be unclear as to whether a Change of Control has occurred and whether a Holder may require the Issuer to make an offer to repurchase the Notes as described above.

Asset Sales

The Indenture provides that the Issuer will not, and will not permit any of its Restricted Subsidiaries to, consummate an Asset Sale, unless:

(1) the Issuer or such Restricted Subsidiary, as the case may be, receives consideration at the time of such Asset Sale at least equal to the fair market value (as determined in Good Faith by the Issuer) of the assets sold or otherwise disposed of; and

(2) except in the case of a Permitted Asset Swap, at least 75% of the consideration therefor received by the Issuer or such Restricted Subsidiary, as the case may be, is in the form of Cash Equivalents; provided that the amount of:

(a) any liabilities (as shown on the Issuer’s or such Restricted Subsidiary’s most recent balance sheet or in the footnotes thereto, or if incurred or accrued subsequent to the date of such balance sheet, such liabilities that would have been shown on such balance sheet or in the footnotes thereto if such incurrence or accrual had taken place on or prior to the date of such balance sheet, as determined in

Good Faith by the Issuer) of the Issuer or such Restricted Subsidiary, other than liabilities that are by their terms subordinated to the Notes, that are assumed by the transferee of any such assets and for which the Issuer and all of its Restricted Subsidiaries have been validly released by all creditors in writing;

(b) any securities or other obligations received by the Issuer or such Restricted Subsidiary from such transferee that are converted by the Issuer or such Restricted Subsidiary into Cash Equivalents (to the extent of the Cash Equivalents received) within 180 days following the closing of such Asset Sale, and

(c) any Designated Non-cash Consideration received by the Issuer or such Restricted Subsidiary in such Asset Sale having an aggregate fair market value, taken together with all other Designated Non-cash Consideration received pursuant to this clause (c) that is at that time outstanding, not to exceed the greater of (i) $50.0 million and (ii) 2.0% of Total Assets at the time of receipt of the Designated Non-cash Consideration, with the fair market value of each item of Designated Non-cash Consideration being measured at the time received and without giving effect to subsequent changes in value, shall be deemed to be Cash Equivalents for purposes of this provision and for no other purpose.

Within 365 days after the receipt of any Net Proceeds of any Asset Sale, the Issuer or such Restricted Subsidiary, at its option, may apply the Net Proceeds from such Asset Sale,

(1) to reduce or repay:

(a) Obligations under Indebtedness (other than Subordinated Indebtedness) of the Issuer or any Subsidiary Guarantor that is secured by a Lien, which Lien is permitted by the Indenture, and to correspondingly reduce commitments with respect thereto;

(b) Obligations under other Indebtedness (other than Subordinated Indebtedness) of the Issuer or any Subsidiary Guarantor (and to correspondingly reduce commitments with respect thereto); provided that, to the extent the Issuer reduces Obligations under such Indebtedness, the Issuer shall equally and ratably reduce Obligations under the Notes as provided under “—Optional redemption,” through open-market purchases (to the extent such purchases are at or above 100% of the principal amount thereof) or by making an offer (in accordance with the procedures set forth below for an Asset Sale Offer) to all Holders to purchase their Notes at 100% of the principal amount thereof, plus the amount of accrued but unpaid interest, if any, and Additional Interest, if any, on the amount of Notes that would otherwise be prepaid; or

(c) Indebtedness of a Non-Guarantor Subsidiary, other than Indebtedness owed to the Issuer or another Restricted Subsidiary (and to correspondingly reduce commitments with respect thereto); or

(2) to make (a) an Investment in the Capital Stock of any business that becomes a Restricted Subsidiary or is merged with or into the Issuer or one of its Restricted Subsidiaries as a result of such transaction, (b) capital expenditures or (c) acquisitions of properties or other assets (other than working capital assets), which in the case of each of (a), (b) and (c) are used or useful in a Similar Business or replace the businesses, properties and/or assets that are the subject of such Asset Sale; provided that, in the case of each of (a), (b) and (c), a binding commitment shall be treated as a permitted application of the Net Proceeds under this clause (2) from the date of such commitment so long as the Issuer or such other Restricted Subsidiary enters into such commitment with the good faith expectation that such Net Proceeds will be applied to satisfy such commitment within 180 days of such commitment (an “Acceptable Commitment”) and, in the event any Acceptable Commitment is later cancelled or terminated for any reason before the Net Proceeds are applied in connection therewith, the Issuer or such Restricted Subsidiary enters into another Acceptable Commitment (a “Second Commitment”) within 180 days of such cancellation or termination; provided, further, that if any Second Commitment is later cancelled or terminated for any reason before such Net Proceeds are applied, then such Net Proceeds shall constitute Excess Proceeds.

In addition, the Issuer may satisfy the foregoing obligations with respect to the Net Proceeds (or such lesser amount that the Issuer determines) from an Asset Sale by making an Asset Sale Offer with respect to such Net Proceeds prior to the expiration of the application period.

Any Net Proceeds from the Asset Sale that are not invested or applied as provided and within the time period set forth in the first sentence of the preceding paragraph will be deemed to constitute “Excess Proceeds.” When the aggregate amount of Excess Proceeds exceeds $30.0 million, the Issuer shall make an offer to all Holders and, if required by the terms of any Indebtedness that is pari passu with the Notes (“Pari Passu Indebtedness”), to the holders of such Pari Passu Indebtedness (an “Asset Sale Offer”), to purchase the maximum aggregate principal amount of the Notes and such Pari Passu Indebtedness that may be purchased out of the Excess Proceeds at an offer price in cash in an amount equal to 100% of the principal amount thereof, plus accrued and unpaid interest and Additional Interest, if any, to the date fixed for the closing of such offer, in accordance with the procedures set forth in the Indenture. The Issuer will commence an Asset Sale Offer with respect to Excess Proceeds within twenty Business Days after the date that Excess Proceeds exceed the threshold set forth above by delivering the notice required pursuant to the terms of the Indenture, with a copy to the Trustee or otherwise in accordance with the procedures of DTC.

To the extent that the aggregate amount of Notes and such Pari Passu Indebtedness tendered pursuant to an Asset Sale Offer is less than the Excess Proceeds, the Issuer may use any remaining Excess Proceeds for any purposes not in violation of other covenants contained in the Indenture. If the aggregate principal amount of Notes or the Pari Passu Indebtedness surrendered by such holders thereof exceeds the amount of Excess Proceeds, the Trustee shall select the Notes and the Issuer or agent for such Pari Passu Indebtedness shall select such Pari Passu Indebtedness to be purchased on a pro rata basis (and, in the case of the Notes, otherwise in accordance with the procedures of DTC) based on the accreted value or principal amount of the Notes or such Pari Passu Indebtedness tendered, in each case certified to the Trustee in an Officer’s Certificate. Upon completion of any such Asset Sale Offer, the amount of Excess Proceeds shall be reset at zero.

Pending the final application of any Net Proceeds pursuant to this covenant, the Issuer may apply such Net Proceeds temporarily to reduce Indebtedness outstanding under a revolving credit facility or otherwise use such Net Proceeds in any manner not prohibited by the Indenture.

The Issuer will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws or regulations are applicable in connection with the repurchase by the Issuer of the Notes pursuant to an Asset Sale Offer. To the extent that the provisions of any securities laws or regulations conflict with the provisions of the Indenture, the Issuer will comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations described in the Indenture by virtue thereof.

The Acquisition Credit Facility prohibits, and future credit or other agreements to which the Issuer becomes a party may prohibit or limit, the Issuer from purchasing any Notes pursuant to this Asset Sale covenant. In the event that the Issuer is prohibited from purchasing the Notes, it could seek the consent of its lenders to permit the purchase of the Notes or could attempt to refinance the borrowings that contain such prohibition. If the Issuer does not obtain such consent or repay such borrowings, it will remain prohibited from purchasing the Notes. In such case, the Issuer’s failure to purchase tendered Notes after any applicable notice and lapse of time would constitute an Event of Default under the Indenture.

Certain covenants

Set forth below are summaries of certain covenants that are contained in the Indenture.

Suspension of covenants

Following the first day:

(a) the Notes have an Investment Grade Rating from both of the Rating Agencies; and

(b) no Default has occurred and is continuing under the Indenture;

the Issuer and its Restricted Subsidiaries will not be subject to the provisions of the Indenture summarized under the following headings (collectively, the “Suspended Covenants”):

•	“—Repurchase at the option of Holders—Asset Sales,”

•	“—Limitation on Restricted Payments,”

•	“—Limitation on incurrence of Indebtedness and issuance of Disqualified Stock and Preferred Stock,”

•	clause (4) of the first paragraph of “—Merger, consolidation or sale of all or substantially all assets,”

•	“—Transactions with Affiliates,”

•	“—Dividend and other payment restrictions affecting Restricted Subsidiaries,” and

•

“—Limitation on guarantees of Indebtedness by Restricted Subsidiaries,” but not with respect to any Subsidiary Guarantor that is guaranteeing the Notes at the time the Suspension Period (as defined below) commences and provided that such covenant shall apply to any Restricted Subsidiary that is Guaranteeing Indebtedness upon any Reinstatement Date (as defined below).

If at any time the Notes’ credit rating is downgraded from an Investment Grade Rating by any Rating Agency or if a Default or Event of Default occurs and is continuing, then the Suspended Covenants will thereafter be reinstated as if such covenants had never been suspended (the “Reinstatement Date”) and be applicable pursuant to the terms of the Indenture (including in connection with performing any calculation or assessment to determine compliance with the terms of the Indenture), unless and until the Notes subsequently attain an Investment Grade Rating and no Default or Event of Default is in existence (in which event the Suspended Covenants shall no longer be in effect for such time that the Notes maintain an Investment Grade Rating and no Default or Event of Default is in existence). The period of time between the date of suspension of the covenants and the Reinstatement Date is referred to as the “Suspension Period.”

On the Reinstatement Date, all Indebtedness incurred during the Suspension Period will be classified by the Issuer to have been incurred pursuant to clause (3) of the second paragraph of “—Limitation on incurrence of Indebtedness and issuance of Disqualified Stock and Preferred Stock,” provided that all Indebtedness outstanding on the Reinstatement Date under any Credit Facility shall be deemed Incurred under clause (1) of the second paragraph of “—Limitation on incurrence of Indebtedness and issuance of Disqualified Stock and Preferred Stock” (up to the maximum amount of such Indebtedness permitted by such clause and after giving effect to Indebtedness Incurred prior to the Suspension Period and outstanding on the Reinstatement Date).

On the Reinstatement Date, all Restricted Payments made during the Suspension Period will be classified as having been made pursuant to the first paragraph of “—Limitation on Restricted Payments” or, at the Issuer’s option, any of the clauses of the second paragraph thereof or of the definition of “Permitted Investments.” Accordingly, Restricted Payments made during the Suspension Period will reduce the amount available to be made as Restricted Payments under the first paragraph of “—Limitation on Restricted Payments” or, if applicable, such clauses.

No Default, Event of Default or breach of any kind shall be deemed to exist under the Indenture, the Registration Rights Agreement, the Notes or the Guarantees with respect to the Suspended Covenants based on, and none of the Issuer or any of its Subsidiaries shall bear any liability for, any actions taken or events occurring during the Suspension Period (or upon termination thereof or thereafter based solely upon events that occurred during the Suspension Period, including, any actions taken at any time pursuant to any contractual obligation arising prior to the Reinstatement Date, regardless of whether such actions or events would have been permitted if the applicable Suspended Covenants remained in effect during such period).

During any period when the Suspended Covenants are suspended, the board of directors of the Issuer may not designate any of the Issuer’s Subsidiaries as Unrestricted Subsidiaries pursuant to the Indenture.

There can be no assurance that the Notes will ever achieve or maintain an Investment Grade Rating.

The Issuer shall provide an Officer’s Certificate to the Trustee indicating the occurrence of any Suspension Period or Reinstatement Date. The Trustee will have no obligation to (i) independently determine or verify if such events have occurred, (ii) make any determination regarding the impact of actions taken during the Suspension Period on the Issuer’s future compliance with its covenants or (iii) notify the Holders of any covenant suspension or Reinstatement Date.

Designation of Unrestricted Subsidiaries

Not all of the Issuer’s Subsidiaries are Restricted Subsidiaries. In addition, the FCC divesture trusts formed in connection with the Acquisition (the “Divestiture Trusts”) are treated as Unrestricted Subsidiaries under the Indenture. Upon the disposition of any of the assets of or shares of Capital Stock of, or Indebtedness owed to the Issuer or any Restricted Subsidiary by, any such Divestiture Trust, the proceeds of such disposition shall be paid to the Issuer or one of its Restricted Subsidiaries. The Issuer will not permit any Unrestricted Subsidiary to become a Restricted Subsidiary except pursuant to the penultimate sentence of the definition of “Unrestricted Subsidiary.” For purposes of designating any Restricted Subsidiary as an Unrestricted Subsidiary, all outstanding Investments by the Issuer and its Restricted Subsidiaries (except to the extent repaid in connection with such designation) in the Subsidiary so designated will be deemed to be Investments in an amount determined as set forth in the last sentence of the definition of “Investments.” Such designation will be permitted only if a Restricted Payment in such amount would be permitted at such time, whether pursuant to the covenant described below under “—Limitation on Restricted Payments” or pursuant to the definition of “Permitted Investments,” and if such Subsidiary otherwise meets the definition of an Unrestricted Subsidiary. Unrestricted Subsidiaries will not be subject to any of the restrictive covenants set forth in the Indenture.

Limitation on Restricted Payments

The Issuer will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly:

(I) declare or pay any dividend or make any payment or distribution on account of the Issuer’s, or any of its Restricted Subsidiaries’, Equity Interests, including any dividend or distribution payable in connection with any merger or consolidation, other than:

(a) dividends or distributions by the Issuer payable solely in Equity Interests (other than Disqualified Stock) of the Issuer; or

(b) dividends or distributions by a Restricted Subsidiary to the Issuer or any other Restricted Subsidiary (and if such Restricted Subsidiary is not a Wholly-Owned Subsidiary, to its other holders of common stock on a pro rata basis) so long as, in the case of any dividend or distribution payable on or in respect of any class or series of securities issued by a Restricted Subsidiary other than a Wholly-Owned Subsidiary, the Issuer or a Restricted Subsidiary receives at least its pro rata share of such dividend or distribution in accordance with its Equity Interests in such class or series of securities;

(II) purchase, redeem, defease or otherwise acquire or retire for value any Equity Interests of the Issuer or any Parent, including in connection with any merger or consolidation;

(III) make any principal payment on, or redeem, repurchase, defease or otherwise acquire or retire for value, in each case, prior to any scheduled repayment, sinking fund payment or maturity, any Subordinated Indebtedness, other than:

(a) Indebtedness permitted under clauses (7) and (8) of the second paragraph of the covenant described under “—Limitation on incurrence of Indebtedness and issuance of Disqualified Stock and Preferred Stock”; or

(b) the purchase, repurchase, defeasance or other acquisition of Subordinated Indebtedness acquired in anticipation of satisfying a sinking fund obligation, principal installment or final maturity, in each case due within one year of the date of purchase, repurchase or acquisition; or

(IV) make any Restricted Investment

(all such payments and other actions set forth in clauses (I) through (IV) above being collectively referred to as “Restricted Payments”), unless, at the time of such Restricted Payment:

(1) no Default shall have occurred and be continuing or would occur as a consequence thereof;

(2) immediately after giving effect to such transaction on a pro forma basis, (i) the Issuer could incur $1.00 of additional Indebtedness under the provisions of the first paragraph of the covenant described under “—Limitation on incurrence of Indebtedness and issuance of Disqualified Stock and Preferred Stock” and (ii) the Issuer and its Restricted Subsidiaries on a consolidated basis would have had a Leverage Ratio of less than 5.0 to 1.0 for the most recently ended four full fiscal quarters for which internal financial statements are available immediately preceding such transaction; provided that clause (ii) will not apply to any Restricted Payments used to fund the payment of dividends on the Macquarie Preferred Stock (and any preferred stock used to refinance any such preferred stock to the extent the dividends per annum on such refinancing preferred stock do not exceed the dividends per annum on the Macquarie Preferred Stock at the time it was refinanced); and

(3) such Restricted Payment, together with the aggregate amount of all other Restricted Payments made by the Issuer and its Restricted Subsidiaries after the Issue Date (including Restricted Payments permitted by clauses (1) and (10) of the next succeeding paragraph, but excluding all other Restricted Payments permitted by the next succeeding paragraph), is less than the sum of (without duplication):

(a) 100% of EBITDA of the Issuer for the period (taken as one accounting period) commencing April 1, 2011 to the end of the Issuer’s most recently ended fiscal quarter for which internal financial statements are available at the time of such Restricted Payment (or, in the case that EBITDA for such period is a deficit, minus 100% of such deficit) less 1.4 times Fixed Charges for the same period; plus

(b) 100% of the aggregate net cash proceeds and the fair market value, as determined in Good Faith by the Issuer, of marketable securities or other property received by the Issuer since immediately after the Issue Date from:

(i)	(A) the issue or sale of Equity Interests of the Issuer, but excluding cash proceeds and the fair market value, as determined in Good Faith by the Issuer, of marketable securities or other property received from the sale of: (x) Equity Interests to employees, members of the board of managers or directors or consultants of the Issuer, any Parent and the Issuer’s Subsidiaries after the Issue Date to the extent such amounts have been applied to Restricted Payments made in accordance with clause (4)(a) of the next succeeding paragraph and (y) Designated Preferred Stock; and

(B)	capital contributions from any Parent (excluding contributions of the proceeds from the sale of Designated Preferred Stock of a Parent or contributions to the extent such amounts have been applied to Restricted Payments made in accordance with clause (4) of the next succeeding paragraph); or

(ii)	the issue or sale of debt securities of the Issuer or any of its Restricted Subsidiaries (other than debt securities held by any of its Subsidiaries) that have been converted into or exchanged for such Equity Interests of the Issuer or any Parent;

provided, however, that this clause (b) shall not include the proceeds from (W) Refunding Capital Stock (as defined below), (X) Equity Interests or convertible debt securities of the Issuer sold to a Restricted Subsidiary and (Y) Disqualified Stock or debt securities that have been converted into Disqualified Stock; plus

(c) 100% of the aggregate amount of cash and the fair market value, as determined in Good Faith by the Issuer, of marketable securities or other property received by the Issuer by means of:

(i)	the sale or other disposition (other than to the Issuer or a Restricted Subsidiary) of Restricted Investments made by the Issuer or its Restricted Subsidiaries and repurchases and redemptions of such Restricted Investments from the Issuer or its Restricted Subsidiaries and repayments of loans or advances, and releases of guarantees, which constitute Restricted Investments by the Issuer or its Restricted Subsidiaries, in each case after the Issue Date; or

(ii)	the sale or other disposition (other than to the Issuer or a Restricted Subsidiary) of the stock of an Unrestricted Subsidiary or a dividend or other distribution from an Unrestricted Subsidiary (other than in each case to the extent of the amount of the Investment in such Unrestricted Subsidiary made by the Issuer or a Restricted Subsidiary pursuant to clause (8) of the next succeeding paragraph or to the extent of the amount of the Investment that constituted a Permitted Investment), in each case after the Issue Date;

without duplication of any amount included in EBITDA; plus

(d) in the case of the designation of an Unrestricted Subsidiary as a Restricted Subsidiary or the merger or consolidation of an Unrestricted Subsidiary into the Issuer or a Restricted Subsidiary or the transfer of all or substantially all of the assets of an Unrestricted Subsidiary to the Issuer or a Restricted Subsidiary after the Issue Date, the fair market value of the Investment in such Unrestricted Subsidiary (or the assets transferred), as determined in Good Faith by the Issuer or, if such fair market value exceeds $50.0 million, in writing by an Independent Financial Advisor, at the time of the designation of such Unrestricted Subsidiary as a Restricted Subsidiary or at the time of such merger or consolidation or transfer of assets (after taking into consideration any Indebtedness associated with the Unrestricted Subsidiary so designated or merged or consolidated or Indebtedness associated with the assets so transferred), other than to the extent of the amount of the Investment in such Unrestricted Subsidiary made by the Issuer or a Restricted Subsidiary pursuant to clause (8) of the next succeeding paragraph or to the extent of the amount of the Investment that constituted a Permitted Investment.

The foregoing provisions do not prohibit:

(1) the payment of any dividend or distribution within 60 days after the date of declaration thereof, if at the date of declaration such payment would have complied with the provisions of the Indenture or the redemption, repurchase or retirement of Indebtedness if, at the date of any irrevocable redemption notice such payment would have complied with the provisions of the Indenture;

(2) (a) the purchase, redemption, repurchase, retirement or other acquisition of any Equity Interests or Subordinated Indebtedness of the Issuer or any Equity Interests of any Parent, in exchange for, or out of the proceeds of, the substantially concurrent sale or issuance (other than to a Subsidiary of the Issuer or to an employee stock ownership plan or any trust established by the Issuer or any of its Subsidiaries) of, Equity Interests of the Issuer or any Parent to the extent contributed to the Issuer (in each case, other than any Disqualified Stock) (“Refunding Capital Stock”), (b) the declaration and payment of dividends on Equity Interests of the Issuer out of the proceeds of the substantially concurrent sale or issuance (other than to a Subsidiary of the Issuer or to an employee stock ownership plan or any trust established by the Issuer or any of its Subsidiaries) of Refunding Capital Stock, and (c) if immediately prior to the retirement of Preferred Stock, the declaration and payment of dividends thereon was permitted under clause (6) of this paragraph, the declaration and payment of dividends on the Refunding Capital Stock (other than Refunding Capital Stock the proceeds of which were used to purchase, redeem, repurchase, retire or otherwise acquire any Equity Interests of any Parent) in an aggregate amount per year no greater than the aggregate amount of dividends per annum that were declarable and payable on such Preferred Stock immediately prior to such retirement;

(3) the purchase, redemption, repurchase, defeasance or other acquisition or retirement for value of Subordinated Indebtedness of the Issuer or a Subsidiary Guarantor made by exchange for, or out of the proceeds of, the substantially concurrent sale of, new Indebtedness of the Issuer or such Subsidiary Guarantor, as the case may be, which is incurred in compliance with clause (13) of the second paragraph under “—Limitation on incurrence of Indebtedness and issuance of Disqualified Stock and Preferred Stock;”

(4) a Restricted Payment to pay for the repurchase or other acquisition or retirement for value of Equity Interests (other than Disqualified Stock) of the Issuer or any Parent held by any future, present or former employee, member of the board of directors or consultant of the Issuer, any of its Subsidiaries or any Parent (permitted transferees, assigns, estates or heirs of such employee, director or consultant), pursuant to any management equity plan or stock option plan or any other management or employee benefit plan or agreement; provided, however, that the aggregate Restricted Payments made under this clause (4) do not exceed in any calendar year $5.0 million (with unused amounts in any calendar year being carried over to succeeding calendar years subject to a maximum (without giving effect to the following proviso) of $10.0 million in any calendar year); provided, further, that such amount in any calendar year may be increased by an amount not to exceed:

(a) the cash proceeds from the sale of Equity Interests (other than Disqualified Stock) of the Issuer and, to the extent contributed to the Issuer, of any Parent, in each case to any employee, member of the board of directors or consultant of the Issuer, any of its Subsidiaries or any Parent that occurs after the Issue Date, to the extent the cash proceeds from the sale of such Equity Interests have not otherwise been applied to the payment of Restricted Payments by virtue of clause (3) of the first paragraph of this covenant; plus

(b) the cash proceeds of key man life insurance policies received by the Issuer or its Restricted Subsidiaries after the Issue Date; less

(c) the amount of any Restricted Payments previously made with the cash proceeds described in clauses (a) and (b) of this clause (4);

and provided further that cancellation of Indebtedness owing to the Issuer or any Restricted Subsidiary from any employee, member of the board of directors or consultant of the Issuer, any Parent or any of the Issuer’s Restricted Subsidiaries in connection with any such repurchase or other acquisition or retirement for value of Equity Interests of the Issuer or any Parent will not be deemed to constitute a Restricted Payment for purposes of this covenant or any other provision of the Indenture;

(5) the declaration and payment of dividends and distributions to holders of any class or series of Disqualified Stock of the Issuer or any of its Restricted Subsidiaries issued in accordance with the covenant described under “—Limitation on incurrence of Indebtedness and issuance of Disqualified Stock and Preferred Stock” to the extent such dividends are included in the definition of “Fixed Charges;”

(6) (a) the declaration and payment of dividends and distributions to holders of any class or series of Designated Preferred Stock (other than Disqualified Stock) issued by the Issuer after the Issue Date; provided that the amount of dividends paid pursuant to this clause (a) shall not exceed the aggregate amount of cash actually received by the Issuer from the sale of such Designated Preferred Stock;

(b) the declaration and payment of dividends and distributions to a Parent, the proceeds of which will be used to fund the payment of dividends to holders of any class or series of Designated Preferred Stock (other than Disqualified Stock) of such Parent issued after the Issue Date; provided that the amount of dividends paid pursuant to this clause (b) shall not exceed the aggregate amount of cash actually contributed to the Issuer from the sale of such Designated Preferred Stock; or

(c) the declaration and payment of dividends and distributions on Refunding Capital Stock that is Preferred Stock in excess of the dividends declarable and payable thereon pursuant to clause (2) of this paragraph;

provided, however, in the case of each of (a), (b) and (c) of this clause (6), that for the most recently ended four full fiscal quarters for which internal financial statements are available immediately preceding the date of issuance of such Designated Preferred Stock or Refunding Capital Stock that is Preferred Stock, after giving effect to such issuance or declaration on a pro forma basis, the Issuer and its Restricted Subsidiaries on a consolidated basis would have had a Leverage Ratio of less than 6.5 to 1.0;

(7) repurchases of Equity Interests deemed to occur upon exercise of stock options or warrants if such Equity Interests represent a portion of the exercise price of such options or warrants;

(8) other Restricted Payments in an aggregate amount, taken together with all other Restricted Payments made pursuant to this clause (8) (less the amount of capital returned from the sale of an Investment to the extent the proceeds of such sale consist of, or have been subsequently sold or transferred for, cash or marketable securities) not to exceed $50.0 million at the time made;

(9) distributions or payments of Securitization Fees, sales contributions and other transfers of Securitization Assets and purchases of Securitization Assets pursuant to a Securitization Repurchase Obligation, in each case in connection with a Qualified Securitization Financing;

(10) the payment, purchase, redemption, defeasance or other acquisition or retirement for value of any Preferred Stock or Subordinated Indebtedness pursuant to and in accordance with the provisions similar to those described under “—Repurchase at the option of Holders—Change of Control” and “—Repurchase at the option of Holders—Asset Sales;” provided that all Notes tendered by Holders in connection with a Change of Control Offer or Asset Sale Offer, as applicable, have been repurchased, redeemed or acquired for value;

(11) the distribution, by dividend or otherwise, of shares of Capital Stock of, or Indebtedness owed to the Issuer or a Restricted Subsidiary by, Unrestricted Subsidiaries (other than Unrestricted Subsidiaries the primary assets of which are Cash Equivalents);

(12) cash payments in lieu of the issuance of fractional shares or interests in connection with the exercise of warrants, options or other rights or securities convertible into or exchangeable for Capital Stock of the Issuer or any Parent; provided that any such cash payment shall not be for the purpose of evading the limitation of this covenant;

(13) the declaration and payment of cash dividends, distributions, loans or other transfers by the Issuer or any Restricted Subsidiary to any Parent in amounts required for such Parent to pay, in each case without duplication:

(a) foreign, federal, state and/or local consolidated, combined or similar income taxes, to the extent such income taxes are attributable to the income of the Issuer and its Restricted Subsidiaries and, to the extent of the amount actually received from the Issuer’s Unrestricted Subsidiaries, in amounts required to pay such taxes to the extent attributable to the income of such Unrestricted Subsidiaries; provided that in each case the amount of such payments in any fiscal year does not exceed the amount that the Issuer and its Restricted Subsidiaries or the Issuer’s Unrestricted Subsidiaries, as the case may be, would be required to pay in respect of foreign, federal, state and/or local consolidated, combined or similar income taxes for such fiscal year were the Issuer and its Restricted Subsidiaries or its Unrestricted Subsidiaries (to the extent described above), respectively, to pay such taxes separately from any such Parent;

(b) fees and expenses (including franchise or similar taxes) required to maintain the corporate existence, customary salary, bonus and other benefits payable to, and indemnities provided on behalf of, officers and employees of any Parent, if applicable, and general corporate overhead expenses of any Parent, in each case to the extent such fees and expenses are attributable to the ownership or operation of the Issuer, if applicable, and its Restricted Subsidiaries; provided that for so long as such Parent owns no assets other than the Capital Stock in the Issuer or another Parent, such fees and expenses shall be deemed for purposes of this clause (13) to be so attributable to such ownership or operation; and

(14) payments by the Issuer or any Restricted Subsidiary in respect of Subordinated Indebtedness of the Issuer or any Restricted Subsidiary owed to the Issuer or another Restricted Subsidiary;

provided, however, that at the time of, and after giving effect to, any Restricted Payment permitted under clauses (4), (8) and (11), no Default shall have occurred and be continuing or would occur as a consequence thereof.

The amount of all Restricted Payments (other than cash) will be the fair market value (as determined in Good Faith by the Issuer) on the date of such Restricted Payment of the assets or securities proposed to be paid, transferred or issued by the Issuer or such Restricted Subsidiary, as the case may be, pursuant to such Restricted Payment.

For purposes of determining compliance with this covenant, in the event that at the time a Restricted Payment or Permitted Investment (or any portion thereof) is made such Restricted Payment or Permitted Investment (or any portion thereof) meets the criteria of more than one of the categories of Restricted Payments described in clauses (1) through (14) above or Investments described in the clauses of the definition of “Permitted Investments,” the Issuer, in its sole discretion, will classify (and will be entitled to divide and classify) such Restricted Payment or Permitted Investment (or any portion thereof).

Limitation on incurrence of Indebtedness and issuance of Disqualified Stock and Preferred Stock

The Issuer will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, create, incur, issue, assume, guarantee or otherwise become directly or indirectly liable, contingently or otherwise (collectively, “incur” and collectively, an “incurrence”) with respect to any Indebtedness (including Acquired Indebtedness), and the Issuer will not issue any shares of Disqualified Stock and will not permit any Restricted Subsidiary to issue any shares of Disqualified Stock or Preferred Stock; provided, however, that the Issuer may incur Indebtedness (including Acquired Indebtedness) and issue shares of Disqualified Stock, and any of its Restricted Subsidiaries may incur Indebtedness (including Acquired Indebtedness), issue shares of Disqualified Stock and Preferred Stock, if the Leverage Ratio on a consolidated basis for the Issuer and its Restricted Subsidiaries’ most recently ended four fiscal quarters for which internal financial statements are available immediately preceding the date on which such additional Indebtedness is incurred or such Disqualified Stock or Preferred Stock is issued would have been less than 6.5 to 1.0, determined on a pro forma basis (including a pro forma application of the net proceeds therefrom), as if the additional Indebtedness had been incurred, or the Disqualified Stock or Preferred Stock had been issued, as the case may be, and the application of proceeds therefrom had occurred at the beginning of such four-quarter period; provided, further, that Non-Guarantor Subsidiaries may not incur Indebtedness or issue Disqualified Stock or Preferred Stock if, after giving pro forma effect to such incurrence or issuance (including a pro forma application of the net proceeds therefrom), more than an aggregate of $100.0 million of Indebtedness or Disqualified Stock or Preferred Stock of Non-Guarantor Subsidiaries would be outstanding pursuant to this paragraph at such time.

The foregoing limitations do not apply to:

(1) the incurrence of Indebtedness under Credit Facilities by the Issuer or any of the Subsidiary Guarantors and the issuance and creation of letters of credit and bankers’ acceptances thereunder (with letters of credit and bankers’ acceptances being deemed to have a principal amount equal to the face amount thereof), up to an aggregate principal amount (excluding the amount of any Hedging Obligations incurred in the ordinary course of business) of $2,525.0 million outstanding at any one time, less the aggregate principal amount of all principal repayments of Credit Facilities with the proceeds from Asset Sales made pursuant to clause (1)(a) or (b) of the second paragraph of “—Repurchase at the option of Holders—Asset Sales” in satisfaction of the requirements of such covenant;

(2) the incurrence by the Issuer and any Subsidiary Guarantor of Indebtedness represented by the Notes (including any Guarantee) (other than any Additional Notes) and the Exchange Notes (including any Exchange Notes issued with respect to any Additional Notes incurred in compliance with the Indenture) and any Guarantee thereof;

(3) Indebtedness of the Issuer and its Restricted Subsidiaries in existence on the Issue Date (other than Indebtedness described in clauses (1) and (2) of this paragraph;

(4) Indebtedness (including Capitalized Lease Obligations) incurred or Disqualified Stock issued by the Issuer or any of its Restricted Subsidiaries, or Preferred Stock issued by a Restricted Subsidiary, in each case to finance the purchase, lease or improvement of property (real or personal) or equipment that is used or useful in a Similar Business, whether through the direct purchase of assets or the Capital Stock of any Person owning such assets, in each such case specifically excluding Indebtedness, Disqualified Stock or Preferred Stock assumed as a consequence of consummating either Acquisition; provided that the aggregate amount of Indebtedness, Disqualified Stock and Preferred Stock incurred pursuant to this clause (4), when aggregated with the outstanding amount of Indebtedness, Disqualified Stock and Preferred Stock under clause (13) incurred to refinance Indebtedness, Disqualified Stock and Preferred Stock initially incurred in reliance on this clause (4), does not exceed $40.0 million at any one time outstanding;

(5) Indebtedness incurred by the Issuer or any of its Restricted Subsidiaries constituting reimbursement obligations with respect to letters of credit issued in the ordinary course of business, including, without limitation, letters of credit in respect of workers’ compensation claims, health, disability or other employee benefits or property, casualty or liability insurance or self insurance, or other Indebtedness with respect to reimbursement type obligations regarding workers’ compensation claims; provided, however, that upon the drawing of such letters of credit or the incurrence of such Indebtedness, such obligations are reimbursed within 30 days following such drawing or incurrence;

(6) Indebtedness arising from agreements of the Issuer or its Restricted Subsidiaries providing for indemnification, adjustment of purchase price or similar obligations, in each case incurred or assumed in connection with the acquisition or disposition of any business, assets or a Subsidiary, other than guarantees of Indebtedness incurred by any Person acquiring all or any portion of such business, assets or a Subsidiary for the purpose of financing such acquisition; provided, however, that

(a) such Indebtedness is not reflected on the balance sheet of the Issuer or any of its Restricted Subsidiaries prepared in accordance with GAAP (contingent obligations referred to in a footnote to financial statements and not otherwise reflected on the balance sheet will not be deemed to be reflected on such balance sheet for purposes of this clause (6)(a)); and

(b) with respect to a disposition, the maximum assumable liability in respect of all such Indebtedness shall at no time exceed the gross proceeds including non-cash proceeds (the fair market value of such non-cash proceeds being measured at the time received and without giving effect to any subsequent changes in value) actually received by the Issuer and its Restricted Subsidiaries in connection with such disposition;

(7) Indebtedness of the Issuer owing to a Restricted Subsidiary; provided that any such Indebtedness owing to a Non-Guarantor Subsidiary is expressly subordinated in right of payment to the Notes; provided, further, that any subsequent issuance or transfer of any Capital Stock or any other event which results in any such Restricted Subsidiary ceasing to be a Restricted Subsidiary or any other subsequent transfer of any such Indebtedness (except to the Issuer or another Restricted Subsidiary) shall be deemed, in each case, to be an incurrence of such Indebtedness not permitted by this clause;

(8) Indebtedness of a Restricted Subsidiary owing to the Issuer or another Restricted Subsidiary; provided that if a Subsidiary Guarantor incurs such Indebtedness owing to a Non- Guarantor Subsidiary, such Indebtedness is expressly subordinated in right of payment to the Guarantee of the Notes of such Subsidiary Guarantor; provided, further, that any subsequent issuance or transfer of any Capital Stock or any other event which results in any such other Restricted Subsidiary ceasing to be a Restricted Subsidiary or any subsequent transfer of any such Indebtedness (except to the Issuer or another Restricted Subsidiary) shall be deemed, in each case, to be an incurrence of such Indebtedness not permitted by this clause;

(9) shares of Preferred Stock of a Restricted Subsidiary issued to the Issuer or another Restricted Subsidiary; provided that any subsequent issuance or transfer of any Capital Stock or any other event which results in any such other Restricted Subsidiary ceasing to be a Restricted Subsidiary or any other subsequent transfer of any such shares of Preferred Stock (except to the Issuer or another of its Restricted Subsidiaries) shall be deemed, in each case, to be an issuance of such shares of Preferred Stock not permitted by this clause;

(10) Hedging Obligations (excluding Hedging Obligations entered into for speculative purposes) for the purpose of limiting interest rate risk, exchange rate risk or commodity pricing risk;

(11) obligations in respect of performance, bid, appeal and surety bonds and performance and completion guarantees or obligations in respect of letters of credit related thereto provided by the Issuer or any of its Restricted Subsidiaries in the ordinary course of business;

(12) Indebtedness or Disqualified Stock of the Issuer and Indebtedness, Disqualified Stock or Preferred Stock of any Restricted Subsidiary not otherwise permitted hereunder in an aggregate principal amount or liquidation preference, which when aggregated with the principal amount and liquidation preference of all other Indebtedness, Disqualified Stock and Preferred Stock then outstanding and incurred pursuant to this clause (12), does not at any one time outstanding exceed $60.0 million;

(13) the incurrence or issuance by the Issuer of Indebtedness or Disqualified Stock or the incurrence or issuance by a Restricted Subsidiary of Indebtedness, Disqualified Stock or Preferred Stock which serves to refund or refinance any Indebtedness incurred or Disqualified Stock or Preferred Stock issued as permitted under the first paragraph of this covenant and clauses (2), (3) and (4) above, this clause (13) and clause (14) below or any Indebtedness incurred or Disqualified Stock or Preferred Stock issued to so refund or refinance such Indebtedness, Disqualified Stock or Preferred Stock including additional Indebtedness incurred or Disqualified Stock or Preferred Stock issued to pay premiums (including tender premiums), defeasance costs and fees and expenses in connection therewith (the “Refinancing Indebtedness”) prior to its respective maturity; provided, however, that such Refinancing Indebtedness:

(a) has a Weighted Average Life to Maturity at the time such Refinancing Indebtedness is incurred which is not less than the remaining Weighted Average Life to Maturity of the Indebtedness, Disqualified Stock or Preferred Stock being refunded or refinanced,

(b) to the extent such Refinancing Indebtedness refinances (i) Indebtedness subordinated or pari passu to the Notes or any Guarantee thereof, such Refinancing Indebtedness is subordinated or pari passu to the Notes or the Guarantee at least to the same extent as the Indebtedness being refinanced or refunded or (ii) Disqualified Stock or Preferred Stock, such Refinancing Indebtedness must be Disqualified Stock or Preferred Stock, respectively,

(c) shall not include:

(i)	Indebtedness, Disqualified Stock or Preferred Stock of a Non-Guarantor Subsidiary that refinances Indebtedness, Disqualified Stock or Preferred Stock of the Issuer or a Subsidiary Guarantor; or

(ii)	Indebtedness, Disqualified Stock or Preferred Stock of the Issuer or a Restricted Subsidiary that refinances Indebtedness, Disqualified Stock or Preferred Stock of an Unrestricted Subsidiary;

(d) shall not be in a principal amount (or if issued with original issue discount, an aggregate issue price) in excess of the principal amount (or if issued with original issue discount, the aggregate accreted value) of, premium, if any, accrued interest on and related fees and expenses (including tender premiums) of, the Indebtedness being refunded or refinanced; and

(e) shall not have a stated maturity date prior to the earlier of the stated maturity of the Indebtedness being so refunded or refinanced or the stated maturity of the Notes.

(14) Indebtedness, Disqualified Stock or Preferred Stock of (x) the Issuer or a Restricted Subsidiary incurred or issued to finance an acquisition or (y) Persons that are acquired by the Issuer or any Restricted Subsidiary or merged into or consolidated with the Issuer or a Restricted Subsidiary in accordance with the terms of the Indenture, in each such case specifically excluding Indebtedness, Disqualified Stock or Preferred Stock assumed as a consequence of consummating either Acquisition; provided that after giving effect to such acquisition, merger or consolidation, either (a) the Issuer would be permitted to incur at least $1.00 of additional Indebtedness pursuant to the Leverage Ratio test set forth in the first paragraph of this covenant or (b) the Leverage Ratio of the Issuer and its Restricted Subsidiaries is no greater than immediately prior to such acquisition, merger or consolidation;

(15) Indebtedness arising from the honoring by a bank or other financial institution of a check, draft or similar instrument drawn against insufficient funds in the ordinary course of business; provided that such Indebtedness is extinguished within five Business Days of its incurrence;

(16) Indebtedness of the Issuer or any of its Restricted Subsidiaries supported by a letter of credit issued pursuant to the Acquisition Credit Facility, in a principal amount not in excess of the stated amount of such letter of credit;

(17)(a) any guarantee by the Issuer or a Subsidiary Guarantor of Indebtedness or other obligations of any Restricted Subsidiary so long as the incurrence of such Indebtedness is permitted under the terms of the Indenture; provided that if such Indebtedness is by its express terms subordinated in right of payment to the Guarantee of such Restricted Subsidiary, any such guarantee of the Issuer or such Subsidiary Guarantor with respect to such Indebtedness shall be subordinated in right of payment to the Notes or such Subsidiary Guarantors’ Guarantee with respect to the Notes substantially to the same extent as such Indebtedness is subordinated to the Guarantee of such Restricted Subsidiary, as applicable;

(b) any guarantee by a Subsidiary Guarantor of Indebtedness of the Issuer so long as the incurrence of such Indebtedness is permitted under the terms of the Indenture and such guarantee is incurred in accordance with the covenant described below under “—Limitation on Guarantees of Indebtedness by Restricted Subsidiaries”; provided that if such Indebtedness is by its express terms subordinated in right of payment to the Notes, any such guarantee of such Subsidiary Guarantor with respect to such Indebtedness shall be subordinated in right of payment to the Notes or such Subsidiary Guarantors’ Guarantee with respect to the Notes substantially to the same extent as such Indebtedness is subordinated to the Notes, as applicable; or

(c) any guarantee by a Non-Guarantor Subsidiary of Indebtedness of another Non- Guarantor Subsidiary incurred in accordance with the terms of the Indenture;

(18) Indebtedness of the Issuer or any of its Restricted Subsidiaries consisting of the financing of insurance premiums; and

(19) Indebtedness consisting of Indebtedness issued by the Issuer or any of its Restricted Subsidiaries to current or former officers, members of the board of managers or directors and employees and consultants thereof, their respective estates, spouses or former spouses, in each case to finance, either directly or through promissory notes issued to such persons, the purchase or redemption of Equity Interests of the Issuer or any Parent to the extent described in clause (4) of the second paragraph under “—Limitation on Restricted Payments.”

For purposes of determining compliance with this covenant, in the event that an item of Indebtedness, Disqualified Stock or Preferred Stock (or any portion thereof) meets the criteria of more than one of the categories of permitted Indebtedness, Disqualified Stock or Preferred Stock described in clauses (1) through (19) above or is entitled to be incurred pursuant to the first paragraph of this covenant, the Issuer, in its sole discretion, will classify or reclassify (and will be entitled to divide an item of Indebtedness into more than one of the types of Indebtedness described in the first and second paragraphs above, subject to the last sentence of this paragraph) such item of Indebtedness, Disqualified Stock or Preferred Stock (or any portion thereof). Additionally, all or any portion of any item of Indebtedness may later be reclassified and redivided as having been incurred pursuant to any category of permitted Indebtedness described in clauses (1) through (19) above or pursuant to the first paragraph of this covenant so long as such Indebtedness is permitted to be incurred pursuant to such provision at the time of reclassification and redivision. Notwithstanding the foregoing, all Indebtedness outstanding under the Acquisition Credit Facility on the date of consummation of the Citadel Transaction, and all Indebtedness (or the portion thereof) incurred under clause (1) of the preceding paragraph to repay, refund or refinance any such amounts, shall be treated as incurred under clause (1) of the preceding paragraph and may not later be reclassified.

Accrual of interest or dividends, the accretion of accreted value, the accretion or amortization of original issue discount and the payment of interest or dividends in the form of additional Indebtedness, Disqualified Stock or Preferred Stock will not be deemed to be an incurrence of Indebtedness, Disqualified Stock or Preferred Stock for purposes of this covenant.

For purposes of determining compliance with any U.S. dollar-denominated restriction on the incurrence of Indebtedness, the U.S. dollar-equivalent principal amount of Indebtedness denominated in a foreign currency shall be calculated based on the relevant currency exchange rate in effect on the date such Indebtedness was incurred, in the case of term debt, or first committed, in the case of revolving credit debt; provided that if such Indebtedness is incurred to refinance other Indebtedness denominated in a foreign currency, and such refinancing would cause the applicable U.S. dollar-denominated restriction to be exceeded if calculated at the relevant currency exchange rate in effect on the date of such refinancing, such U.S. dollar-denominated restriction shall be deemed not to have been exceeded so long as the principal amount of such refinancing Indebtedness does not exceed the principal amount of such Indebtedness being refinanced.

Notwithstanding any other provision of this covenant, the maximum amount of Indebtedness that the Issuer or any Restricted Subsidiary may incur pursuant to this covenant shall not be deemed to be exceeded solely as a result of fluctuations in exchange rates or currency values. For purposes of determining compliance with, and the outstanding principal amount of, any particular Indebtedness incurred pursuant to this covenant, any other obligation of the obligor on such Indebtedness (or of any other Person that could have incurred such Indebtedness under this covenant) arising under any Guarantee, Lien or letter of credit, bankers’ acceptance or other similar instrument or obligation supporting such Indebtedness shall be disregarded to the extent that such Guarantee, Lien or letter of credit, bankers’ acceptance or other similar instrument or obligation secures the principal amount of such Indebtedness.

The principal amount of any Indebtedness incurred to refinance other Indebtedness, if incurred in a different currency from the Indebtedness being refinanced, shall be calculated based on the currency exchange rate applicable to the currencies in which such respective Indebtedness is denominated that is in effect on the date of such refinancing.

The Indenture provides that the Issuer will not, and will not permit any Guarantor to, directly or indirectly, incur any Indebtedness (including Acquired Indebtedness) that is subordinated or junior in right of payment to any Indebtedness of the Issuer or such Guarantor, as the case may be, unless such Indebtedness is expressly subordinated in right of payment to the Notes or such Guarantor’s Guarantee to the extent and in the same manner as such Indebtedness is subordinated to other Indebtedness of the Issuer or such Guarantor, as the case may be.

The Indenture does not treat (1) unsecured Indebtedness as subordinated or junior to Secured Indebtedness merely because it is unsecured or (2) senior indebtedness as subordinated or junior to any other senior indebtedness merely because it has a junior priority with respect to the same collateral or is secured by different collateral.

Liens

The Issuer will not, and will not permit any Subsidiary Guarantor to, directly or indirectly, create, incur, assume or suffer to exist any Lien (except Permitted Liens) (each, an “Initial Lien”) that secures obligations under any Indebtedness or any related guarantee, on any asset or property of the Issuer or any Subsidiary Guarantor, or any income or profits therefrom, unless:

(1) in the case of Liens securing Subordinated Indebtedness, the Notes and related Guarantees are secured by a Lien on such assets or property, or income or profits therefrom, that is senior in priority to such Liens; or

(2) in all other cases, the Notes or the Guarantees are secured by a Lien on such asset or property, or income or profits therefrom, that is pari passu with or senior in priority to such Liens,

except that the foregoing shall not apply to Liens securing the Notes and the related Guarantees.

Any Lien created for the benefit of the Holders pursuant to the preceding paragraph shall provide by its terms that such Lien shall be automatically and unconditionally released and discharged upon the release and discharge of the Initial Lien that gave rise to the obligation to so secure the Notes.

Merger, consolidation or sale of all or substantially all assets

The Issuer may not consolidate or merge with or into or wind up into (whether or not the Issuer is the surviving corporation), or sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of its properties or assets, in one or more related transactions, to any Person unless:

(1) the Issuer is the surviving Person or the Person formed by or surviving any such consolidation or merger (if other than the Issuer) or to which such sale, assignment, transfer, lease, conveyance or other disposition will have been made is a Person organized or existing under the laws of the jurisdiction of organization of the Issuer or the laws of the United States, any state thereof, the District of Columbia or any territory thereof (the Issuer or such Person, as the case may be, being herein called the “Successor Company”); provided that in the case where the Successor Company is not a corporation, a co-obligor of the Notes is a corporation;

(2) the Successor Company, if other than the Issuer, expressly assumes all the obligations of the Issuer under the Indenture and the Notes pursuant to supplemental indentures or other documents or instruments in form reasonably satisfactory to the Trustee and assumes by written agreement all of the obligations of the Issuer under the Registration Rights Agreement (if the Issuer’s registration obligations thereunder have not yet been completed);

(3) immediately after such transaction, no Default exists;

(4) immediately after giving pro forma effect to such transaction and any related financing transactions, as if such transactions had occurred at the beginning of the applicable fourquarter period, (a) the Successor Company would be permitted to incur at least $1.00 of additional Indebtedness pursuant to the Leverage Ratio test set forth in the first paragraph of the covenant described under “—Limitation on incurrence of Indebtedness and issuance of Disqualified Stock and Preferred Stock” or (b) the Leverage Ratio for the Successor Company and its Restricted Subsidiaries would be less than the Leverage Ratio for the Issuer and its Restricted Subsidiaries immediately prior to such transaction;

(5) each Guarantor, unless it is the other party to the transactions described above, in which case clause 1(a) of the second succeeding paragraph shall apply, shall have by supplemental indenture confirmed that its Guarantee shall apply to such Person’s obligations under the Indenture, the Notes and the Registration Rights Agreement (if such Guarantor’s registration obligations thereunder have not yet been completed); and

(6) the Issuer shall have delivered to the Trustee an Officer’s Certificate and an Opinion of Counsel, each stating that such consolidation, merger or transfer and such supplemental indentures, if any, comply with the Indenture.

The Successor Company will succeed to, and be substituted for, the Issuer under the Indenture, the Notes and the Registration Rights Agreement (if the Issuer’s registration obligations thereunder have not yet been completed). Notwithstanding the foregoing clauses (3) and (4),

(1) any Non-Guarantor Subsidiary may consolidate with or merge into or transfer all or part of its properties and assets to the Issuer or another Restricted Subsidiary,

(2) the Issuer or any Subsidiary Guarantor may consolidate with, merge into or transfer all or part of its properties and assets to the Issuer or a Subsidiary Guarantor, as applicable, and

(3) the Issuer may consolidate or merge with an Affiliate of the Issuer solely for the purpose of reincorporating the Issuer in any state of the United States, the District of Columbia or any territory of the United States.

In addition, the Issuer will not permit any Subsidiary Guarantor to consolidate or merge with or into or wind up into (whether or not such Subsidiary Guarantor is the surviving corporation), or sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of its properties or assets, in one or more related transactions, to any Person unless:

(1) (a) such Subsidiary Guarantor is the surviving corporation or the Person formed by or surviving any such consolidation or merger (if other than such Subsidiary Guarantor) or to which such sale, assignment, transfer, lease, conveyance or other disposition will have been made is a Person organized or existing under the laws of the jurisdiction of organization of such Subsidiary Guarantor or the laws of the United States, any state thereof, the District of Columbia or any territory thereof (such Subsidiary Guarantor or such Person, as the case may be, being herein called the “Successor Person”);

(b) the Successor Person, if other than such Subsidiary Guarantor, expressly assumes all the obligations of such Subsidiary Guarantor under the Indenture and such Subsidiary Guarantor’s related Guarantee pursuant to supplemental indentures or other documents or instruments in form reasonably satisfactory to the Trustee and assumes by written agreement all of the obligations of such Subsidiary Guarantor under the Registration Rights Agreement (if such Subsidiary Guarantor’s registration obligations thereunder have not yet been completed);

(c) immediately after such transaction, no Default exists; and

(d) the Issuer shall have delivered to the Trustee an Officer’s Certificate and an Opinion of Counsel, each stating that such consolidation, merger or transfer and such supplemental indentures, if any, comply with the Indenture; and

(2) the transaction is made not in violation of the covenant described under “—Repurchase at the option of Holders—Asset Sales,” if applicable.

The Successor Person will succeed to, and be substituted for, such Subsidiary Guarantor under the Indenture, such Subsidiary Guarantor’s Guarantee and the Registration Rights Agreement (if such Subsidiary Guarantor’s registration obligations thereunder have not yet been completed). Notwithstanding the foregoing, any Subsidiary Guarantor may (i) consolidate or merge with or into or wind up into or sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of its properties and assets to another Subsidiary Guarantor or the Issuer or (ii) consolidate or merge with or into an Affiliate of the Issuer solely for the purpose of reincorporating or reorganizing the Subsidiary Guarantor in the United States, any state thereof, the District of Columbia or any territory thereof. Notwithstanding the foregoing, any Restricted Subsidiary may liquidate or dissolve if the board of directors of the Issuer determines in good faith that such liquidation or dissolution is in the best interests of the Issuer and is not materially disadvantageous to the Holders.

For purposes of this covenant, the sale, assignment, transfer, lease, conveyance or other disposition of all or substantially all of the properties and assets of one or more Subsidiaries of the Issuer, which properties and assets, if held by the Issuer instead of such Subsidiaries, would constitute all or substantially all of the properties and assets of the Issuer on a consolidated basis, shall be deemed to be the transfer of all or substantially all of the properties and assets of the Issuer.

The predecessor company will be released from its obligations under the Indenture or its Guarantee, as the case may be, and the Successor Company will succeed to, and be substituted for, and may exercise every right and power of, the Issuer under the Indenture or the Guarantor under its Guarantee, respectively, but, in the case of a lease of all or substantially all its assets, the predecessor will not be released from the obligation to pay the principal of and interest on the Notes or its obligations under the Guarantee, as the case may be.

Although there is a limited body of case law interpreting the phrase “substantially all,” there is no precise established definition of the phrase under applicable law. Accordingly, in certain circumstances there may be a degree of uncertainty as to whether a particular transaction would involve “all or substantially all” of the property or assets of a Person and, as a result, whether this covenant applies to such transaction.

Transactions with Affiliates

The Issuer will not, and will not permit any of its Restricted Subsidiaries to, make any payment to, or sell, assign, transfer, lease, convey or otherwise dispose of any of its properties or assets to, or purchase any property or assets from, or enter into or make or amend any transaction, contract, agreement, understanding, loan, advance or guarantee with, or for the benefit of, any Affiliate of the Issuer (each of the foregoing, an “Affiliate Transaction”) involving aggregate payments or consideration in excess of $5.0 million, unless:

(1) such Affiliate Transaction is on terms that are not materially less favorable to the Issuer or its relevant Restricted Subsidiary than those that would have been obtained in a comparable transaction by the Issuer or such Restricted Subsidiary with an unrelated Person on an arm’s-length basis; and

(2) the Issuer delivers to the Trustee with respect to any Affiliate Transaction or series of related Affiliate Transactions involving aggregate payments or consideration (a) in excess of $15.0 million, a resolution adopted by the majority of the board of directors of the Issuer approving such Affiliate Transaction and set forth in an Officer’s Certificate certifying that such Affiliate Transaction complies with clause (1) above and (b) in excess of $50.0 million, a written opinion of an Independent Financial Advisor stating that such Affiliate Transaction is fair to the Issuer or the Restricted Subsidiary, as applicable, from a financial point of view or complies with clause (1) above.

The foregoing provisions will not apply to the following:

(1) transactions between or among the Issuer or any of its Restricted Subsidiaries;

(2) Restricted Payments permitted by the provisions of the Indenture described above under the covenant “—Limitation on Restricted Payments” and Permitted Investments (other than pursuant to clause (3) or (12) thereof);

(3) the payment of reasonable and customary fees and compensation paid to, and indemnities and reimbursements provided for the benefit of, former, current or future officers, directors, employees or consultants of the Issuer, any Parent or any of its Restricted Subsidiaries, as determined in Good Faith by the Issuer;

(4) any agreement or arrangement as in effect as of the Issue Date, or any amendment thereto (so long as any such amendment is not materially disadvantageous to the Holders when taken as a whole as compared to the applicable agreement as in effect on the Issue Date);

(5) the Refinancing Transactions and the Acquisitions and the payment of all fees and expenses related to the Refinancing Transactions and the Acquisitions or any of the transactions contemplated in connection therewith;

(6) transactions with customers, clients, suppliers, or purchasers or sellers of goods or services, in each case in the ordinary course of business and otherwise not in violation of the terms of the Indenture which are fair to the Issuer and its Restricted Subsidiaries, in the reasonable determination of the board of directors or the senior management of the Issuer, or are on terms at least as favorable as might reasonably have been obtained at such time from an unaffiliated party;

(7) to the extent not otherwise prohibited under the Indenture, the issuance or transfer of Equity Interests (other than Disqualified Stock) to Affiliates of the Issuer and the granting of registration and other customary rights in connection therewith or any contribution to the capital of any Parent, the Issuer or any Restricted Subsidiary;

(8) any customary transaction with a Securitization Subsidiary effected as part of a Qualified Securitization Financing;

(9) payments or loans (or cancellation of loans) to employees or consultants of the Issuer, any Parent or any of its Restricted Subsidiaries and employment agreements, stock option plans, restricted stock plans, bonus programs and other similar arrangements with such employees or consultants which, in each case, are approved in Good Faith by the Issuer and in accordance with applicable law; and

(10) transactions with a Person (other than an Unrestricted Subsidiary) that is an Affiliate of the Issuer solely because the Issuer or a Restricted Subsidiary owns an equity interest in or otherwise controls such Person.

Dividend and other payment restrictions affecting Restricted Subsidiaries

The Issuer will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, create or otherwise cause or suffer to exist or become effective any consensual encumbrance or consensual restriction on the ability of any such Restricted Subsidiary to:

(1) (a) pay dividends or make any other distributions to the Issuer or any of its Restricted Subsidiaries on its Capital Stock or with respect to any other interest or participation in, or measured by, its profits, or (b) pay any Indebtedness owed to the Issuer or any of its Restricted Subsidiaries;

(2) make loans or advances to the Issuer or any of its Restricted Subsidiaries; or

(3) sell, assign, transfer, lease, convey or otherwise dispose of any of its properties or assets to the Issuer or any of its Restricted Subsidiaries, except (in each case) for such encumbrances or restrictions existing under or by reason of:

(a) contractual encumbrances or restrictions in effect on the Issue Date, including pursuant to the Existing Credit Facility and the related documentation and related Hedging Obligations and Cash Management Obligations;

(b) contractual encumbrances or restrictions contained in the Acquisition Credit Facility and the related documentation and related Hedging Obligations and Cash Management Obligations; provided that such encumbrances and restrictions are not materially more disadvantageous to the Holders than is customary in comparable financings (as determined in Good Faith by the Issuer);

(c) the Indenture, the Notes and the Guarantees (including any Exchange Notes and related guarantees);

(d) purchase money obligations for property acquired in the ordinary course of business that impose restrictions of the nature discussed in clause (3) above on the property so acquired;

(e) applicable law or any applicable rule, regulation or order;

(f) any agreement or other instrument of a Person acquired by the Issuer or any Restricted Subsidiary in existence at the time of such acquisition (or at the time it merges with or into the Issuer or any Restricted Subsidiary or is assumed in connection with the acquisition of assets from such Person (but, in each case, not created in contemplation thereof), which encumbrance or restriction is not applicable to any Person, or the properties or assets of any Person, other than such Person and its Subsidiaries, or the property or assets of such Person and its Subsidiaries, so acquired;

(g) contracts for the sale of assets, including customary restrictions with respect to a Subsidiary of the Issuer pursuant to an agreement that has been entered into for the sale or disposition of all or substantially all of the Capital Stock or assets of such Subsidiary;

(h) Secured Indebtedness otherwise permitted to be incurred pursuant to the covenants described under “—Limitation on incurrence of Indebtedness and issuance of Disqualified Stock and Preferred Stock” and “—Liens” that limit the right of the debtor to dispose of the assets securing such Indebtedness;

(i) restrictions on Cash Equivalents or other deposits or net worth imposed by customers under contracts entered into in the ordinary course of business;

(j) customary provisions in joint venture agreements or arrangements and other similar agreements relating solely to such joint venture; provided that with respect to any joint venture agreement relating to a Restricted Subsidiary, such provisions are not materially more disadvantageous to the Holders than is customary in comparable agreements or arrangements (as determined in Good Faith by the Issuer);

(k) customary provisions contained in leases, subleases, licenses, sublicenses or other agreements, in each case, entered into in the ordinary course of business;

(l) any agreement or instrument relating to any Indebtedness or Preferred Stock of a Restricted Subsidiary permitted to be incurred subsequent to the Issue Date pursuant to the covenant described under “—Limitation on incurrence of Indebtedness and issuance of Disqualified Stock and Preferred Stock” if (A) such encumbrances and restrictions are not materially more disadvantageous to the Holders than is customary in comparable financings (as determined in Good Faith by the Issuer) and (B) either (x) the Issuer determines that such encumbrance or restriction will not adversely affect the Issuer’s ability to make principal and interest payments on the Notes as and when they come due or (y) such encumbrances and restrictions apply only during the continuance of a default in respect of a payment or financial maintenance covenant relating to such Indebtedness;

(m) covenants to maintain net worth, total assets or liquidity and similar financial responsibility covenants under contracts with customers or suppliers in the ordinary course of business;

(n) any agreement with respect to Indebtedness of a Foreign Subsidiary permitted under the Indenture so long as such encumbrances and restrictions are only with respect to the properties and revenues of such Subsidiary or any Subsidiary of such Foreign Subsidiary;

(o) any such encumbrances or restrictions imposed by any amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancing of the contracts, instruments or obligations referred to in clauses (a) through (n) above; provided that such amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings are, in the good faith judgment of the Issuer, no more restrictive in any material respect with respect to such encumbrance and other restrictions taken as a whole than those prior to such amendment, modification, restatement, renewal, increase, supplement, refunding, replacement or refinancing; and

(p) restrictions created in connection with any Qualified Securitization Financing that, in the good faith determination of the Issuer, are necessary or advisable to effect such Securitization Facility.

Limitation on Guarantees of Indebtedness by Restricted Subsidiaries

The Issuer will not (i) permit any of its domestic Wholly-Owned Subsidiaries that are Restricted Subsidiaries (and domestic non-Wholly-Owned Subsidiaries if such non-Wholly-Owned Subsidiaries guarantee other capital markets debt securities of the Issuer or any Restricted Subsidiary or guarantee Obligations under a

Credit Facility), other than a Subsidiary Guarantor or a License Subsidiary, to guarantee the payment of any Indebtedness of the Issuer or any Restricted Subsidiary or (ii) permit any of its License Subsidiaries, other than a Subsidiary Guarantor, to guarantee the payment of any Indebtedness except as permitted under “—Limitation on activities of License Subsidiaries,” in each case unless:

(1) such Restricted Subsidiary within 30 days executes and delivers a supplemental indenture and joinder or supplement to the Registration Rights Agreement (if such Restricted Subsidiary’s registration obligations thereunder have not yet been completed) providing for a senior Guarantee by such Restricted Subsidiary, except that with respect to a guarantee of Indebtedness of the Issuer or any Restricted Subsidiary, if such Indebtedness is by its express terms subordinated in right of payment to the Notes or, in the case of a Subsidiary Guarantor, such Subsidiary Guarantor’s Guarantee, any such guarantee by such Restricted Subsidiary with respect to such Indebtedness shall be subordinated in right of payment to the Notes or such Subsidiary Guarantor’s Guarantee substantially to the same extent as such Indebtedness is subordinated to the Notes or such Subsidiary Guarantor’s Guarantee;

(2) such Restricted Subsidiary waives and will not in any manner whatsoever claim or take the benefit or advantage of, any rights of reimbursement, indemnity or subrogation or any other rights against the Issuer or any other Restricted Subsidiary as a result of any payment by such Restricted Subsidiary under its Guarantee until payment in full of Obligations under the Indenture; and

(3) such Restricted Subsidiary shall deliver to the Trustee an Opinion of Counsel to the effect that:

(a) such Guarantee has been duly executed and authorized; and

(b) such Guarantee constitutes a valid, binding and enforceable obligation of such Restricted Subsidiary, except insofar as enforcement thereof may be limited by bankruptcy, insolvency or similar laws (including, without limitation, all laws relating to fraudulent transfers) and except insofar as enforcement thereof is subject to general principles of equity;

provided that this covenant shall not be applicable to any guarantee of any Restricted Subsidiary that existed at the time such Person became a Restricted Subsidiary and was not incurred in connection with, or in contemplation of, such Person becoming a Restricted Subsidiary.

The Issuer may elect, in its sole discretion, to cause any Subsidiary that is not otherwise required to be a Subsidiary Guarantor to become a Subsidiary Guarantor, in which case such Subsidiary shall only be required to comply with clauses (1) and (2) above.

Future Parents

Cumulus Media Inc. and each Parent that is a subsidiary of Cumulus Media Inc. shall, within 30 days after such Parent becomes such a Parent shall:

(1) execute and deliver a supplemental indenture and joinder or supplement to the Registration Rights Agreement providing for a senior Guarantee by such Parent;

(2) waive and not in any manner whatsoever claim or take the benefit or advantage of, any rights of reimbursement, indemnity or subrogation or any other rights against the Issuer or any Restricted Subsidiary as a result of any payment by such Parent under its Guarantee until payment in full of Obligations under the Indenture; and

(3) deliver to the Trustee an Opinion of Counsel to the effect that:

(a) such Guarantee has been duly executed and authorized; and

(b) such Guarantee constitutes a valid, binding and enforceable obligation of such Parent, except insofar as enforcement thereof may be limited by bankruptcy, insolvency or similar laws (including, without limitation, all laws relating to fraudulent transfers) and except insofar as enforcement thereof is subject to general principles of equity.

Limitation on activities of License Subsidiaries

If at any time a License Subsidiary does not Guarantee the Notes, such License Subsidiary shall not (i) incur any Indebtedness other than (x) guarantees of Obligations under the Acquisition Credit Facility and (y) other Indebtedness not to exceed, when aggregated with all other Indebtedness incurred pursuant to this clause (y) by all other License Subsidiaries, $250,000 or (ii) create, incur, assume or suffer to exist any Liens upon any of its assets or property, income or profits therefrom, whether now owned or hereafter acquired, except Permitted Liens.

Reports and other information

Notwithstanding that the Issuer may not be subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act or otherwise report on an annual and quarterly basis on forms provided for such annual and quarterly reporting pursuant to rules and regulations promulgated by the SEC, the Indenture requires the Issuer to file with the SEC within 15 days after the dates set forth below:

(1) within 90 days after the end of each fiscal year, all financial information that would be required to be contained in an annual report on Form 10-K, or any successor or comparable form, filed with the SEC, including a “Management’s discussion and analysis of financial condition and results of operations” and a report on the annual financial statements by the Issuer’s independent registered public accounting firm;

(2) within 45 days after the end of each of the first three fiscal quarters of each fiscal year, all financial information that would be required to be contained in a quarterly report on Form 10-Q, or any successor or comparable form, filed with the SEC; and

(3) within the applicable number of days specified in the SEC’s rules and regulations, all current reports that would be required to be filed with the SEC on Form 8-K, or any successor or comparable form, if the Issuer were required to filed with the SEC;

in each case, in a manner that complies in all material respects with the requirements specified in such form.

Notwithstanding the foregoing, the Issuer shall not be so obligated to file such reports with the SEC if the SEC does not permit such filing, so long as, at the Issuer’s expense and by the applicable date the Issuer would be required to file such information pursuant to this covenant, the Issuer posts copies of such information required by the immediately preceding paragraph on a website (which may be nonpublic and may be maintained by the Issuer or a third party) to which access will be given to the Trustee, Holders, prospective investors in the Notes (which prospective investors shall be limited to “qualified institutional buyers” within the meaning of Rule 144A of the Securities Act or non-U.S. persons (as defined in Regulation S under the Securities Act) that certify their status as such to the reasonable satisfaction of the Issuer), and securities analysts and market making financial institutions that are reasonably satisfactory to the Issuer. The Trustee shall have no responsibility for determining whether or not such information has been posted and if the information in clause (3) has been posted to a website not maintained by the SEC, then the Issuer shall provide prompt notice of such posting to the Trustee.

To the extent any such information is not so filed or posted, as applicable, within the time periods specified above and such information is subsequently filed or posted, as applicable, the Issuer will be deemed to have satisfied its obligations with respect thereto at such time and any Default with respect thereto shall be deemed to have been cured; provided that such cure shall not otherwise affect the rights of the Holders under “—Events of default and remedies” if Holders of at least 25% in principal amount of the then total outstanding Notes have declared the principal, premium, if any, interest and any other monetary obligations on all the then outstanding Notes to be due and payable immediately and such declaration shall not have been rescinded or cancelled prior to such cure.

In addition, to the extent not satisfied by the foregoing, the Issuer will agree that, for so long as any Notes are outstanding, it will furnish to Holders and to securities analysts and prospective investors, upon their request, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act.

The Issuer shall hold quarterly conference calls that are publicly accessible promptly after the Issuer’s earnings for the prior fiscal period have been made available. No fewer than three Business Days prior to the date of each such conference call, the Issuer shall issue a press release to an appropriate U.S. wire service announcing the time and the date of such conference call and directing the beneficial owners of, and prospective investors in, the Notes and securities analysts how to access such conference call. The Trustee shall have no responsibility for determining whether or not such conference calls have been held.

The Issuer will be deemed to have satisfied the requirements of this covenant if Parent files and provides reports, documents and information of the types otherwise so required, in each case within the applicable time periods, and the Issuer is not required to file such reports, documents and information separately under the applicable rules and regulations of the SEC (after giving effect to any exemptive relief) because of the filings by such Parent; provided that such financial statements are accompanied by consolidating financial information for such Parent, the Issuer, the Subsidiary Guarantors and the Non-Guarantor Subsidiaries in the manner prescribed by the SEC to the extent such financial information would be required by the SEC.

If (i) any Parent that is a Guarantor has assets or operations independent of the Issuer and its Subsidiaries that, individually or collectively, would, if contained within a Subsidiary, constitute a Significant Subsidiary or (ii) the Issuer has designated any of its Subsidiaries as Unrestricted Subsidiaries and such Unrestricted Subsidiaries, either individually or collectively would otherwise have been a Significant Subsidiary then the annual and quarterly financial information required under this section shall include a reasonably detailed presentation, as determined in good faith by Senior Management of the Issuer, either on the face of the financial statements or in the footnotes to the financial statements and in the “Management’s discussion and analysis of financial condition and results of operations” section, of the financial condition and results of operations of the Issuer and its Restricted Subsidiaries separate from the financial condition and results of operations of such Parent or such Unrestricted Subsidiaries, as the case may be.

Notwithstanding the foregoing, such requirements shall be deemed satisfied prior to the commencement of the Exchange Offer or the effectiveness of the shelf registration statement by the filing with the SEC of any registration statement or other filing, and any amendments thereto, with such financial information that satisfies Regulation S-X of the Securities Act.

Payments for consent

Neither the Issuer nor any of its Restricted Subsidiaries shall, directly or indirectly, pay or cause to be paid any consideration to or for the benefit of any Holder for or as an inducement to any consent, waiver or amendment of any of the terms or provisions of the Indenture or the Notes unless such consideration is offered to be paid and is paid to all Holders that (a) are “qualified institutional buyers” within the meaning of Rule 144A of the Securities Act (and who, upon request, confirm that they are “qualified institutional buyers”) and (b) consent, waive or agree to amend in the time frame set forth in the solicitation documents relating to such consent, waiver or amendment.

Events of default and remedies

The Indenture provides that each of the following is an Event of Default:

(1) default in payment when due and payable, upon redemption, acceleration or otherwise, of principal of, or premium, if any, on the Notes;

(2) default for 30 days or more in the payment when due of interest or Additional Interest on or with respect to the Notes;

(3) failure by the Issuer or any Subsidiary Guarantor to comply with its obligations under “—Merger, consolidation or sale of all or substantially all assets”;

(4) failure by the Issuer or the Subsidiary Guarantors to comply for 30 days with any of their obligations under the covenants described under “—Repurchase at the option of Holders” above (in each case, other than a failure to purchase Notes which constitutes an Event of Default under clause (1) or (2) above);

(5) failure by the Issuer or any Guarantor for 60 days after receipt of written notice given by the Trustee or the Holders of not less than 25% in principal amount of the outstanding Notes to comply with any of its other obligations, covenants or agreements contained in the Indenture or the Notes;

(6) default under any mortgage, indenture or instrument under which there is issued or by which there is secured or evidenced any Indebtedness for money borrowed by the Issuer or any of its Restricted Subsidiaries or the payment of which is guaranteed by the Issuer or any of its Restricted Subsidiaries, other than Indebtedness owed to the Issuer or a Restricted Subsidiary, whether such Indebtedness or guarantee now exists or is created after the issuance of the Notes, if both:

(a) (i) such default either results from the failure to pay any principal of such Indebtedness at its stated final maturity (after giving effect to any applicable grace periods) or (ii) relates to an obligation other than the obligation to pay principal of any such Indebtedness at its stated final maturity and results in the holder or holders of such Indebtedness causing such Indebtedness to become due prior to its stated maturity; and

(b) the principal amount of such Indebtedness, together with the principal amount of any other such Indebtedness in default for failure to pay principal at its stated final maturity (after giving effect to any applicable grace periods), or the maturity of which has been so accelerated, is in excess of $50.0 million in the aggregate;

(7) failure by the Issuer or any Significant Subsidiary (or group of Restricted Subsidiaries that together (determined as of the most recent consolidated financial statements of the Issuer for a fiscal period end provided as required under “—Reports and other information”) would constitute a Significant Subsidiary), to pay final judgments by a court or courts of competent jurisdiction aggregating in excess of $50.0 million other than any judgments covered by indemnities provided by, or insurance policies issued by, reputable and creditworthy companies, which final judgments remain unpaid, undischarged and unstayed for a period of more than 60 days after such judgment becomes final;

(8) certain events of bankruptcy or insolvency with respect to the Issuer or any Significant Subsidiary (or group of Restricted Subsidiaries that together (determined as of the most recent consolidated financial statements of the Issuer for a fiscal period end provided as required under “—Reports and other information”) would constitute a Significant Subsidiary); or

(9) the Guarantee of any Parent that is required to Guarantee the Notes or of any Significant Subsidiary (or group of Restricted Subsidiaries that together (determined as of the most recent consolidated financial statements of the Issuer for a fiscal period end provided as required under “—Reports and other information”) would constitute a Significant Subsidiary) shall for any reason cease to be in full force and effect or be declared null and void or any responsible officer of any Parent that is required to Guarantee the Notes or of any Subsidiary Guarantor that is a Significant Subsidiary (or the responsible officers of any group of Restricted Subsidiaries that, taken together (determined as of the most recent consolidated financial statements of the Issuer for a fiscal period end provided as required under “—Reports and other information”) would constitute a Significant Subsidiary), as the case may be, denies that it has any further liability under its or their Guarantee(s) or gives notice to such effect, other than by reason of the termination of the Indenture or the release of any such Guarantee in accordance with the Indenture.

If any Event of Default (other than of a type specified in clause (8) above) occurs and is continuing under the Indenture, the Trustee or the Holders of at least 25% in principal amount of the then total outstanding Notes may by written notice to the Issuer declare the principal, premium, if any, interest and any other monetary obligations on all the then outstanding Notes to be due and payable immediately. Upon the effectiveness of such notice, such principal and interest will be due and payable immediately. Notwithstanding the foregoing, in the case of an Event of Default with respect to the Issuer arising under clause (8) of the first paragraph of this section, all outstanding Notes will become due and payable without further action or notice.

The Indenture provides that the Trustee may withhold from the Holders notice of any continuing Default, except a Default relating to the payment of principal, premium, if any, or interest, if it determines that withholding notice is in their interest. In addition, the Trustee shall have no obligation to accelerate the Notes if in the judgment of the Trustee acceleration is not in the interest of the Holders, subject to the second succeeding paragraph below.

The Indenture provides that the Holders of a majority in aggregate principal amount of the then outstanding Notes by notice to the Trustee may on behalf of the Holders of all of the Notes waive any existing Default and its consequences under the Indenture (except a continuing Default in the payment of interest or premium, if any, on the principal of any Note held by a non-consenting Holder other than the non-payment of interest or premium, if any, on the principal of such Note that became due solely because of the acceleration of such Note) and rescind any acceleration and its consequences with respect to the Notes; provided that such rescission would not conflict with any judgment of a court of competent jurisdiction. In the event of any Event of Default specified in clause (6) above, such Event of Default and all consequences thereof (excluding any resulting payment default, other than as a result of acceleration of the Notes) shall be annulled, waived and rescinded, automatically and without any action by the Trustee or the Holders, if within 30 days after such Event of Default arose:

(1) the Indebtedness or guarantee that is the basis for such Event of Default has been discharged; or

(2) holders thereof have rescinded or waived the acceleration, notice or action (as the case may be) giving rise to such Event of Default; or

(3) the default that is the basis for such Event of Default has been cured.

Subject to the provisions of the Indenture relating to the duties of the Trustee thereunder, in case an Event of Default occurs and is continuing, the Trustee will be under no obligation to exercise any of the rights or powers under the Indenture at the request or direction of any of the Holders unless the Holders have offered to the Trustee indemnity or security reasonably satisfactory to the Trustee against any loss, liability or expense. Except to enforce the right to receive payment of principal, premium, if any, or interest when due, no Holder of a Note may pursue any remedy with respect to the Indenture or the Notes unless:

(1) such Holder has previously given the Trustee written notice that an Event of Default is continuing;

(2) Holders of at least 25% in principal amount of the total outstanding Notes have requested the Trustee to pursue the remedy;

(3) Holders have offered and, if requested, provided to the Trustee indemnity or security reasonably satisfactory to the Trustee against any loss, liability or expense;

(4) the Trustee has not complied with such request within 60 days after the receipt thereof and the offer of security or indemnity; and

(5) Holders of a majority in principal amount of the total outstanding Notes have not given the Trustee a direction inconsistent with such request within such 60-day period.

Subject to certain restrictions, under the Indenture the Holders of a majority in principal amount of the total outstanding Notes are given the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or of exercising any trust or power conferred on the Trustee. The Trustee, however, may refuse to follow any direction that conflicts with law or the Indenture or that the Trustee determines is unduly prejudicial to the rights of any other Holder or that would involve the Trustee in personal liability.

The Indenture provides that the Issuer is required to deliver to the Trustee annually a statement regarding compliance with the Indenture, and the Issuer is required, within 15 Business Days after becoming aware of any Default that has occurred and is continuing, to deliver to the Trustee a statement specifying such Default.

No personal liability of directors, officers, employees, incorporators and stockholders

No director, officer, employee, incorporator or stockholder of the Issuer or any Subsidiary Guarantor or any Parent shall have any liability for any obligations of the Issuer or the Subsidiary Guarantors under the Notes, the Guarantees or the Indenture or for any claim based on, in respect of, or by reason of such obligations or their creation. Each Holder by accepting Notes waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes. Such waiver may not be effective to waive liabilities under the federal securities laws, and it is the view of the SEC that such a waiver is against public policy.

Legal Defeasance and Covenant Defeasance

The obligations of the Issuer and the Guarantors under the Indenture terminate and will be released upon payment in full of all of the Notes. The Issuer may, at its option and at any time, elect to have all of its obligations discharged with respect to the Notes and have each Guarantor’s obligation discharged with respect to its Guarantee (“Legal Defeasance”) and cure all then existing Events of Default except for:

(1) the rights of Holders to receive payments in respect of the principal of, premium, if any, and interest on the Notes when such payments are due solely out of the trust created pursuant to the Indenture;

(2) the Issuer’s obligations with respect to Notes concerning issuing temporary Notes, registration of such Notes, mutilated, destroyed, lost or stolen Notes and the maintenance of an office or agency for payment and money for security payments held in trust;

(3) the rights, powers, trusts, duties and immunities of the Trustee, and the Issuer’s obligations in connection therewith; and

(4) the Legal Defeasance provisions of the Indenture.

In addition, the Issuer may, at its option and at any time, elect to have its obligations and those of each Subsidiary Guarantor released with respect to certain covenants that are described in the Indenture (“Covenant Defeasance”), and thereafter any omission to comply with such obligations shall not constitute a Default with respect to the Notes. In the event Covenant Defeasance occurs, certain events (not including bankruptcy, receivership, rehabilitation and insolvency events pertaining to the Issuer) described under “—Certain covenants—Events of default and remedies” will no longer constitute an Event of Default with respect to the Notes. The Issuer may exercise Legal Defeasance notwithstanding its prior exercise of Covenant Defeasance. If the Issuer exercises its Legal Defeasance option, each Guarantor will be released from all of its obligations with respect to its Guarantee.

In order to exercise either Legal Defeasance or Covenant Defeasance with respect to the Notes:

(1) the Issuer shall have irrevocably deposited with the Trustee or as specified by the Trustee, in trust, for the benefit of the Holders, cash in U.S. dollars, Government Securities or a combination thereof, in such amounts as will be sufficient, in the opinion of a nationally recognized firm of independent public accountants, to pay the principal of, premium, if any, and interest due on the Notes on the stated maturity date or on the Redemption Date, as the case may be, of such principal, premium, if any, or interest on such Notes, and the Issuer must specify whether such Notes are being defeased to maturity or to a particular Redemption Date;

(2) in the case of Legal Defeasance, the Issuer shall have delivered to the Trustee an Opinion of Counsel reasonably acceptable to the Trustee confirming that, subject to customary assumptions and exclusions,

(a) the Issuer has received from, or there has been published by, the United States Internal Revenue Service a ruling, or

(b) since the issuance of the Notes, there has been a change in the applicable U.S. federal income tax law,

in either case to the effect that, and based thereon such Opinion of Counsel shall confirm that, subject to customary assumptions and exclusions, the Holders will not recognize income, gain or loss for U.S. federal income tax purposes, as applicable, as a result of such Legal Defeasance and will be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred;

(3) in the case of Covenant Defeasance, the Issuer shall have delivered to the Trustee an Opinion of Counsel reasonably acceptable to the Trustee confirming that, subject to customary assumptions and exclusions, the Holders will not recognize income, gain or loss for U.S. federal income tax purposes as a result of such Covenant Defeasance and will be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred;

(4) no Default (other than that resulting from borrowing funds to be applied to make such deposit and any similar and simultaneous deposit relating to other Indebtedness, and, in each case the granting of Liens in connection therewith) shall have occurred and be continuing on the date of such deposit;

(5) such Legal Defeasance or Covenant Defeasance must not result in a breach or violation of, or constitute a default under the Acquisition Credit Facility or any other material agreement or instrument (other than the Indenture) to which the Issuer or any Guarantor is a party or by which, the Issuer or any Guarantor is bound (other than that resulting from borrowing funds to be applied to make such deposit and any similar and simultaneous deposit relating to other Indebtedness and, in each case, the granting of Liens in connection therewith);

(6) the Issuer shall have delivered to the Trustee an Opinion of Counsel to the effect that, as of the date of such opinion and subject to customary assumptions and exclusions following the deposit, the trust funds will not be subject to the effect of Section 547 of Title 11 of the United States Code;

(7) the Issuer shall have delivered to the Trustee an Officer’s Certificate stating that the deposit was not made by the Issuer with the intent of defeating, hindering, delaying or defrauding any creditors of the Issuer or any Subsidiary Guarantor or others; and

(8) the Issuer shall have delivered to the Trustee an Officer’s Certificate and an Opinion of Counsel (which Opinion of Counsel may be subject to customary assumptions and exclusions), each stating that all conditions precedent provided for or relating to the Legal Defeasance or the Covenant Defeasance, as the case may be, have been complied with.

Satisfaction and discharge

The Indenture will be discharged and will cease to be of further effect as to all Notes, when either:

(1) all Notes theretofore authenticated and delivered, except lost, stolen or destroyed Notes which have been replaced or paid and Notes for whose payment money has theretofore been deposited in trust, have been delivered to the registrar for cancellation; or

(2)(a) all Notes not theretofore delivered to the registrar for cancellation have become due and payable by reason of the making of a notice of redemption or otherwise, will become due and payable within one year or are to be called for redemption within one year under arrangements satisfactory to the Trustee for the giving of notice of redemption by the Trustee in the name, and at the expense, of the Issuer and the Issuer or any Guarantor has irrevocably deposited or caused to be deposited with the Trustee or as specified by the Trustee as trust funds in trust solely for the benefit of the Holders, cash in

U.S. dollars, Government Securities, or a combination thereof, in such amounts as will be sufficient without consideration of any reinvestment of interest to pay and discharge the entire indebtedness on the Notes not theretofore delivered to the registrar for cancellation for principal, premium, if any, and accrued interest to the date of maturity or redemption;

(b) no Default (other than that resulting from borrowing funds to be applied to make such deposit and any similar and simultaneous deposit relating to other Indebtedness and, in each case, the granting of Liens in connection therewith) with respect to the Indenture or the Notes shall have occurred and be continuing on the date of such deposit or shall occur as a result of such deposit and such deposit will not result in a breach or violation of, or constitute a default under, the Acquisition Credit Facility or any other material agreement or instrument (other than the Indenture) to which the Issuer or any Guarantor is a party or by which the Issuer or any Guarantor is bound (other than that resulting from borrowing funds to be applied to make such deposit and any similar and simultaneous deposit relating to other Indebtedness and, in each case, the granting of Liens in connection therewith);

(c) the Issuer has paid or caused to be paid all sums payable by it under the Indenture; and

(d) the Issuer has delivered irrevocable instructions to the Trustee to apply the deposited money toward the payment of the Notes at maturity or the Redemption Date, as the case may be.

In addition, the Issuer must deliver an Officer’s Certificate and an Opinion of Counsel to the Trustee, stating that all conditions precedent to satisfaction and discharge have been satisfied.

Amendment, supplement and waiver

Except as provided in the next two succeeding paragraphs, the Indenture, the Notes and any Guarantee may be amended or supplemented with the consent of the Holders of at least a majority in principal amount of the Notes then outstanding, including consents obtained in connection with a purchase of, or tender offer or exchange offer for, Notes, and any existing Default or compliance with any provision of the Indenture or the Notes issued thereunder may be waived with the consent of the Holders of a majority in principal amount of the then outstanding Notes, other than Notes beneficially owned by the Issuer or its Affiliates (including consents obtained in connection with a purchase of or tender offer or exchange offer for the Notes).

The Indenture provides that, without the consent of each affected Holder, an amendment or waiver may not, with respect to any Notes held by a non-consenting Holder:

(1) reduce the principal amount of such Notes whose Holders must consent to an amendment, supplement or waiver;

(2) reduce the principal of or change the fixed stated maturity of any such Note or reduce the premium payable upon the redemption or repurchase of any Note or change the periods during which or events under which any Note may be redeemed at a particular price, whether through an amendment or waiver of provisions in the covenants, definitions or otherwise (except amendments to the definition of “Change of Control”);

(3) reduce the rate of or change the time for payment of interest on any Note;

(4) waive a Default in the payment of principal of or premium, if any, or interest on the Notes, except a rescission of acceleration of the Notes by the Holders of at least a majority in aggregate principal amount of the Notes and a waiver of the payment default that resulted from such acceleration, or in respect of a covenant or provision contained in the Indenture or any Guarantee which cannot be amended or modified without the consent of all Holders;

(5) make any Note payable in money other than that stated therein;

(6) make any change in the provisions of the Indenture relating to waivers of past Defaults or the rights of Holders to receive payments of principal of or premium, if any, or interest on the Notes;

(7) impair the right of any Holder to receive payment of principal of, or interest on such Holder’s Notes on or after the due dates therefor or to institute suit for the enforcement of any payment on or with respect to such Holder’s Notes;

(8) make any change to or modify the ranking of the Notes that would adversely affect the Holders;

(9) except as expressly permitted by the Indenture, modify the Guarantees of any Parent or any Significant Subsidiary (or group of Restricted Subsidiaries that together (determined as of the most recent consolidated financial statements of the Issuer for a fiscal period end provided as required under “—Certain covenants—Reports and other information”) would constitute a Significant Subsidiary), in any manner adverse to the Holders; or

(10) make any change in these amendment and waiver provisions;

Notwithstanding the foregoing, the Issuer, any Guarantor (with respect to the Indenture and the Guarantee to which it is a party, except that no existing Guarantor need execute a supplemental indenture pursuant to clause (8) below) and the Trustee may amend or supplement the Indenture, the Notes, and any Guarantee without the consent of any Holder:

(1) to cure any ambiguity, omission, mistake, defect or inconsistency;

(2) to provide for uncertificated Notes of such series in addition to or in place of certificated Notes;

(3) to comply with the covenant under “—Certain covenants—Merger, consolidation or sales of all or substantially all assets”;

(4) to make any change that would surrender any right or power conferred upon the Issuer or any Guarantor or provide any other additional rights or benefits to the Holders or that does not adversely affect the legal rights under the Indenture of any such Holder;

(5) to comply with requirements of the SEC in order to effect or maintain the qualification of the Indenture under the Trust Indenture Act;

(6) to evidence and provide for the acceptance and appointment under the Indenture of a successor Trustee thereunder pursuant to the requirements thereof;

(7) to provide for the issuance of Exchange Notes or private Exchange Notes, which are identical to Exchange Notes except that they are not freely transferable;

(8) to add a Guarantor under the Indenture;

(9) to conform the text of the Indenture, the Notes or the Guarantees to any provision of this “Description of the Notes” to the extent that such provision in this “Description of the Notes” was intended to be a verbatim recitation of a provision of the Indenture, the Notes or the Guarantees; or

(10) to make any amendment to the provisions of the Indenture relating to the transfer and legending of Notes as permitted by the Indenture, including, without limitation, to facilitate the issuance and administration of the Notes; provided, however, that (i) compliance with the Indenture as so amended would not result in Notes being transferred in violation of the Securities Act or any applicable securities law and (ii) such amendment does not materially and adversely affect the rights of Holders to transfer Notes.

The consent of the Holders is not necessary under the Indenture to approve the particular form of any proposed amendment. It is sufficient if such consent approves the substance of the proposed amendment. The Issuer, with the assistance of the Trustee, will provide to Holders notice of any supplement or amendment to the Indenture promptly following its execution.

Notices

Notwithstanding any other provision of the Indenture or any Note, where the Indenture or any Note provides for notice of any event (including any notice of redemption) to any Holder of a global Note, such notice shall be sufficiently given if given to DTC or any other applicable depositary for such Note (or its designee) according to the applicable rules and procedures of DTC or such depositary.

Concerning the Trustee

The Indenture contains certain limitations on the rights of the Trustee thereunder, should it become a creditor of the Issuer, to obtain payment of claims in certain cases, or to realize on certain property received in respect of any such claim as security or otherwise. The Trustee will be permitted to engage in other transactions; however, if it acquires any conflicting interest it must eliminate such conflict within 90 days, apply to the SEC for permission to continue or resign.

The Indenture provides that in case an Event of Default shall occur and be continuing, the Trustee will be required, in the exercise of its power, to use the degree of care of a prudent person in the conduct of his own affairs. Subject to such provisions, the Trustee is under no obligation to exercise any of its rights or powers under the Indenture at the request of any Holder of the Notes, unless such Holder shall have offered to the Trustee security and indemnity reasonably satisfactory to it against any loss, liability or expense.

Governing law

The Indenture, the Notes and any Guarantee are governed by and construed in accordance with the laws of the State of New York.

Certain definitions

Set forth below are certain defined terms used in the Indenture.

“Acquired Indebtedness” means, with respect to any specified Person,

(1) Indebtedness of any other Person existing at the time such other Person is merged with or into or becomes a Restricted Subsidiary of such specified Person, including Indebtedness incurred in connection with, or in contemplation of; such other Person merging with or into or becoming a Restricted Subsidiary of, such specified Person, and

(2) Indebtedness secured by a Lien encumbering any asset acquired by such specified Person.

“Acquisition Credit Facility” means one or more Credit Facilities or other financing arrangements (including, without limitation, commercial paper facilities) of the Issuer providing for revolving credit loans, term loans, letters of credit or other indebtedness, including any notes, mortgages, guarantees, collateral documents, instruments and agreements executed therewith entered into in connection with the Citadel Transaction.

“Acquisitions” means the CMP Acquisition and the Citadel Transaction.

“Additional Interest” means all additional interest then owing pursuant to the Registration Rights Agreement.

“Affiliate” of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For purposes of this definition, “control” (including, with correlative meanings, the terms “controlling,” “controlled by” and “under common control with”), as used with respect to any Person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise.

“Applicable Premium” means, with respect to any Note on any Redemption Date, the greater of:

(1) 1.0% of the principal amount of such Note; and

(2) the excess, if any, of (a) the present value at such Redemption Date of (i) the redemption price of such Note at May 1, 2015 (such redemption price being set forth in the table appearing above under “—Optional redemption”), plus (ii) all required interest payments due on such Note through May 1, 2015 (excluding accrued but unpaid interest to the Redemption Date), computed using a discount rate equal to the Treasury Rate as of such Redemption Date plus 50 basis points; over (b) the principal amount of such Note.

“Asset Sale” means:

(1) the sale, conveyance, transfer or other disposition, whether in a single transaction or a series of related transactions, of property or assets (including by way of a Sale and Lease-Back Transaction) of the Issuer (other than Equity Interests of the Issuer) or any of its Restricted Subsidiaries (each referred to in this definition as a “disposition”); or

(2) the issuance or sale of Equity Interests of any Restricted Subsidiary (other than Preferred Stock of Restricted Subsidiaries issued in compliance with the covenant described under “—Certain covenants—Limitation on incurrence of Indebtedness and issuance of Disqualified Stock and Preferred Stock” or directors’ qualifying shares and shares issued to foreign nationals as required under applicable law), whether in a single transaction or a series of related transactions, in each case, other than:

(a) any disposition of Cash Equivalents or Investment Grade Securities, any disposition of excess, obsolete, damaged or worn out or surplus assets in the ordinary course of business or any disposition of inventory or goods (or other assets) held for sale or no longer used in the ordinary course of business of the Issuer and its Restricted Subsidiaries;

(b) the disposition of all or substantially all of the assets of the Issuer in a manner permitted pursuant to the provisions described above under “—Certain covenants—Merger, consolidation or sale of all or substantially all assets” or any disposition that constitutes a Change of Control;

(c) the making of any Restricted Payment that is permitted to be made, and is made, under the covenant described above under “—Certain covenants—Limitation on Restricted Payments” and the making of any Permitted Investments (other than any Permitted Investment in Cash Equivalents or Investment Grade Securities made pursuant to clause (2) of the definition of “Permitted Investment”);

(d) any disposition of property or assets or issuance or sale of Equity Interests of any Restricted Subsidiary in any transaction or series of related transactions with an aggregate fair market value of less than $10.0 million;

(e) any disposition of property or assets or issuance or sale of securities by a Restricted Subsidiary to the Issuer or by the Issuer or a Restricted Subsidiary to another Restricted Subsidiary;

(f) to the extent allowable under Section 1031 of the Internal Revenue Code of 1986, any exchange of like property (excluding any boot thereon) for use in a Similar Business;

(g) the lease, assignment, sub-lease, license or sublicense of any real or personal property in the ordinary course of business;

(h) any issuance or sale of Equity Interests in, or Indebtedness or other securities of, an Unrestricted Subsidiary;

(i) foreclosures, condemnation or any similar action on assets;

(j) any disposition of Securitization Assets, or participations therein, in connection with any Qualified Securitization Financing, or the disposition of an account receivable in connection with the collection or compromise thereof in the ordinary course of business;

(k) the granting of a Lien that is permitted under the covenant described above under “—Certain covenants—Liens”;

(l) the sale or issuance by a Restricted Subsidiary of Preferred Stock or Disqualified Stock that is permitted by the covenant described under “—Certain covenants—Limitation on incurrence of Indebtedness and issuance of Disqualified Stock and Preferred Stock”;

(m) the unwinding of Hedging Obligations entered into in the ordinary course of business;

(n) any financing transaction with respect to property constructed, acquired, replaced, repaired or improved (including any reconstruction, refurbishment, renovation and/or development of real property) by the Issuer or any Restricted Subsidiary after the Issue Date, including Sale and Lease-Back Transactions and asset securitizations, permitted by clause (4) in the second paragraph of “—Certain covenants—Limitation on incurrence of Indebtedness and issuance of Disqualified Stock and Preferred Stock”; and

(o) any surrender or waiver of contractual rights or the settlement, release or surrender of contractual rights or other litigation claims in the ordinary course of business.

“Asset Sale Offer” has the meaning set forth in the third paragraph under “—Repurchase at the option of Holders—Asset Sales.”

“Business Day” means each day which is not a Legal Holiday.

“Capital Stock” means:

(1) in the case of a corporation, corporate stock;

(2) in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of capital stock;

(3) in the case of a partnership or limited liability company, partnership or membership interests (whether general or limited); and

(4) any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person.

“Capitalized Lease Obligation” means, at the time any determination thereof is to be made, the amount of the liability in respect of a capital lease that would at such time be required to be capitalized and reflected as a liability on a balance sheet (excluding the footnotes thereto) in accordance with GAAP, and the stated maturity thereof shall be the date of the last payment of rent or any other amount due under such lease prior to the first date upon which such lease may be prepaid by the lessee without payment of a penalty.

“Cash Equivalents” means:

(1) U.S. dollars;

(2) securities issued or directly and fully and unconditionally guaranteed or insured by the U.S. government or any agency or instrumentality thereof the securities of which are unconditionally guaranteed as a full faith and credit obligation of such government with maturities of 24 months or less from the date of acquisition;

(3) certificates of deposit, time deposits and eurodollar time deposits with maturities of one year or less from the date of acquisition, bankers’ acceptances with maturities not exceeding one year and overnight bank deposits, in each case with any commercial bank having capital and surplus of not less than $300.0 million;

(4) repurchase obligations for underlying securities of the types described in clauses (2) and entered into with any financial institution meeting the qualifications specified in clause (3) above and in U.S. dollars;

(5) commercial paper rated at least P-2 by Moody’s or at least A-2 by S&P and in each case maturing within 24 months after the date of creation thereof, in U.S. dollars;

(6) marketable short-term money market and similar securities having a rating of at least P-2 or A-2 from either Moody’s or S&P, respectively (or, if at any time neither Moody’s nor S&P shall be rating such obligations, an equivalent rating from another Rating Agency) and in each case maturing within 24 months after the date of creation thereof and in U.S. dollars;

(7) investment funds investing substantially all of their assets in securities of the types described in clauses (1) through (6) above;

(8) readily marketable direct obligations issued by any state, commonwealth or territory of the United States or any political subdivision or taxing authority thereof having an Investment Grade Rating from either Moody’s or S&P with maturities of 24 months or less from the date of acquisition;

(9) Indebtedness or Preferred Stock issued by Persons with a rating of A or higher from S&P or A2 or higher from Moody’s with maturities of 24 months or less from the date of acquisition and in each case in U.S. dollars;

(10) Investments with weighted average maturities of 12 months or less from the date of acquisition in money market funds rated A (or the equivalent thereof) or better by S&P or A (or the equivalent thereof) or better by Moody’s and in each case in U.S. dollars; and

(11) credit card receivables and debit card receivables so long as such are considered cash equivalents under GAAP and are so reflected on the Issuer’s balance sheet.

Notwithstanding the foregoing, Cash Equivalents shall include amounts denominated in currencies other than U.S. dollars; provided that such amounts are converted into U.S. dollars as promptly as practicable and in any event within ten Business Days following the receipt of such amounts.

“Cash Management Services” means any of the following to the extent not constituting a line of credit (other than an overnight overdraft facility that is not in default): ACH transactions, treasury and/or cash management services, including, without limitation, controlled disbursement services, overdraft facilities that are not in default, foreign exchange facilities, deposit and other accounts and merchant services.

“Change of Control” means the occurrence of any of the following:

(1) the sale, lease or transfer, in one or a series of related transactions (other than by way of merger or consolidation), of all or substantially all of the assets of any Parent or the Issuer and their respective Subsidiaries, taken as a whole, to any Person other than to any Guarantor or Permitted Holder; or

(2) the Issuer becomes aware of (by way of a report or any other filing pursuant to Section 13(d) of the Exchange Act, proxy, vote, written notice or otherwise) the acquisition by any Person or group (within the meaning of Section 13(d)(3) or Section 14(d)(2) of the Exchange Act, or any successor provision) other than Permitted Holders, including any group acting for the purpose of acquiring, holding or disposing of securities (within the meaning of Rule 13d-5(b)(1) under the Exchange Act) in a single transaction or in a related series of transactions, by way of merger, consolidation or other business combination or purchase of beneficial ownership (within the meaning of Rule 13d-3 under the Exchange Act, or any successor provision) of 50% or more of the total voting power of the Voting Stock of (a) the Issuer or (b) any Parent holding directly or indirectly a majority of the total voting power of the Voting Stock of the Issuer; or

(3) the first day on which a majority of the members of the board of directors of the Issuer or Parent are not Continuing Directors; or

(4) the adoption by the stockholders of the Issuer or any Parent of a plan or proposal for the liquidation or dissolution of the Issuer or Parent.

Notwithstanding anything to the contrary in the foregoing, neither of the Acquisitions nor any of the transactions contemplated in connection therewith constituted or gave rise to a Change of Control.

“Citadel” means Citadel Broadcasting Corporation.

“Citadel Transactions” means the merger, effective as of September 16, 2011, of Citadel with and into Cumulus Media Holdings Inc. as provided in, and the other transactions contemplated by, the Merger Agreement, together with (1) the Operating Holdco Assumption and (2) the repayment of all amounts outstanding, and the termination of the commitments, under the Existing Credit Facility.

“CMP” means Cumulus Media Partners, LLC.

“CMP Acquisition” means the acquisition on August 1, 2011, by Cumulus Media Inc. of all Equity Interests of CMP that it did not hold as of the Issue Date as provided in the Exchange Agreement.

“Consolidated Interest Expense” means, with respect to any Person for any period, without duplication, the sum of:

(1) consolidated interest expense of such Person and its Restricted Subsidiaries for such period, to the extent such expense was deducted (and not added back) in computing Consolidated Net Income (including (a) amortization of original issue discount resulting from the issuance of Indebtedness at less than par, (b) all commissions, discounts and other fees and charges owed with respect to letters of credit or bankers acceptances, (c) non-cash interest payments (but excluding any non-cash interest expense attributable to the movement in the mark-to-market valuation of Hedging Obligations or other derivative instruments pursuant to GAAP), (d) the interest component of Capitalized Lease Obligations, and (e) net payments, if any, pursuant to interest rate Hedging Obligations with respect to Indebtedness, and excluding (v) penalties and interest related to taxes, (w) any Additional Interest with respect to the Notes, (x) amortization of deferred financing fees, debt issuance costs, discounted liabilities, commissions, fees and expenses, (y) any expensing of bridge, commitment and other financing fees and (z) commissions, discounts, yield and other fees and charges (including any interest expense) related to any Securitization Facility); plus

(2) consolidated capitalized interest of such Person and its Restricted Subsidiaries for such period, whether paid or accrued; less

(3) interest income for such period.

For purposes of this definition, interest on a Capitalized Lease Obligation shall be deemed to accrue at an interest rate reasonably determined by such Person to be the rate of interest implicit in such Capitalized Lease Obligation in accordance with GAAP.

“Consolidated Net Income” means, with respect to any Person for any period, the aggregate of the consolidated net income (loss), of such Person and its Restricted Subsidiaries for such period, and otherwise determined in accordance with GAAP; provided, however, that, without duplication,

(1) any net after-tax effect of extraordinary, non-recurring or unusual gains or losses, costs, charges or expenses (including any such amounts relating to the Refinancing Transactions and the Acquisitions to the extent incurred on or prior to the date that is the one-year anniversary of the related Acquisition), severance, relocation costs and curtailments or modifications to pension and post-retirement employee benefit plans shall be excluded,

(2) the cumulative effect of a change in accounting principles during such period shall be excluded,

(3) any net after-tax effect of income (loss) from disposed, abandoned or discontinued operations and any net after-tax gains or losses on disposal of disposed, abandoned or discontinued operations shall be excluded,

(4) any net after-tax effect of gains or losses (less all fees and expenses relating thereto) attributable to asset dispositions (including sales or other dispositions of assets under a Securitization Facility) other than in the ordinary course of business, as determined in Good Faith by the Issuer, shall be excluded,

(5) the Consolidated Net Income for such period of any Person that is not a Subsidiary, or is an Unrestricted Subsidiary, or that is accounted for by the equity method of accounting, shall be excluded; provided that Consolidated Net Income of the Issuer shall be increased by the amount of dividends or distributions or other payments that are actually paid in Cash Equivalents (or to the extent converted into Cash Equivalents) to the referent Person or a Restricted Subsidiary thereof in respect of such period (without duplication for purposes of the covenant described under “—Certain covenants—Limitation on Restricted Payments” of any amounts included under clause (3)(c) of the first paragraph of such covenant),

(6) solely for the purpose of determining the amount available for Restricted Payments under clause (3)(a) of the first paragraph of “—Certain covenants—Limitation on Restricted Payments,” the Consolidated Net Income (if positive) for such period of any Restricted Subsidiary (other than any Subsidiary Guarantor) shall be excluded to the extent the declaration or payment of dividends or similar distributions by that Restricted Subsidiary of its Consolidated Net Income is not at the date of determination permitted without any prior governmental approval (which has not been obtained) or, directly or indirectly, is otherwise restricted by the operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule, or governmental regulation applicable to that Restricted Subsidiary or its stockholders, unless such restriction with respect to the payment of dividends or similar distributions has been legally waived; provided that Consolidated Net Income of the Issuer will be increased by the amount of dividends or other distributions or other payments actually paid in Cash Equivalents (or to the extent converted into Cash Equivalents) to the Issuer or a Restricted Subsidiary thereof in respect of such period, to the extent not already included therein,

(7) effects of adjustments (including the effects of such adjustments pushed down to the Issuer and its Restricted Subsidiaries) in such Person and its Restricted Subsidiaries’ consolidated financial statements, including adjustments to the inventory, property and equipment, software and other intangible assets (including favorable and unfavorable leases and contracts), deferred revenue and debt line items in such Person and its Restricted Subsidiaries’ consolidated financial statements pursuant to GAAP resulting from the application of purchase accounting in relation to any consummated acquisition or the amortization or write-off or write-down of any amounts thereof, net of taxes, shall be excluded,

(8) any after-tax effect of income (loss) from the early extinguishment or cancellation of Indebtedness or Hedging Obligations or other derivative instruments shall be excluded,

(9) any impairment charge, asset write-off or write-down, in each case pursuant to GAAP, and the amortization of intangibles and other assets arising pursuant to GAAP, shall be excluded,

(10) any (i) non-cash compensation charge or expense recorded from grants of stock appreciation or similar rights, stock options, restricted stock or other rights and (ii) income (loss) attributable to deferred compensation plans or trusts shall be excluded,

(11) any unrealized net gains and losses resulting from Hedging Obligations or embedded derivatives that require similar accounting treatment and the application of Accounting Standards Codification Topic 815, Derivatives and Hedging, and related pronouncements shall be excluded,

(12) any unrealized net gains and losses resulting from currency translation gains or losses related to currency remeasurements of Indebtedness (including any unrealized net gains or losses resulting from hedge agreements for currency exchange risk) shall be excluded; and

(13) any net income or loss included in the consolidated financial statements of such Person and its Restricted Subsidiaries as noncontrolling interests due to the application of Accounting Standards Codification Topic 810, Consolidation, shall be excluded.

Any cash amounts dividended, distributed, loaned or otherwise transferred to any Parent by the Issuer or its Restricted Subsidiaries pursuant to clause (13) of the second paragraph of the covenant described under “—Certain covenants—Limitation on Restricted Payments,” without duplication of any amounts otherwise deducted in calculating Consolidated Net Income, the funds for which are provided by the Issuer and/or its Restricted Subsidiaries, shall be deducted in calculating the Consolidated Net Income of the Issuer and its Restricted Subsidiaries.

In addition, to the extent not already included in the consolidated net income (loss) of such Person and its Restricted Subsidiaries determined in accordance with GAAP, notwithstanding anything to the contrary in the foregoing, Consolidated Net Income shall include the amount of proceeds received from business interruption insurance and reimbursements of any expenses and charges that are covered by indemnification or other reimbursement provisions in connection with any Permitted Investment or any sale, conveyance, transfer or other disposition of assets permitted under the Indenture.

Notwithstanding the foregoing, for the purpose of the covenant described under “—Certain covenants—Limitation on Restricted Payments” only (other than clause (3)(c) thereof of the first paragraph), there shall be excluded from Consolidated Net Income any income arising from any sale or other disposition of Restricted Investments made by the Issuer and its Restricted Subsidiaries, any repurchases and redemptions of Restricted Investments from the Issuer and its Restricted Subsidiaries, any repayments of loans and advances which constitute Restricted Investments by the Issuer or any of its Restricted Subsidiaries, any sale of the stock of an Unrestricted Subsidiary or any distribution or dividend from an Unrestricted Subsidiary, in each case only to the extent such amounts increase the amount of Restricted Payments permitted under such covenant pursuant to clause (3)(c) thereof.

“Consolidated Total Indebtedness” means, as at any date of determination, an amount equal to the sum of (1) the aggregate amount of all outstanding Indebtedness of the Issuer and its Restricted Subsidiaries consisting of Indebtedness for borrowed money, Obligations in respect of Capitalized Lease Obligations and debt obligations evidenced by promissory notes and similar instruments (and including, for the avoidance of doubt, all obligations relating to Qualified Securitization Financings) and (2) the aggregate amount of all outstanding Disqualified Stock of the Issuer and all Disqualified Stock and Preferred Stock of its Restricted Subsidiaries, with the amount of such Disqualified Stock and Preferred Stock equal to the greater of their respective voluntary or involuntary liquidation preferences and Maximum Fixed Repurchase Prices, in each case determined in accordance with GAAP; provided that Indebtedness of the Issuer and its Restricted Subsidiaries under any revolving credit facility or line of credit as at any date of determination shall be determined using the Average Quarterly Balance of such Indebtedness for the most recently ended four fiscal quarters for which internal financial statements are available as of such date of determination (the “Reference Period”). For purposes hereof, (a) the “Maximum Fixed Repurchase Price” of any Disqualified Stock or Preferred Stock that does not have a fixed repurchase price shall be calculated in accordance with the terms of such Disqualified Stock or Preferred Stock as if such Disqualified Stock or Preferred Stock were purchased on any date on which Consolidated Total Indebtedness shall be required to be determined pursuant to the Indenture, and, if such price is based upon, or measured by, the fair market value of such Disqualified Stock or Preferred Stock, such fair market value shall be determined reasonably and in Good Faith by the Issuer, (b) “Average Quarterly Balance” means, with respect to any Indebtedness incurred by the Issuer or its Restricted Subsidiaries under a revolving facility or line of credit, the quotient of (x) the sum of each Individual Quarterly Balance for each fiscal quarter ended on or prior to such date of determination and included in the Reference Period divided by (y) 4, and (c) “Individual Quarterly Balance” means, with respect to any Indebtedness incurred by the Issuer or its Restricted Subsidiaries under a revolving credit facility or line of credit during any fiscal quarter of the Issuer, the quotient of (x) the sum of the aggregate outstanding principal amount of all such Indebtedness at the end of each day of such quarter divided by (y) the number of days in such fiscal quarter.

“Contingent Obligations” means, with respect to any Person, any obligation of such Person guaranteeing any leases, dividends or other obligations that do not constitute Indebtedness (“primary obligations”) of any other Person (the “primary obligor”) in any manner, whether directly or indirectly, including, without limitation, any obligation of such Person, whether or not contingent,

(1) to purchase any such primary obligation or any property constituting direct or indirect security therefor,

(2) to advance or supply funds,

(a) for the purchase or payment of any such primary obligation, or

(b) to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency of the primary obligor, or

(3) to purchase property, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation against loss in respect thereof.

“Continuing Directors” means, as of any date of determination, any member of the board of directors of the Issuer or a Parent who: (1) was a member of such board of directors on the Issue Date or (2) was nominated for election or elected to such board of directors with the approval of a majority of the Continuing Directors who were members of such board of directors at the time of such nomination or election.

“Credit Facilities” means, with respect to the Issuer or any of its Parents or Restricted Subsidiaries, one or more debt facilities, including the Acquisition Credit Facility or any other financing arrangements (including, without limitation, commercial paper facilities or indentures) providing for revolving credit loans, term loans, letters of credit or other indebtedness, including any notes, mortgages, guarantees, collateral documents, instruments and agreements executed in connection therewith, and any amendments, supplements, modifications, extensions, renewals, restatements or refunding thereof (including any commercial paper facilities or indentures) that replace, refund or refinance any part of such loans, letters of credit or other indebtedness, including any such notes, mortgages, guarantees collateral documents, instruments and agreements thereunder, including any such amending, supplementing, modifying, extending, renewing, restating or refunding facility or arrangement (including such commercial paper facilities or indentures) that increases the amount permitted to be borrowed thereunder or alters the maturity thereof (provided that such increase in borrowings is permitted under “—Certain covenants—Limitation on incurrence of Indebtedness and issuance of Disqualified Stock and Preferred Stock”) or adds Restricted Subsidiaries as additional borrowers or Guarantors thereunder and whether by the same or any other agent, lender or investor or group of agents, lenders or investors.

“Default” means any event that is, or with the passage of time or the giving of notice or both would be, an Event of Default; provided that any Default that results solely from the taking of an action that would have been permitted but for the continuation of a previous Default will be deemed to be cured if such previous Default is cured prior to becoming an Event of Default.

“Designated Non-cash Consideration” means the fair market value of non-cash consideration received by the Issuer or a Restricted Subsidiary in connection with an Asset Sale that is so designated as Designated Non-cash Consideration pursuant to an Officer’s Certificate, setting forth the basis of such valuation, executed by a responsible financial or accounting officer of the Issuer, less the amount of Cash Equivalents received in connection with a subsequent sale of or collection on such Designated Non-cash Consideration.

“Designated Preferred Stock” means Preferred Stock of the Issuer or any Parent (in each case other than Disqualified Stock) that is issued for cash (other than to a Restricted Subsidiary or an employee stock ownership plan or trust established by the Issuer or any of its Subsidiaries) and is so designated as Designated Preferred Stock, pursuant to an Officer’s Certificate executed by a responsible financial or accounting officer of the Issuer or the applicable Parent, as the case may be, on the issuance date thereof, the cash proceeds of which are excluded from the calculation set forth in clause (3) of the first paragraph of the “—Certain covenants—Limitation on Restricted Payments” covenant.

“Disqualified Stock” means, with respect to any Person, any Capital Stock of such Person which, by its terms, or by the terms of any security into which it is convertible or for which it is putable or exchangeable, or upon the happening of any event, matures or is mandatorily redeemable (other than solely as a result of a change of control or asset sale) pursuant to a sinking fund obligation or otherwise, or is redeemable at the option of the holder thereof (other than solely as a result of a change of control or asset sale), in whole or in part, in each case prior to the date 91 days after the earlier of the maturity date of the Notes or the date the Notes are no longer outstanding; provided, however, that if such Capital Stock is issued to any plan for the benefit of employees of the Issuer or its Subsidiaries or by any such plan to such employees, such Capital Stock shall not constitute Disqualified Stock solely because it may be required to be repurchased by the Issuer or its Subsidiaries in order to satisfy applicable statutory or regulatory obligations.

“EBITDA” means, with respect to any Person for any period, the Consolidated Net Income of such Person for such period, and, without duplication,

(1) increased (to the extent any such amounts were deducted in computing Consolidated Net Income) and not added back in the definition thereof by:

(a) provision for taxes based on income or profits or capital, including, without limitation, state, franchise and similar taxes and foreign withholding taxes of such Person paid or accrued during such period; plus

(b) Fixed Charges of such Person for such period (including, (x) net losses on Hedging Obligations or other derivative instruments entered into for the purpose of hedging interest rate risk and (y) costs of surety bonds in connection with financing activities, plus amounts excluded from the definition of “Consolidated Interest Expense” pursuant to clauses 1(v) through 1(z) thereof); plus

(c) the total amount of depreciation and amortization expense, including the amortization of deferred financing fees, of such Person and its Restricted Subsidiaries for such period on a consolidated basis and determined in accordance with GAAP; plus

(d) any expenses or charges (other than depreciation or amortization expense) related to any Equity Offering, Permitted Investment, acquisition, disposition, recapitalization or the incurrence of Indebtedness permitted to be incurred by the Indenture (including a refinancing thereof) (whether or not successful) or an amendment or modification of any debt instrument, including

(i)	such fees, expenses or charges related to the offering of the Notes, the Acquisition Credit Facility and any Securitization Fees, and

(ii)	any amendment or other modification of the Notes and the Acquisition Credit Facility; plus

(e) the amount of any restructuring charge or reserve, integration cost or other business optimization expense (including litigation expenses, including judgment and settlement amounts, relating to any Acquisition not to exceed $3.0 million in the aggregate) that is certified by a responsible financial or accounting officer of the Issuer, including any onetime costs incurred in connection with acquisitions after the Issue Date and costs related to the closure and/or consolidation of facilities; provided that the aggregate amount of all charges, reserves, costs and expenses added back under this clause (e) in the aggregate in any consecutive four-quarter period will not exceed $20.0 million in the aggregate; plus

(f) any other non-cash charges, expenses or losses for such period, excluding any such charge that represents an accrual or reserve for a cash expenditure for a future period; plus

(g) any costs or expense incurred by the Issuer or a Restricted Subsidiary pursuant to any management equity plan or stock option plan or any other management or employee benefit plan or agreement or any stock subscription or shareholder agreement, to the extent that such cost or expenses are funded with cash proceeds contributed to the capital of the Issuer or net cash proceeds of an issuance of Equity Interests of the Issuer (other than Disqualified Stock), solely to the extent that such net cash proceeds are excluded from the calculation set forth in clause (3) of the first paragraph under “—Certain covenants—Limitation on Restricted Payments”; plus

(h) the amount of loss on sale of Securitization Assets and related assets to the Securitization Subsidiary in connection with a Qualified Securitization Financing; plus

(i) cash receipts (or any netting arrangements resulting in reduced cash expenditures) not representing EBITDA or Consolidated Net Income in any period to the extent noncash gains relating to such income were deducted in the calculation of EBITDA pursuant to clause (2) below for any previous period and not added back; plus

(j) net realized losses from Hedging Obligations or embedded derivatives that require similar accounting treatment and the application of Accounting Standard Codification Topic 815, Derivatives and Hedging, and related pronouncements;

(2) decreased (without duplication) by: (a) non-cash gains increasing Consolidated Net Income of such Person for such period, excluding any non-cash gains to the extent they represent the reversal of an accrual or reserve for a potential cash item that reduced EBITDA in any prior period and any non-cash gains with respect to cash actually received in a prior period so long as such cash did not increase EBITDA in such prior period; plus (b) any net realized income or gains from Hedging Obligations or embedded derivatives that require similar accounting treatment and the application of Accounting Standard Codification Topic 815, Derivatives and Hedging, and related pronouncements, and

(3) increased or decreased by (without duplication), as applicable, any adjustments resulting from the application of Accounting Standards Codification Topic 460, Guarantees, or any comparable regulation.

“Equity Interests” means Capital Stock and all warrants, options or other rights to acquire Capital Stock, but excluding any debt security that is convertible into, or exchangeable for, Capital Stock.

“Equity Offering” means any public or private sale of common stock or Preferred Stock of the Issuer or any Parent (excluding Disqualified Stock), other than:

(1) public offerings with respect to the Issuer’s or any Parent’s common stock registered on Form S-4 or Form S-8; and

(2) issuances to any Subsidiary of the Issuer.

“Event of Default” has the meaning set forth under “—Certain Covenants—Events of default and remedies.”

“Excess Proceeds” has the meaning set forth in the third paragraph under “—Repurchase at the option of Holders—Asset Sales.”

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations of the SEC promulgated thereunder.

“Exchange Agreement” means the Exchange Agreement, dated as of January 31, 2011, as amended from time to time, among Cumulus Media Inc., each of the sellers party thereto and the seller’s representative party thereto, whereby CMP and its Subsidiaries became indirect wholly-owned Subsidiaries of the Issuer.

“Existing Credit Facility” means the loans under that certain Credit Agreement, dated as of June 7, 2006, among Cumulus Media Inc., the agents and lenders party thereto and General Electric Capital Corporation, as successor Administrative Agent, as amended and supplemented as of the Issue Date, including any notes, mortgages, guarantees, collateral documents, instruments and agreements executed in connection therewith, which Existing Credit Facility was terminated on September 16, 2011.

“FCC” means the Federal Communications Commission or any governmental authority succeeding to the Federal Communications Commission.

“FCC Licenses” means (a) the licenses, permits, authorizations or certificates to construct, own or operate the television or radio stations granted by the FCC, and all extensions, additions and renewals thereto or thereof, and (b) the licenses, permits, authorizations or certificates which are necessary to construct, own or operate the television or radio stations granted by administrative law courts or any state, county, city, town, village or other local government authority, and all extensions, additions and renewals thereto or thereof.

“Fixed Charges” means, with respect to any Person for any period, the sum, of:

(1) Consolidated Interest Expense of such Person for such period; and

(2) all cash dividends or other distributions paid (excluding items eliminated in consolidation) on any series of Preferred Stock or Disqualified Stock during such period.

“Foreign Subsidiary” means, with respect to any Person, (1) any Restricted Subsidiary of such Person that is not organized or existing under the laws of the United States, any state thereof, the District of Columbia or any territory thereof and (2) any Restricted Subsidiary of such Foreign Subsidiary.

“GAAP” means generally accepted accounting principles in the United States which are in effect on the Issue Date.

“Good Faith by the Issuer” means the decision in good faith by a responsible financial officer of the Issuer; provided that (a) if such decision involves a determination of fair market value in excess of $10.0 million, the decision is made in good faith by the Senior Management of the Issuer and (b) if such decision involves a determination of fair market value in excess of $15.0 million, the decision is made in good faith by the board of directors of the Issuer.

“Government Securities” means securities that are:

(1) direct obligations of the United States of America for the timely payment of which its full faith and credit is pledged; or

(2) obligations of a Person controlled or supervised by and acting as an agency or instrumentality of the United States of America the timely payment of which is unconditionally guaranteed as a full faith and credit obligation by the United States of America, which, in either case, are not callable or redeemable at the option of the issuers thereof, and shall also include a depository receipt issued by a bank (as defined in Section 3(a)(2) of the Securities Act), as custodian with respect to any such Government Securities or a specific payment of principal of or interest on any such Government Securities held by such custodian for the account of the holder of such depository receipt; provided that (except as required by law) such custodian is not authorized to make any deduction from the amount payable to the holder of such depository receipt from any amount received by the custodian in respect of the Government Securities or the specific payment of principal of or interest on the Government Securities evidenced by such depository receipt.

“guarantee” means a guarantee (other than by endorsement of negotiable instruments for collection in the ordinary course of business), direct or indirect, in any manner (including letters of credit and reimbursement agreements in respect thereof), of all or any part of any Indebtedness or other obligations.

“Guarantee” means the guarantee by any Guarantor of the Issuer’s Obligations under the Indenture and the Notes.

“Guarantor” means each Restricted Subsidiary that provides a Guarantee in accordance with the Indenture and, Cumulus Media Inc. and any Parent that is a subsidiary of Cumulus Media Inc.; provided that upon release or discharge of such Restricted Subsidiary or Parent from its Guarantee in accordance with the Indenture, such Restricted Subsidiary or Parent shall cease to be a Guarantor.

“Hedging Obligations” means, with respect to any Person, the obligations of such Person under any interest rate swap agreement, interest rate cap agreement, interest rate collar agreement, commodity swap agreement, commodity cap agreement, commodity collar agreement, foreign exchange contract, currency swap agreement or similar agreement providing for the transfer or mitigation of interest rate, commodity price or currency risks either generally or under specific contingencies.

“Holder” means the Person in whose name a Note is registered on the registrar’s books.

“Indebtedness” means, with respect to any Person, without duplication:

(1) any indebtedness (including principal and premium) of such Person, whether or not contingent:

(a) in respect of borrowed money;

(b) evidenced by bonds, notes, debentures or similar instruments or letters of credit or bankers’ acceptances (or, without duplication, reimbursement agreements in respect thereof);

(c) representing the balance deferred and unpaid of the purchase price of any property (including Capitalized Lease Obligations), except (i) any such balance that constitutes an obligation in respect of a commercial letter of credit, a trade payable or similar obligation to a trade creditor, in each case accrued in the ordinary course of business (and with respect to commercial letters of credit, repaid in a timely manner) and (ii) any earn-out obligations until such obligation becomes a liability on the balance sheet of such Person in accordance with GAAP and is not paid after becoming due and payable; or

(d) representing any Hedging Obligations;

if and to the extent that any of the foregoing Indebtedness (other than letters of credit and Hedging Obligations) would appear as a liability upon a balance sheet (excluding the footnotes thereto) of such Person prepared in accordance with GAAP;

(2) to the extent not otherwise included, any obligation by such Person to be liable for, or to pay, as obligor, guarantor or otherwise, on the obligations of the type referred to in clause (1) of a third Person (whether or not such items would appear upon the balance sheet of such obligor or guarantor), other than by endorsement of negotiable instruments for collection in the ordinary course of business; and

(3) to the extent not otherwise included, the obligations of the type referred to in clause (1) of a third Person secured by a Lien on any asset owned by such first Person, whether or not such Indebtedness is assumed by such first Person;

Indebtedness shall not include (i) Contingent Obligations incurred in the ordinary course of business, (ii) Cash Management Services or (iii) Indebtedness that has been defeased or satisfied and discharged in accordance with the terms of the documents governing such Indebtedness and which Indebtedness is no longer reflected as debt on the Issuer’s and its Restricted Subsidiaries’ financial statements.

“Independent Financial Advisor” means an accounting, appraisal, investment banking firm or consultant to Persons engaged in Similar Businesses of nationally recognized standing that is, in the good faith judgment of the Issuer, qualified to perform the task for which it has been engaged.

“Initial Purchasers” means the initial purchasers of the Notes parties to the purchase agreement entered into with Cumulus Media Inc., the Issuer and the other Subsidiary Guarantors on April 29, 2011.

“Investment Agreement” means the Investment Agreement, dated as of March 9, 2011, as amended as of April 22, 2011, among Cumulus Media Inc. and the investors party thereto.

“Investment Grade Rating” means a rating equal to or higher than Baa3 (or the equivalent) by Moody’s and BBB- (or the equivalent) by S&P, or, in either case, an equivalent rating by any other Rating Agency.

“Investment Grade Securities” means:

(1) securities issued or directly and fully guaranteed or insured by the U.S. government or any agency or instrumentality thereof (other than Cash Equivalents);

(2) debt securities or debt instruments with an Investment Grade Rating, but excluding any debt securities or instruments constituting loans or advances among the Issuer and its Subsidiaries;

(3) investments in any fund that invests exclusively in investments of the type described in clauses (1) and (2) which fund may also hold immaterial amounts of cash pending investment or distribution; and

(4) corresponding instruments in countries other than the United States customarily utilized for high quality investments.

“Investments” means, with respect to any Person, all investments by such Person in other Persons (including Affiliates) in the form of loans (including guarantees), advances or capital contributions (excluding accounts receivable, credit card and debit card receivables, trade credit, advances to customers, commission, travel and similar advances to officers and employees, in each case made in the ordinary course of business), purchases or other acquisitions for consideration of Indebtedness, Equity Interests or other securities issued by any other Person and investments that are required by GAAP to be classified on the balance sheet (excluding the footnotes) of the Issuer in the same manner as the other investments included in this definition to the extent such transactions involve the transfer of cash or other property. For purposes of the definition of “Unrestricted Subsidiary” and the covenant described under “—Certain covenants—Limitation on Restricted Payments”:

(1) “Investments” shall include the portion (proportionate to the Issuer’s equity interest in such Subsidiary) of the fair market value of the net assets of a Subsidiary of the Issuer at the time that such Subsidiary is designated an Unrestricted Subsidiary; provided, however, that upon a redesignation of such Subsidiary as a Restricted Subsidiary, the Issuer shall be deemed to continue to have an “Investment” in an Unrestricted Subsidiary in an amount (if positive) equal to:

(a) the Issuer’s “Investment” in such Subsidiary at the time of such redesignation; less

(b) the portion (proportionate to the Issuer’s equity interest in such Subsidiary) of the fair market value of the net assets of such Subsidiary at the time of such redesignation;

(2) any property transferred to or from an Unrestricted Subsidiary shall be valued at its fair market value at the time of such transfer, in each case as determined in Good Faith by the Issuer; and

(3) if the Issuer or any Restricted Subsidiary sells or otherwise disposes of any Voting Stock of any Restricted Subsidiary such that, after giving effect to any such sale or disposition, such entity is no longer a Subsidiary of the Issuer, the Issuer shall be deemed to have made an Investment on the date of any such sale or disposition equal to the fair market value of the Capital Stock of such Subsidiary not sold or disposed of.

“Issue Date” means May 13, 2011.

“Issuer” has the meaning set forth in the first paragraph under “—General” and its permitted successors.

“Legal Holiday” means a Saturday, a Sunday or a day on which commercial banking institutions are not required to be open in the State of New York.

“Leverage Ratio” as of any date of determination, means the ratio of:

(1) Consolidated Total Indebtedness of the Issuer and its Restricted Subsidiaries at the time of determination, to

(2) the Issuer’s EBITDA for the most recently ended four full fiscal quarters for which financial statements are available immediately preceding the date on which such event for which such calculation is being made shall occur;

provided, however, that:

(a) if the Issuer or any Restricted Subsidiary has incurred, repaid, repurchased, redeemed, retired, defeased or otherwise discharged any Indebtedness since the beginning of such period that remains outstanding on such date of determination or if the transaction giving rise to the need to calculate the Leverage Ratio involves an incurrence, repayment, repurchase, redemption, retirement, defeasement or other discharge of Indebtedness, EBITDA and Consolidated Interest Expense for such period will be calculated after giving effect on a pro forma basis to such incurrence, repayment, repurchase, redemption, retirement, defeasement or other discharge of Indebtedness as if such Indebtedness had been incurred or repaid, repurchased, redeemed, retired, defeased or otherwise discharged on the first day of such period:

(b) if since the beginning of such period the Issuer or any Restricted Subsidiary will have made any Asset Sale or disposed of or discontinued any company, division, operating unit, segment, business, group of related assets or line of business or if the transaction giving rise to the need to calculate the Leverage Ratio includes such an Asset Sale, EBITDA, Consolidated Interest Expense and Indebtedness for such period will be calculated after giving pro forma effect thereto (including the incurrence of any Indebtedness) as if such Asset Sale, disposition or discontinuation occurred on the first day of such period.

(c) if since the beginning of such period the Issuer or any Restricted Subsidiary (by merger or otherwise) will have made an Investment in any Restricted Subsidiary (or any Person that becomes a Restricted Subsidiary or is merged with or into the Issuer or a Restricted Subsidiary) or an acquisition of assets, including any acquisition of assets occurring in connection with a transaction causing a calculation to be made hereunder, which constitutes all or substantially all of a company, division, operating unit, segment, business or group of related assets or line of business, EBITDA, Consolidated Interest Expense and Indebtedness for such period will be calculated after giving pro forma effect thereto (including the incurrence of any Indebtedness) as if such Investment or acquisition occurred on the first day of such period; and

(d) if since the beginning of such period any Person (that subsequently became a Restricted Subsidiary or was merged with or into the Issuer or any Restricted Subsidiary since the beginning of such period) will have incurred any Indebtedness or discharged any Indebtedness or made any disposition or any Investment or acquisition of assets that would have required an adjustment pursuant to clause (a), (b) or (c) above if made by the Issuer or a Restricted Subsidiary during such period, EBITDA, Consolidated Interest Expense and Indebtedness for such period will be calculated after giving pro forma effect thereto as if such transaction occurred on the first day of such period.

The pro forma calculations will be determined in good faith by a responsible financial or accounting Officer of the Issuer (whether or not such pro forma expense and cost reductions are calculated on a basis consistent with Regulation S-X under the Securities Act). If any Indebtedness bears a floating rate of interest and is being given pro forma effect, the interest expense on such Indebtedness will be calculated as if the rate in effect on the date of determination had been the applicable rate for the entire period (taking into account any Interest Rate Agreement applicable to such Indebtedness if such Interest Rate Agreement has a remaining term in excess of 12 months).

“License Subsidiary” means a wholly-owned Subsidiary of the Issuer that (x) owns no material assets other than FCC Licenses and related rights and (y) has no material liabilities other than (i) trade payables incurred in the ordinary course of business, (ii) tax liabilities, other governmental charges and other liabilities incidental to ownership of such rights and (iii) Indebtedness permitted pursuant to the covenant described under “—Certain covenants—Limitation on activities of License Subsidiaries”.

“Lien” means, with respect to any asset, any mortgage, lien (statutory or otherwise), pledge, hypothecation, charge, security interest, preference, priority or encumbrance of any kind in respect of such asset, whether or not filed, recorded or otherwise perfected under applicable law, including any conditional sale or other title retention agreement, any lease in the nature thereof, any option or other agreement to sell or give a security interest in and any filing of or agreement to give any financing statement under the Uniform Commercial Code (or equivalent statutes) of any jurisdiction; provided that in no event shall an operating lease be deemed to constitute a Lien.

“Macquarie Preferred Stock” means up to $125.0 million aggregate liquidation amount of perpetual redeemable non-convertible preferred stock issued pursuant to the terms of the Investment Agreement.

“Merger Agreement” means the Agreement and Plan of Merger, dated as of March 9, 2011, as amended from time to time, among the Issuer, Cadet Merger Corporation, Cumulus Media Holdings Inc., and Citadel Broadcasting Corporation, whereby Citadel and its Subsidiaries became wholly-owned Subsidiaries of the Issuer as of September 16, 2011.

“Moody’s” means Moody’s Investors Service, Inc. and any successor to its rating agency business.

“Net Proceeds” means the aggregate cash proceeds received by the Issuer or any of its Restricted Subsidiaries in respect of any Asset Sale, including any cash received upon the sale or other disposition of any Designated Non-cash Consideration received in any Asset Sale, net of the direct costs relating to such Asset Sale and the sale or disposition of such Designated Non-cash Consideration, including legal, accounting and investment banking fees, and brokerage and sales commissions, any relocation expenses incurred as a result thereof; taxes paid or payable as a result thereof (after taking into account any available tax credits or deductions and any tax sharing arrangements); amounts required to be applied to the repayment of principal, premium, if any, and interest on senior indebtedness secured by a Lien on the assets disposed of required (other than required by clause (1) of the second paragraph of “—Repurchase at the option of Holders—Asset Sales”) to be paid as a result of such transaction; and any deduction of appropriate amounts to be provided by the Issuer or any of its Restricted Subsidiaries as a reserve in accordance with GAAP against any liabilities associated with the asset disposed of in such transaction and retained by the Issuer or any of its Restricted Subsidiaries after such sale or other disposition thereof, including pension and other post-employment benefit liabilities and liabilities related to environmental matters or against any indemnification obligations associated with such transaction.

“Non-Guarantor Subsidiary” means any Restricted Subsidiary that is not a Subsidiary Guarantor.

“Obligations” means any principal, interest (including any interest accruing subsequent to the filing of a petition in bankruptcy, reorganization or similar proceeding at the rate provided for in the documentation with respect thereto, whether or not such interest is an allowed claim under applicable state, federal or foreign law), premium, penalties, fees, indemnifications, reimbursements (including reimbursement obligations with respect to letters of credit and bankers’ acceptances), damages and other liabilities, and guarantees of payment of such principal, interest, premium, penalties, fees, indemnifications, reimbursements, damages and other liabilities, payable under the documentation governing any Indebtedness.

“Officer” means the Chairman of the Board, the Chief Executive Officer, the President, any Senior Vice President or Vice President, the Treasurer or any Assistant Treasurer or the Secretary or any Assistant Secretary of the Issuer or any other Person, as the case may be.

“Officer’s Certificate” means a certificate signed on behalf of the Issuer by an Officer of the Issuer or on behalf of any other Person, as the case may be.

“Opinion of Counsel” means a written opinion from legal counsel who is acceptable to the Trustee and that meets the requirements set forth in the Indenture. The counsel may be an employee of or counsel to the Issuer or the Trustee.

“Parent” means any direct or indirect parent entity of Cumulus Media Holdings Inc.

“Permitted Asset Swap” means the concurrent purchase and sale or exchange of Related Business Assets or a combination of Related Business Assets and Cash Equivalents between the Issuer or any of its Restricted Subsidiaries and another Person; provided that any Cash Equivalent received must be applied in accordance with the “—Repurchase at the option of Holders—Asset Sales” covenant.

“Permitted Holder” means (a)(i) Lewis W. Dickey, Jr. and (ii) Crestview Radio Investors, LLC, a Delaware limited liability company, and any successors thereto (for purposes of this definition, each, a “Principal”), (b) with respect to such Principal, (i) any spouse or immediate family member of such Principal or (ii) any trust, corporation, partnership or other entity, the beneficiaries, stockholders, partners, owners, or Persons beneficially holding an 80% or more controlling interest of which consist of such Principal and/or such other Persons referred to in the immediately preceding clause (b)(i), or (c) any person controlled by such Principal.

“Permitted Investments” means:

(1) any Investment in the Issuer or any of its Restricted Subsidiaries, including the Citadel Transaction;

(2) any Investment in Cash Equivalents or Investment Grade Securities;

(3) any Investment by the Issuer or any of its Restricted Subsidiaries in a Person that is engaged in a Similar Business if as a result of such Investment:

(a) such Person becomes a Restricted Subsidiary; or

(b) such Person, in one transaction or a series of related transactions, is merged or consolidated with or into, or transfers or conveys substantially all of its assets to, or is liquidated into, the Issuer or a Restricted Subsidiary, and, in each case, any Investment held by such Person; provided that such Investment was not acquired by such Person in contemplation of such acquisition, merger, consolidation or transfer;

(4) any Investment in securities or other assets not constituting cash, Cash Equivalents or Investment Grade Securities and received in connection with an Asset Sale made pursuant to the provisions of “—Repurchase at the option of Holders—Asset Sales” or any other disposition of assets not constituting an Asset Sale;

(5) any Investment existing on the Issue Date and any extension, modification, replacement or renewal thereof, but only to the extent not involving additional advances, contributions or other Investments of cash or other assets or other increases thereof, other than as a result of the accrual or accretion of interest or original issue discount or the issuance of pay-in-kind securities, in each case, pursuant to the terms of such Investment as in effect on the Issue Date (or as subsequently amended or otherwise modified in a manner not disadvantageous to the Holders in any material respect);

(6) any Investment acquired by the Issuer or any of its Restricted Subsidiaries:

(a) in exchange for any other Investment or accounts receivable held by the Issuer or any such Restricted Subsidiary in connection with or as a result of a compromise or resolution of obligations, bankruptcy, workout, reorganization or recapitalization of the issuer of such other Investment or accounts receivable;

(b) as a result of a foreclosure by the Issuer or any of its Restricted Subsidiaries with respect to any secured Investment or other transfer of title with respect to any secured Investment in default; or

(c) in resolution of litigation, arbitration or other disputes;

(7) Hedging Obligations permitted under clause (10) of the second paragraph of the covenant described in “—Certain covenants—Limitation on incurrence of Indebtedness and issuance of Disqualified Stock and Preferred Stock”;

(8) Investments the payment for which consists of Equity Interests (exclusive of Disqualified Stock) or the net cash proceeds from the issuance of Equity Interests (exclusive of Disqualified Stock) of the Issuer, or any Parent; provided, however, that such Equity Interests will not increase the amount available for Restricted Payments under clause (3) of the first paragraph under the covenant described in “—Certain covenants—Limitation on Restricted Payments”;

(9) guarantees of Indebtedness permitted under the covenant described in “—Certain covenants—Limitation on incurrence of Indebtedness and issuance of Disqualified Stock and Preferred Stock”;

(10) any transaction to the extent it constitutes an Investment that is permitted and made in accordance with the provisions of the second paragraph of the covenant described under “—Certain covenants—Transactions with Affiliates” (except transactions described in clauses (2), (8), (9) and (10) of such paragraph);

(11) Investments consisting of purchases and acquisitions of inventory, supplies, material or equipment;

(12) additional Investments having an aggregate fair market value, taken together with all other Investments made pursuant to this clause (12) that are at that time outstanding (without giving effect to the sale of an Unrestricted Subsidiary to the extent the proceeds of such sale do not consist of cash or marketable securities), not to exceed the greater of $40.0 million and 1.0% of Total Assets (with the fair market value of each Investment being measured at the time made and without giving effect to subsequent changes in value);

(13) Investments relating to a Securitization Subsidiary that, in the good faith determination of the Issuer are necessary or advisable to effect any Qualified Securitization Financing;

(14) advances to, or guarantees of Indebtedness of, officers, directors and employees not in excess of $5.0 million outstanding at any one time, in the aggregate;

(15) loans and advances to officers, directors and employees for business-related travel expenses, moving expenses and other similar expenses, in each case incurred in the ordinary course of business or consistent with past practices or to fund such Person’s purchase of Equity Interests of the Issuer or any Parent (to the extent the proceeds of such purchase are contributed to the Issuer); and

(16) Investments consisting of licensing of intellectual property pursuant to joint marketing arrangements with other Persons.

“Permitted Liens” means, with respect to any Person:

(1) pledges or deposits by such Person under workmen’s compensation laws, unemployment insurance laws or similar legislation, or good faith deposits in connection with bids, tenders, contracts (other than for the payment of Indebtedness) or leases to which such Person is a party, or deposits to secure public or statutory obligations of such Person or deposits of cash or U.S. government bonds to secure surety or appeal bonds to which such Person is a party, or deposits as security for contested taxes or import duties or for the payment of rent, in each case incurred in the ordinary course of business;

(2) Liens imposed by law, such as carriers’, warehousemen’s, materialmen’s, repairmen’s and mechanics’ Liens, in each case for sums not yet overdue for a period of more than 30 days (or if more than 30 days overdue, which are unfiled and regarding which no other enforcement action has been taken) or being contested in good faith by appropriate proceedings or other Liens arising out of judgments or awards against such Person with respect to which such Person shall then be proceeding with an appeal or other proceedings for review if adequate reserves with respect thereto are maintained on the books of such Person in accordance with GAAP;

(3) Liens for taxes, assessments or other governmental charges not yet overdue for a period of more than 30 days or which are being contested in good faith by appropriate proceedings diligently conducted, if adequate reserves with respect thereto are maintained on the books of such Person in accordance with GAAP, or for property taxes on property that the Issuer or one of its Subsidiaries has determined to abandon if the sole recourse for such tax, assessment, charge, levy or claims is to such property;

(4) Liens in favor of issuers of performance, surety, bid, indemnity, warranty, release, appeal or similar bonds or with respect to other regulatory requirements or letters of credit or bankers’ acceptances issued, and completion guarantees provided for, in each case pursuant to the request of and for the account of such Person in the ordinary course of its business;

(5) minor survey exceptions, minor encumbrances, ground leases, easements or reservations of, or rights of others for, licenses, rights-of-way, servitudes, sewers, electric lines, drains, telegraph and telephone and cable television lines, gas and oil pipelines and other similar purposes, or zoning, building codes or other restrictions (including, without limitation, minor defects or irregularities in title and similar encumbrances) as to the use of real properties or Liens incidental to the conduct of the business of such Person or to the ownership of its properties which were not incurred in connection with Indebtedness and which do not in the aggregate materially impair their use in the operation of the business of such Person;

(6) Liens securing Indebtedness permitted to be incurred pursuant to clause (4) of the second paragraph under “—Certain covenants—Limitation on incurrence of Indebtedness and issuance of Disqualified Stock and Preferred Stock”; provided, however, that the Lien may not extend to any other property owned by such Person or any of its Restricted Subsidiaries at the time the Lien is incurred (other than assets and property affixed or appurtenant thereto), and the Indebtedness (other than any interest thereon) secured by the Lien may not be incurred more than 180 days after the later of the acquisition, completion of construction, repair, improvement, addition or commencement of full operation of the property subject to the Lien;

(7) Liens existing on the Issue Date (with the exception of Liens securing the Existing Credit Facility on the Issue Date, which will be deemed incurred pursuant to clause (32) of this definition);

(8) Liens on property or shares of stock of a Person at the time such Person becomes a Subsidiary; provided, however, such Liens are not created or incurred in connection with, or in contemplation of, such other Person becoming such a Subsidiary; provided, further, however, that such Liens may not extend to any other property owned by the Issuer or any of its Restricted Subsidiaries;

(9) Liens on property at the time the Issuer or a Restricted Subsidiary acquired the property, including any acquisition by means of a merger or consolidation with or into the Issuer or any of its Restricted Subsidiaries; provided, however, that such Liens are not created or incurred in connection with, or in contemplation of, such acquisition, merger or consolidation; provided, further, however, that the Liens may not extend to any other property owned by the Issuer or any of its Restricted Subsidiaries;

(10) Liens securing Indebtedness or other obligations of a Restricted Subsidiary owing to the Issuer or another Restricted Subsidiary permitted to be incurred in accordance with the covenant described under “—Certain covenants—Limitation on incurrence of Indebtedness and issuance of Disqualified Stock and Preferred Stock”;

(11) Liens securing Hedging Obligations and Cash Management Services entered into in the ordinary course of business (and not for speculative purposes);

(12) Liens on specific items of inventory or other goods and proceeds of any Person securing such Person’s obligations in respect of bankers’ acceptances issued or created for the account of such Person to facilitate the purchase, shipment or storage of such inventory or other goods;

(13) leases, subleases, licenses or sublicenses granted to others in the ordinary course of business which do not materially interfere with the ordinary conduct of the business of the Issuer or any of its Restricted Subsidiaries and do not secure any Indebtedness;

(14) Liens arising from Uniform Commercial Code financing statement filings regarding operating leases or consignments entered into by the Issuer and its Restricted Subsidiaries in the ordinary course of business;

(15) Liens in favor of the Issuer or any Subsidiary Guarantor;

(16) Liens on Securitization Assets and related assets incurred in connection with a Qualified Securitization Financing;

(17) Liens to secure any refinancing, refunding, extension, renewal or replacement (or successive refinancing, refunding, extensions, renewals or replacements) as a whole, or in part, of any Indebtedness secured by any Lien referred to in the foregoing clauses (7), (8) and (9); provided, however, that (a) such new Lien shall be limited to all or part of the same property that secured the original Lien (plus improvements on such property), and (b) the Indebtedness secured by such Lien at such time is not increased to any amount greater than the sum of (i) the outstanding principal amount or, if greater, committed amount of the Indebtedness described under clauses (7), (8) and (9) at the time the original Lien became a Permitted Lien under the Indenture, and (ii) an amount necessary to pay any fees and expenses, including premiums, related to such refinancing, refunding, extension, renewal or replacement;

(18) deposits made or other security provided to secure liabilities to insurance carriers under insurance or self-insurance arrangements in the ordinary course of business;

(19) other Liens securing obligations incurred in the ordinary course of business which obligations do not exceed $40.0 million at any one time outstanding;

(20) Liens securing judgments for the payment of money not constituting an Event of Default under clause (7) under “—Certain covenants—Events of default and remedies,” so long as such Liens are adequately bonded and any appropriate legal proceedings that may have been duly initiated for the review of such judgment have not been finally terminated or the period within which such proceedings may be initiated has not expired;

(21) Liens in favor of customs and revenue authorities arising as a matter of law to secure payment of customs duties in connection with the importation of goods in the ordinary course of business;

(22) Liens (i) of a collection bank arising under Section 4-208 of the Uniform Commercial Code on items in the course of collection, (ii) attaching to commodity trading accounts or other commodity brokerage accounts incurred in the ordinary course of business and (iii) in favor of banking institutions arising as a matter of law encumbering deposits (including the right of set-off) and which are within the general parameters customary in the banking industry;

(23) Liens deemed to exist in connection with Investments in repurchase agreements permitted under “—Certain covenants—Limitation on incurrence of Indebtedness and issuance of Disqualified Stock and Preferred Stock”; provided that such Liens do not extend to any assets other than those that are the subject of such repurchase agreement;

(24) Liens encumbering reasonable customary initial deposits and margin deposits and similar Liens attaching to commodity trading accounts or other brokerage accounts incurred in the ordinary course of business and not for speculative purposes;

(25) Liens that are contractual rights of set-off (i) relating to the establishment of depository relations with banks not given in connection with the issuance of Indebtedness, (ii) relating to pooled deposit or sweep accounts of the Issuer or any of its Restricted Subsidiaries to permit satisfaction of overdraft or similar obligations incurred in the ordinary course of business of the Issuer and its Restricted Subsidiaries or (iii) relating to purchase orders and other agreements entered into with customers of the Issuer or any of its Restricted Subsidiaries in the ordinary course of business;

(26) Liens solely on any cash earnest money deposits made by the Issuer or any of its Restricted Subsidiaries in connection with any letter of intent or purchase agreement permitted under the Indenture;

(27) the rights reserved or vested in any Person by the terms of any lease, license, franchise, grant or permit held by the Issuer or any of its Restricted Subsidiaries or by a statutory provision, to terminate any such lease, license, franchise, grant or permit, or to require annual or periodic payments as a condition to the continuance thereof;

(28) restrictive covenants affecting the use to which real property may be put; provided, however, that such covenants are complied with;

(29) security given to a public utility or any municipality or governmental authority when required by such utility or authority in connection with the operations of that Person in the ordinary course of business;

(30) zoning by-laws and other land use restrictions, including, without limitation, site plan agreements, development agreements and contract zoning agreements;

(31) Liens arising out of conditional sale, title retention, consignment or similar arrangements for sale of goods entered into by the Issuer or any Restricted Subsidiary in the ordinary course of business;

(32) Liens securing Indebtedness permitted to be incurred under any Credit Facilities, including any letter of credit facility relating thereto, that was permitted by the terms of the Indenture to be incurred pursuant to clause (1) of the second paragraph under “—Certain covenants—Limitation on incurrence of Indebtedness and issuance of Disqualified Stock and Preferred Stock”; and

(33) Liens incurred to secure Obligations in respect of any Indebtedness (other than Subordinated Indebtedness) permitted to be incurred pursuant to the covenant described under “—Certain covenants—Limitation on incurrence of Indebtedness and issuance of Disqualified Stock and Preferred Stock”; provided that, with respect to Liens securing Obligations permitted under this clause (33), at the time of incurrence and after giving pro forma effect thereto, the Secured Leverage Ratio would be no greater than 4.0 to 1.0.

For purposes of this definition, the term “Indebtedness” shall be deemed to include interest on such Indebtedness.

“Person” means any individual, corporation, limited liability company, partnership, joint venture, association, joint stock company, trust, unincorporated organization, government or any agency or political subdivision thereof or any other entity.

“Preferred Stock” means any Equity Interest with preferential rights of payment of dividends or upon liquidation, dissolution or winding up.

“Qualified Securitization Financing” means any Securitization Facility of a Securitization Subsidiary that meets the following conditions: (i) the board of directors of the Issuer shall have determined in good faith that such Qualified Securitization Financing (including financing terms, covenants, termination events and other provisions) is in the aggregate economically fair and reasonable to the Issuer and its Restricted Subsidiaries, (ii) all sales of Securitization Assets and related assets by the Issuer or any Restricted Subsidiary to the Securitization Subsidiary or any other Person are made at fair market value (as determined in Good Faith by the

Issuer), (iii) the financing terms, covenants, termination events and other provisions thereof shall be market terms (as determined in good faith by the Issuer) and may include Standard Securitization Undertakings and (iv) the Obligations under such Securitization Facility are non-recourse (except for customary representations, warranties, covenants and indemnities made in connection with such facilities) to the Issuer or any of its Restricted Subsidiaries (other than a Securitization Subsidiary). The grant of a security interest in any Securitization Assets of the Issuer or any of its Restricted Subsidiaries (other than a Securitization Subsidiary) to secure Indebtedness under the Acquisition Credit Facility shall not be deemed a Qualified Securitization Financing.

“Rating Agencies” means Moody’s and S&P, or if Moody’s or S&P or both shall not make a rating on the Notes publicly available, a nationally recognized statistical rating agency or agencies, as the case may be, selected by the Issuer which shall be substituted for Moody’s or S&P or both, as the case may be.

“Refinancing Transactions” means the issuance of the Notes and the use of proceeds thereof prior to the completion of the Acquisitions.

“Registration Rights Agreement” means (i) the Registration Rights Agreement related to the Notes dated as of the Issue Date, among the Parent, the Issuer, the Subsidiary Guarantors and the Initial Purchasers, as amended or supplemented, and (ii) any other registration rights agreement entered into in connection with the issuance of Additional Notes in a private offering by the Issuer after the Issue Date.

“Related Business Assets” means assets (other than Cash Equivalents) used or useful in a Similar Business; provided that any assets received by the Issuer or a Restricted Subsidiary in exchange for assets transferred by the Issuer or a Restricted Subsidiary shall not be deemed to be Related Business Assets if they consist of securities of a Person, unless upon receipt of the securities of such Person, such Person would become a Restricted Subsidiary.

“Restricted Investment” means an Investment other than a Permitted Investment.

“Restricted Subsidiary” means, at any time, any direct or indirect Subsidiary of the Issuer (including any Foreign Subsidiary) that is not then an Unrestricted Subsidiary; provided, however, that upon the occurrence of an Unrestricted Subsidiary ceasing to be an Unrestricted Subsidiary, such Subsidiary shall be included in the definition of “Restricted Subsidiary.”

“S&P” means Standard & Poor’s, a division of The McGraw-Hill Companies, Inc., and any successor to its rating agency business.

“Sale and Lease-Back Transaction” means any arrangement providing for the leasing by the Issuer or any of its Restricted Subsidiaries of any real or tangible personal property, which property has been or is to be sold or transferred by the Issuer or such Restricted Subsidiary to a third Person in contemplation of such leasing.

“SEC” means the U.S. Securities and Exchange Commission.

“Secured Indebtedness” means any Indebtedness of the Issuer or any of its Restricted Subsidiaries secured by a Lien.

“Secured Leverage Ratio” means, as of any date of determination, the ratio of (1) Consolidated Total Indebtedness of the Issuer and its Restricted Subsidiaries that is secured by Liens as of the end of the most recent fiscal period for which internal financial statements are available immediately preceding the date on which such event for which such calculation is being made shall occur to (2) the Issuer’s EBITDA for the most recently ended four full fiscal quarters for which internal financial statements are available immediately preceding the date on which such event for which such calculation is being made shall occur, in each case with such pro forma adjustments to Consolidated Total Indebtedness and EBITDA as are appropriate and consistent with the pro forma adjustment provisions set forth in the definition of “Leverage Ratio.”

“Securitization Asset” means any accounts receivable, real estate asset, mortgage receivables or related assets, in each case subject to a Securitization Facility.

“Securitization Facility” means any of one or more securitization financing facilities, as amended, supplemented, modified, extended, renewed, restated or refunded from time to time, pursuant to which the Issuer or any of its Restricted Subsidiaries sells its Securitization Assets to either (a) a Person that is not a Restricted Subsidiary or (b) a Securitization Subsidiary that in turn sells Securitization Assets to a Person that is not a Restricted Subsidiary.

“Securitization Fees” means distributions or payments made directly or by means of discounts with respect to any Securitization Asset or participation interest therein issued or sold in connection with, and other fees paid to a Person that is not a Restricted Subsidiary in connection with, any Qualified Securitization Financing.

“Securitization Repurchase Obligation” means any obligation of a seller of Securitization Assets in a Qualified Securitization Financing to repurchase Securitization Assets arising as a result of a breach of a representation, warranty or covenant or otherwise, including, without limitation, as a result of a receivable or portion thereof becoming subject to any asserted defense, dispute, offset or counterclaim of any kind as a result of any action taken by, any failure to take action by or any other event relating to the seller.

“Securitization Subsidiary” means any Subsidiary in each case formed for the purpose of and that solely engages in one or more Qualified Securitization Financings and other activities reasonably related thereto.

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations of the SEC promulgated thereunder.

“Senior Management” means the Chief Executive Officer and the Chief Financial Officer of the Issuer.

“Significant Subsidiary” means any Restricted Subsidiary that would be a “significant subsidiary” as defined in Article 1, Rule 1-02 of Regulation S-X, promulgated pursuant to the Securities Act, as such regulation is in effect on the Issue Date.

“Similar Business” means any business conducted or proposed to be conducted by the Issuer and its Restricted Subsidiaries on the Issue Date or any business that is similar, reasonably related, incidental, complementary or ancillary thereto, including without limitation in broadcasting and other media businesses.

“Standard Securitization Undertakings” means representations, warranties, covenants and indemnities entered into by the Issuer or any Subsidiary of the Issuer which the Issuer has determined in good faith to be customary in a Securitization Financing, including, without limitation, those relating to the servicing of the assets of a Securitization Subsidiary, it being understood that any Securitization Repurchase Obligation shall be deemed to be a Standard Securitization Undertaking.

“Subordinated Indebtedness” means, with respect to the Notes,

(1) any Indebtedness of the Issuer which is by its terms subordinated in right of payment to the Notes, and

(2) any Indebtedness of any Guarantor which is by its terms subordinated in right of payment to the Guarantee of such Guarantor.

“Subsidiary” means, with respect to any Person:

(1) any corporation, association, or other business entity (other than a partnership, joint venture, limited liability company or similar entity) of which more than 50% of the total voting power of shares of Capital Stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time of determination owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of that Person or a combination thereof; and

(2) any partnership, joint venture, limited liability company or similar entity of which

(x)	more than 50% of the capital accounts, distribution rights, total equity and voting interests or general or limited partnership interests, as applicable, are owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of that Person or a combination thereof whether in the form of membership, general, special or limited partnership or otherwise, and

(y)	such Person or any Restricted Subsidiary of such Person is a controlling general partner or otherwise controls such entity.

“Subsidiary Guarantor” means any Guarantor that is a Restricted Subsidiary.

“Total Assets” means, as of any date, the total assets of the Issuer and its Restricted Subsidiaries on a consolidated basis, as shown on the most recent internal consolidated balance sheet of the Issuer and its Restricted Subsidiaries prepared in good faith by Senior Management of the Issuer.

“Treasury Rate” means, as of any Redemption Date, the yield to maturity as of such Redemption Date of United States Treasury securities with a constant maturity (as compiled and published in the most recent Federal Reserve Statistical Release H.15 (519) that has become publicly available at least two Business Days prior to the Redemption Date (or, if such Statistical Release is no longer published, any publicly available source of similar market data)) most nearly equal to the period from the Redemption Date to May 1, 2015; provided, however, that if the period from the Redemption Date to May 1, 2015 is not equal to the constant maturity of a United States Treasury security for which a weekly average yield is given, the Treasury Rate shall be obtained by linear interpolation (calculated to the nearest one-twelfth of a year) from the weekly average yields of United States Treasury securities for which such yields are given, except that if the period from the Redemption Date to May 1, 2015 is less than one year, the weekly average yield on actually traded United States Treasury securities adjusted to a constant maturity of one year will be used.

“Trust Indenture Act” means the Trust Indenture Act of 1939, as amended, and the rules and regulations of the SEC promulgated thereunder.

“Unrestricted Subsidiary” means:

(1) any Subsidiary of the Issuer which at the time of determination is an Unrestricted Subsidiary (as designated by the Issuer, as provided below); and

(2) any Subsidiary of an Unrestricted Subsidiary.

The Issuer may designate any Subsidiary of the Issuer (including any existing Subsidiary and any newly acquired or newly formed Subsidiary) to be an Unrestricted Subsidiary unless such Subsidiary or any of its Subsidiaries owns any Equity Interests or Indebtedness of, or owns or holds any Lien on, any property of, the Issuer or any Restricted Subsidiary (other than solely any Subsidiary of the Subsidiary to be so designated); provided that

(1) such designation complies with the covenants described under “—Certain covenants—Limitation on Restricted Payments” (including, if applicable, the definition of “Permitted Investments”); and

(2) each of (a) the Subsidiary to be so designated and (b) its Subsidiaries, has not at the time of designation, and does not thereafter, create, incur, issue, assume, guarantee or otherwise become directly or indirectly liable with respect to any Indebtedness pursuant to which the lender has recourse to any of the assets of the Issuer or any Restricted Subsidiary.

The Issuer may designate any Unrestricted Subsidiary to be a Restricted Subsidiary; provided that, immediately after giving effect to such designation, no Default or Event of Default shall have occurred and be continuing and the Issuer or the relevant Restricted Subsidiary would be able to incur any Indebtedness of the relevant Restricted Subsidiary pursuant to the covenant described under “—Certain covenants—Limitation on incurrence of Indebtedness and issuance of Disqualified Stock and Preferred Stock,” on a pro forma basis taking into account such designation.

The Issuer shall promptly file with the Trustee a copy of the resolution of the board of directors of the Issuer or any committee thereof giving effect to any such designation and an Officer’s Certificate certifying that such designation complied with the foregoing provisions.

“Voting Stock” of any Person as of any date means the Capital Stock of such Person that is at the time entitled to vote in the election of the board of directors of such Person.

“Weighted Average Life to Maturity” means, when applied to any Indebtedness, Disqualified Stock or Preferred Stock, as the case may be, at any date, the number of years obtained by dividing:

(1) the sum of the products obtained by multiplying (x) the number of years from the date of determination to the date of each then remaining installment, sinking fund, serial maturity or other required payment of principal, including payment at final maturity, in respect thereof, of such Indebtedness, or redemption or similar payment with respect to such Disqualified Stock or Preferred Stock, by (y) the amount of such payments; by

(2) the sum of all such payments.

“Wholly-Owned Subsidiary” of any Person means a Subsidiary of such Person, 100% of the outstanding Equity Interests of which (other than directors’ qualifying shares) shall at the time be owned by such Person or by one or more Wholly-Owned Subsidiaries of such Person.

CERTAIN U.S. FEDERAL INCOME TAX CONSIDERATIONS

The following is a summary of certain U.S. federal income tax considerations relating to the exchange of unregistered Original Notes for registered Exchange Notes pursuant to the Exchange Offer and the ownership and disposition of the Exchange Notes issued pursuant to the Exchange Offer. It is not a complete analysis of all the potential tax considerations relating to the Exchange Offer or the Exchange Notes. This summary is based upon the provisions of the Code, Treasury Regulations promulgated under the Code, administrative rulings and pronouncements and judicial decisions, all as in effect on the date hereof. These authorities may be changed, perhaps with retroactive effect, so as to result in U.S. federal income tax consequences materially and adversely different from those set forth below.

This summary is limited to beneficial owners of Original Notes that have held the Original Notes and will hold the Exchange Notes as “capital assets” within the meaning of Section 1221 of the Code. This summary does not address the tax considerations arising under other federal tax laws (such as estate and gift tax laws, other than the 3.8% Medicare tax discussed below) or the laws of any foreign, state or local jurisdiction. In addition, this discussion does not address all tax considerations that may be applicable to holders’ particular circumstances or to holders that may be subject to special tax rules under the U.S. federal income tax laws, such as, for example:

•	holders subject to the alternative minimum tax;

•	banks, insurance companies, or other financial institutions;

•	real estate investment trusts and regulated investment companies;

•	tax-exempt organizations;

•	brokers and dealers in securities or currencies;

•	persons who have ceased to be citizens or residents of the United States;

•	traders in securities that elect to use a mark-to-market method of tax accounting for their securities holdings;

•	U.S. Holders (as defined below) whose “functional currency” is not the U.S. dollar or who hold Original Notes through a foreign entity or foreign account;

•	persons that will hold the Notes as a position in a hedging transaction, straddle, conversion transaction or other risk reduction transaction;

•	persons deemed to sell the Notes under the constructive sale provisions of the Code; or

•	partnerships (or other entities or arrangements classified as partnerships for U.S. federal income tax purposes) or other pass-through entities, or investors in such entities.

This summary of certain U.S. federal income tax considerations is for general information only and is not tax advice. This summary is not binding on the Internal Revenue Service (the “IRS”). We have not sought, and will not seek, any ruling from the IRS with respect to the statements made in this summary, and there can be no assurance that the IRS will not take a position contrary to these statements or that a contrary position taken by the IRS would not be sustained by a court. You are urged to consult your own tax advisor with respect to the application of the U.S. federal income tax laws to your particular situation, as well as any tax considerations arising under other U.S. federal tax laws, the laws of any state, local or foreign taxing jurisdiction or any applicable income tax treaty.

Tax consequences of the Exchange of Original Notes for Exchange Notes

The exchange of an Original Note for an Exchange Note pursuant to the Exchange Offer will not constitute a taxable exchange for U.S. federal income tax purposes. Consequently, a holder will not recognize any gain or loss upon the receipt of an Exchange Note pursuant to the Exchange Offer. The holding period for an Exchange

Note will include the holding period of the Original Note exchanged pursuant to the Exchange Offer, and the initial tax basis in an Exchange Note will be the same as the adjusted tax basis in the Original Note as of the time of the Exchange. The U.S. federal income tax consequences of holding and disposing of an Exchange Note received pursuant to the Exchange Offer generally will be the same as the U.S. federal income tax consequences of holding and disposing of an Original Note.

Certain additional payments

It is possible that the IRS could assert that the additional interest which we would have been obligated to pay if the Exchange Offer registration statement were not filed or declared effective within the applicable time periods was a contingent payment for purposes of the original issue discount (“OID”) rules. It is also possible that the IRS could assert that the payment by us of 101% of the face amount of any Note purchased by us at the holder’s election after a change of control, as described above under the heading “Description of the Notes—Repurchase at the option of Holders—Change of Control” is a contingent payment for purposes of the OID rules. If any such payment is treated as a contingent payment, the Exchange Notes may be treated as contingent payment debt instruments, in which case the timing and amount of income inclusions and the character of income recognized may be different from the consequences described herein. The Treasury regulations regarding debt instruments that provide for one or more contingent payments state that, for purposes of determining whether a debt instrument is a contingent payment debt instrument, remote or incidental contingencies are ignored. We intend to treat the possibility of our making any of the above payments as remote or to treat such payments as incidental. Accordingly, we do not intend to treat the Exchange Notes as contingent payment debt instruments. Our treatment will be binding on all holders, except a holder that discloses its differing treatment in a statement attached to its timely filed U.S. federal income tax return for the taxable year during which the Note was acquired. However, our treatment is not binding on the IRS. If the IRS were to challenge our treatment, a holder might be required to accrue income on the Exchange Notes in excess of stated interest and to treat as ordinary income, rather than capital gain, any gain recognized on the disposition of the Exchange Notes before the resolution of the contingencies. In any event, if we actually make any such payment, the timing, amount and character of a holder’s income, gain or loss with respect to the Exchange Notes may be affected. The remainder of this discussion assumes that the Exchange Notes will not be contingent payment debt instruments. Holders are urged to consult their own tax advisors regarding the potential application to the Exchange Notes of the rules regarding contingent payment debt instruments and the consequences thereof.

Consequences to U.S. Holders

This subsection describes the U.S. federal income tax considerations for a U.S. Holder. A “U.S. Holder” means a beneficial owner of a Note that is, for U.S. federal income tax purposes:

•	an individual who is a citizen or resident of the United States;

•	a corporation (or other entity taxable as a corporation) created or organized in or under the laws of the United States, a state thereof or the District of Columbia;

•	an estate the income of which is subject to U.S. federal income taxation regardless of its source; or

•

a trust that (1) is subject to the supervision of a court within the United States, if one or more U.S. persons have the authority to control all substantial decisions of the trust, or (2) has a valid election in effect under applicable U.S. Treasury Regulations to be treated as a U.S. person.

If an entity or arrangement classified as a partnership for U.S. federal income tax purposes holds Notes, the tax treatment of a partner in the partnership will generally depend upon the status of the partner and the activities of the partnership. If you are an entity or arrangement treated as a partnership for U.S. federal income tax purposes (or if you are a partner in such a partnership), you are urged to consult your tax advisor regarding the tax consequences of holding the Notes to you.

Payments of stated interest

You will generally be required to include stated interest in income as ordinary income at the time the interest is received or accrued, according to your method of tax accounting.

Amortizable bond premium

If a U.S. Holder purchased Original Notes after their original issuance date for an amount that is greater than the sum of all remaining payments on the Notes other than stated interest, such Holder will be treated as having purchased the Notes with “amortizable bond premium” in an amount equal to such excess. Amortizable bond premium on Original Notes should carry over to the Exchange Notes received in exchange therefor. A U.S. Holder may elect to amortize this premium using a constant yield method over the term of the Notes and generally may offset interest in respect of the Note otherwise required to be included in income by the amortized amount of the premium for the taxable year. A U.S. Holder that elects to amortize bond premium must reduce its tax basis in its Note by the amount of the premium amortized in any taxable year. An election to amortize bond premium is binding once made and applies to all Notes held by the U.S. Holder at the beginning of the first taxable year to which this election applies and to all bonds thereafter acquired. U.S. Holders are urged to consult their own tax advisors concerning the computation and amortization of any bond premium on their Exchange Notes.

Market discount

If a U.S. Holder purchased Original Notes after their original issuance date for an amount that is less than their stated principal amount, such Holder will be treated as having purchased the Notes with “market discount” unless the discount is less than a specified de minimis amount. Market discount on Original Notes should carry over to the Exchange Notes received in exchange therefor. Under the market discount rules, a U.S. Holder generally will be required to treat any gain realized on the sale, exchange, retirement or other disposition of an Exchange Note as ordinary income to the extent of any accrued market discount that has not previously been included in income. For this purpose, market discount will be considered to accrue ratably during the period from the date of the U.S. Holder’s acquisition of the Note to the maturity date of the Note, unless the U.S. Holder made an election to accrue market discount on a constant yield basis. Accrued market discount on Original Notes that has not previously been included in income by a U.S. Holder should carry over to the Exchange Notes received in exchange therefor. A U.S. Holder may be required to defer the deduction of all or a portion of the interest paid or accrued on any indebtedness incurred or maintained to purchase or carry a Note with market discount until the maturity date or certain earlier dispositions. A U.S. Holder may elect to include market discount in income currently as it accrues on either a ratable or a constant yield basis, in which case the rules described above regarding (1) the treatment as ordinary income of gain upon the disposition of the Note and (2) the deferral of interest deductions will not apply. Currently included market discount is generally treated as ordinary interest income for U.S. federal income tax purposes. An election to include market discount in income as it accrues will apply to all debt instruments with market discount acquired by the U.S. Holder on or after the first day of the taxable year to which the election applies and may be revoked only with the consent of the IRS. U.S. Holders are urged to consult their own tax advisors before making this election.

Sale or other taxable disposition of the Exchange Notes

Upon the sale or other taxable disposition of an Exchange Note (including a retirement or redemption), you generally will recognize gain or loss equal to the difference between the amount realized on such disposition (except to the extent any amount realized is attributable to accrued but unpaid stated interest, which, if not previously taxed, will be taxable as ordinary income) and your adjusted tax basis in the Exchange Note. Your adjusted tax basis in an Exchange Note generally will be your cost for the Original Note as of the date of the exchange.

Subject to the market discount rules described above under the heading “—Market Discount,” any gain or loss you recognize generally will be treated as a capital gain or loss. The capital gain or loss generally will be long-term if your holding period is more than one year at the time of sale or other taxable disposition and will be short-term if your holding period is one year or less. Long-term capital gains of individuals and other non-corporate taxpayers are generally eligible for reduced rates of taxation. The deductibility of capital losses is subject to certain limitations.

Medicare tax

For taxable years beginning after December 31, 2012, a 3.8% tax will be imposed on the net investment income of certain individuals with a modified adjusted gross income of over $200,000 ($250,000 in the case of joint filers) and on the undistributed net investment income of certain estates and trusts. For these purposes, “net investment income” will generally include interest paid with respect to an Exchange Note and net gain from the sale, exchange, redemption, retirement or other taxable disposition of an Exchange Note, unless such interest or net gain is derived in the ordinary course of the conduct of a trade or business (other than a trade or business that consists of certain passive or trading activities). If you are a U.S. Holder that is an individual, estate or trust, you are urged to consult your tax advisor regarding the applicability of the Medicare tax to your income and gains in respect of the Exchange Notes.

Information reporting and backup withholding

In general, information reporting requirements will apply to certain payments of interest and to the proceeds of a sale or other disposition (including a retirement or redemption) of Exchange Notes unless the U.S. Holder is an exempt recipient. Backup withholding of tax (at a current rate of 28%, which is scheduled to increase to 31% in 2013) will apply to such amounts if a U.S. Holder fails to provide its taxpayer identification number or certification of exempt status or if it has been notified by the IRS that it is subject to backup withholding. Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules will generally be allowed as a refund or a credit against a U.S. Holder’s U.S. federal income tax liability provided that such holder furnishes the required information to the IRS on a timely basis.

Consequences to Non-U.S. Holders

As used in this prospectus, the term “Non-U.S. Holder” means a beneficial owner of a Note that is, for federal income tax purposes, an individual, corporation, estate, or trust, and is not a U.S. Holder.

If an entity or arrangement treated as a partnership for United States federal income tax purposes is a holder of a Note, the U.S. federal income tax treatment of a partner in such a partnership will generally depend on the status of the partner and the activities of the partnership. Partners in such a partnership are urged to consult their tax advisors as to the particular U.S. federal income tax consequences applicable to them of acquiring, holding or disposing of Exchange Notes.

Payments of interest

Subject to the discussion of backup withholding below, if you are a Non-U.S. Holder, you will generally not be subject to U.S. federal income tax or the 30% U.S. federal withholding tax on interest paid on the Exchange Notes so long as that interest is not effectively connected with your conduct of a trade or business within the United States, provided that:

•	you do not actually or constructively own 10% or more of the total combined voting power of all classes of our stock that are entitled to vote;

•	you are not a controlled foreign corporation that is actually or constructively related to us through stock ownership;

•	you are not a bank whose receipt of interest on a Note is described in Section 881(c)(3)(A) of the Code; and

•

you provide the applicable withholding agent with, among other things, your name and address, and certify, under penalties of perjury, that you are not a U.S. person (which certification may be made on an IRS Form W-8BEN (or successor form)).

If you cannot satisfy the requirements described above, payments of interest will generally be subject to the 30% U.S. federal withholding tax, unless you provide the applicable withholding agent with a properly executed (1) IRS Form W-8BEN (or successor form) claiming an exemption from or reduction in withholding under the benefit of an applicable income tax treaty or (2) IRS Form W-8ECI (or successor form) stating that interest paid on the Notes is not subject to U.S. federal withholding tax because it is effectively connected with your conduct of a trade or business in the United States (as discussed below under “—Interest or Gain Effectively Connected with a United States trade or business”).

Sale or other taxable disposition of the Notes

Subject to the discussion of backup withholding below, a Non-U.S. Holder will generally not be subject to U.S. federal income or withholding tax on any gain recognized on the sale or other taxable disposition of an Exchange Note (including a retirement or redemption), unless:

•	if you are an individual Non-U.S. Holder, you are present in the United States for at least 183 days in the taxable year of such disposition and certain other conditions are met; or

•	that gain is effectively connected with the conduct by you of a trade or business within the United States.

If you are described in the first bullet point above, you will generally be subject to U.S. federal income tax at a rate of 30% on the amount by which your capital gains allocable to U.S. sources, including gain from such disposition, exceed any capital losses allocable to U.S. sources, except as otherwise required by an applicable income tax treaty. If you are described in the second bullet point, see “—Interest or gain effectively connected with a United States trade or business,” below.

To the extent that the amount realized on any disposition of Exchange Notes is attributable to accrued but unpaid interest on the Exchange Note, such amount generally will be treated in the same manner as payments of interest as described under the heading “—Payments of interest” above.

Interest or gain effectively connected with a United States trade or business

If a Non-U.S. Holder is engaged in a trade or business in the United States and interest on an Exchange Note or gain recognized from the sale or other taxable disposition (including a retirement or redemption) of an Exchange Note is effectively connected with the conduct of that trade or business, such holder will generally be subject to U.S. federal income tax (but not the 30% U.S. federal withholding tax on interest if you provide an applicable IRS Form W-8ECI, as described above) on that interest or gain on a net income basis in the same manner as if you were a U.S. person as defined under the Code (unless an applicable income tax treaty provides otherwise). In addition, if a Non-U.S. Holder is a foreign corporation, it may be subject to a “branch profits tax” equal to 30% (or lower applicable income tax treaty rate) of your earnings and profits for the taxable year, subject to adjustments, that are effectively connected with its conduct of a trade or business in the United States. For this purpose, interest or gain effectively connected with a trade or business in the United States will be included in the earnings and profits of a foreign corporation.

Information reporting and backup withholding

Generally, we must report to the IRS and to a Non-U.S. Holder the amount of interest paid to such Non-U.S. Holder on its Exchange Notes and the amount of tax, if any, withheld with respect to those payments. Copies of the information returns reporting such interest payments and any withholding may also be made available to the tax authorities in the country in which the Non-U.S. Holder resides under the provisions of an applicable income tax treaty.

In general, a Non-U.S. Holder will not be subject to backup withholding with respect to payments of interest that we make to the Non-U.S. Holder provided that we do not have actual knowledge or reason to know that the Non-U.S. Holder is a U.S. person, as defined under the Code, and we have received from the Non-U.S. Holder the statement described above in the last bullet point under “—Payments of interest.”

In addition, no information reporting or backup withholding will be required regarding the proceeds of the sale of an Exchange Note made within the United States or conducted through certain U.S.-related financial intermediaries, if the payor receives the statement described above in the last bullet point under “—Payments of interest” and does not have actual knowledge or reason to know that the Non-U.S. Holder is a U.S. person, as defined under the Code, or the Non-U.S. Holder otherwise establishes an exemption.

Backup withholding is not an additional tax. The amount of any backup withholding from a payment to a Non-U.S. Holder will be allowed as a credit against the Non-U.S. Holder’s U.S. federal income tax liability and may entitle the Non-U.S. Holder to a refund, provided that the required information is timely furnished to the IRS.

PLAN OF DISTRIBUTION

Any broker-dealer that holds Original Notes that were acquired for its own account as a result of market-making activities or other trading activities (other than Original Notes acquired directly from us) may exchange such Original Notes pursuant to the Exchange Offer. Any such broker-dealer, however, may be deemed to be an “underwriter” within the meaning of the Securities Act and must, therefore, deliver a prospectus meeting the requirements of the Securities Act in connection with any resales of Exchange Notes received by such broker-dealer in the Exchange Offer. Such prospectus delivery requirement may be satisfied by the delivery by such broker-dealer of this prospectus.

We have agreed to make this prospectus, as amended or supplemented, available to any broker-dealer for use in connection with such resales for up to 90 days from the effective date of the registration statement of which this prospectus forms a part. We will provide sufficient copies of this prospectus, as amended or supplemented, to any broker-dealer promptly upon request at any time during such 90-day period in order to facilitate such resales.

We will not receive any proceeds from any sale of Exchange Notes by broker-dealers. Exchange Notes received by broker-dealers for their own account in the Exchange Offer may be sold from time to time in one or more transactions in the over-the-counter market, in negotiated transactions, through the writing of options on the Exchange Notes or a combination of such methods of resale, at market prices prevailing at the time of resale, at prices related to such prevailing market prices or negotiated prices. Any of these resales may be made directly to purchasers or to or through brokers or dealers who may receive compensation in the form of commissions or concessions from these broker-dealers and/or the purchasers of Exchange Notes. Any broker-dealer that resells Exchange Notes that were received by it for its own account in the Exchange Offer and any broker-dealer that participates in a distribution of the Exchange Notes may be deemed to be an “underwriter” within the meaning of the Securities Act and any profit on any such resale of Exchange Notes and any commission or concessions received by any such person may be deemed to be underwriting compensation under the Securities Act. The accompanying letter of transmittal states that, by acknowledging that it will deliver and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an “underwriter” within the meaning of the Securities Act.

We have agreed to pay all expenses incident to the Exchange Offer, including the expenses of one counsel for the holders of the Original Notes, other than commissions or concessions of any brokers or dealers and will indemnify the holders of the Original Notes, including any broker-dealers, against certain liabilities, including liabilities under the Securities Act.

LEGAL MATTERS

Jones Day, Atlanta, Georgia, will pass upon certain legal matters for us regarding the Exchange Notes and the related guarantees.

EXPERTS

The financial statements of Cumulus Media Inc. as of December 31, 2010 and 2009 and for each of the three years in the period ended December 31, 2010 and management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2010 (which is included in Management’s Report on Internal Control over Financial Reporting) incorporated in this registration statement by reference to the Cumulus Media Inc. Current Report on Form 8-K dated December 20, 2011 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

The financial statements of Cumulus Media Partners, LLC as of December 31, 2010 and 2009 and for each of the three years in the period ended December 31, 2010, incorporated in this registration statement by reference to the Cumulus Media Inc. Current Report on Form 8-K/A dated August 12, 2011 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

The consolidated financial statements of Citadel Broadcasting Corporation as of December 31, 2010 (Successor) and 2009 (Predecessor), and the related consolidated statements of operations, stockholders’ equity, and cash flows for the period from June 1, 2010 to December 31, 2010 (Successor), the period from January 1, 2010 to May 31, 2010 (Predecessor) and for each of the two years in the period ended December 31, 2009 (Predecessor) are incorporated by reference from the Cumulus Media Inc. Form 8-K dated December 20, 2011 and have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their report, which is incorporated herein by reference. Such financial statements have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

Cumulus Media Holdings Inc.

Offer to exchange up to $610,000,000

Aggregate Principal Amount of Newly

Issued 7.75% Senior Notes due 2019

For

a Like Principal Amount of Outstanding

Restricted 7.75% Senior Notes due 2019

Issued on May 13, 2011

PROSPECTUS

                    ,

PART II

INFORMATION NOT REQUIRED IN THE PROSPECTUS

ITEM 20.	INDEMNIFICATION OF DIRECTORS AND OFFICERS.

Delaware Registrants

Each of Cumulus Media Inc., Cumulus Media Holdings Inc., Catalyst Media, Inc., Citadel Broadcasting Corporation, CMP Susquehanna Radio Holdings Corp., CMP Susquehanna Corp., CMP KC Corp., Susquehanna Media Co., Alphabet Acquisition Corp., International Radio, Inc., Radio Watermark, Inc., and Susquehanna Pfaltzgraff Co. is incorporated under the laws of the State of Delaware.

Section 145(a) of the Delaware General Corporation Law (the “DGCL”) provides, in relevant part, that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that such person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe such person’s conduct was unlawful. Under Section 145(b) of the DGCL, such eligibility for indemnification may be further subject to the adjudication of the Delaware Court of Chancery or the court in which such action or suit was brought.

Section 102(b)(7) of the DGCL provides that a corporation may in its certificate of incorporation contain a provision eliminating or limiting the personal liability of a director to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director except for liability: (i) for any breach of the director’s duty of loyalty to the corporation or its stockholders; (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law; (iii) under Section 174 of the DGCL (pertaining to certain prohibited acts including unlawful payment of dividends or unlawful purchase or redemption of the corporation’s capital stock); or (iv) for any transaction from which the director derived an improper personal benefit.

Cumulus Media’s Third Amended and Restated Certificate of Incorporation and Cumulus Media Holdings Inc.’s Certificate of Incorporation (as amended) each provide that no director shall be liable to the company or its stockholders for monetary damages for breach of fiduciary duty as a director; except (a) for any breach of the director’s duty of loyalty to the company or its stockholders, (b) for acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law, (c) under Section 174 of the DGCL, (d) for any transaction from which the director derived an improper personal benefit, or (e) for any act or omission occurring before the effective date of Cumulus Media’s Third Amended and Restated Certificate of Incorporation and Cumulus Media Holdings Inc.’s Certificate of Incorporation (as amended), as applicable.

Cumulus Media’s Amended and Restated By-laws provide that each director, officer or employee who was or is made a party or is threatened to be made a party to or is otherwise involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he is or was a director or an officer of ours or is or was serving at Cumulus Media’s request as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to an employee benefit plan, shall be indemnified and held harmless by Cumulus Media to the fullest extent permitted or required by the DGCL against all expense, liability and loss (including attorneys’ fees, judgments, fines, ERISA excise taxes or penalties and amounts paid in settlement) reasonably incurred or suffered by such indemnitee in connection therewith; provided, however, that, except as provided below with respect to proceedings to enforce rights to indemnification, Cumulus Media shall indemnify any such indemnitee in connection with a proceeding (or part thereof) initiated by such indemnitee only if the proceeding (or part thereof) was authorized by Cumulus Media’s board.

Cumulus Media generally maintains insurance, at its expense, to protect it and any of its directors, officers, employees or agents or those of another corporation, partnership, joint venture, trust or other enterprise against any expense, liability or loss, whether or not it would have the power to indemnify such person against such expense, liability or loss under the DGCL.

Cumulus Media Holdings Inc.’s Bylaws permit indemnification of a director or officer if the director or officer acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful and permits maintaining insurance upon a resolution of the board.

The Certificates of Incorporation and Bylaws of CMP KC Corp. and CMP Susquehanna Corp., as well as the Amended and Restated Certificates of Incorporation and Bylaws of CMP Susquehanna Radio Holdings Corp. and Susquehanna Pfaltzgraff Co., provide for indemnification to the fullest extent of the DGCL, if the director or officer “acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful” and the director or officer was not found liable to the corporation or on the basis that he received improper personal benefit. The Certificates and Bylaws also permit them to maintain insurance on behalf of directors and officers. The By-laws of Susquehanna Media Co. provide for indemnification to the extent permitted by the DGCL. Alphabet Acquisition Corp. and Catalyst Media, Inc.’s By-laws permit indemnification to the fullest extent of the law and for insurance on behalf of directors and officers. Neither the Certificates of Incorporation nor the By-laws of International Radio, Inc., or Radio Watermark, Inc., contain provisions concerning the indemnification of its directors or officers.

Each of Cumulus Media Partners, LLC, Minneapolis Radio, LLC, KLOS Radio, LLC, San Francisco Radio, LLC, DC Radio, LLC, WPLJ Radio, LLC, Chicago FM Radio Assets, LLC, Radio Networks, LLC, Minneapolis Radio Assets, LLC, KLOS Syndications Assets, LLC, KLOS-FM Radio Assets, LLC, SF License, LLC, San Francisco Radio Assets, LLC, DC Radio Assets, LLC, Network License, LLC, Detroit Radio, LLC, Atlanta Radio, LLC, Radio Assets, LLC, LA Radio, LLC, WBAP-KSCS Radio Acquisition, LLC, WBAP-KSCS Acquisition Partner, LLC, Chicago Radio Holding, LLC, NY Radio, LLC, LA License, LLC, Chicago Radio, LLC, NY License, LLC, NY Radio Assets, LLC, WBAP-KSCS Assets, LLC, Chicago Radio Assets, LLC, and Chicago License, LLC, is organized under the laws of the State of Delaware.

Section 18-108 of the Delaware Limited Liability Company Act provides that, subject to such standards and restrictions, if any, as are set forth in its limited liability company agreement, a limited liability company may, and shall have the power to, indemnify and hold harmless any member or manager or other person from and against any and all claims and demands whatsoever.

The limited liability company agreement of each of the Delaware limited liability companies (with the exception of Cumulus Media Partners, LLC) provides that a member, director or officer may not be held liable to the limited liability company or any other person or entity who has an interest in the limited liability company, and is entitled to indemnification from the limited liability company to the fullest extent permitted by applicable law, for any loss, damage or claim incurred by reason of any act or omission by the member, director or officer made in good faith on behalf of the limited liability company and in a manner reasonably believed to be within his or her scope of authority. However, a member, director or officer may be held liable and is not entitled to indemnification for any loss, damage or claim incurred by reason of his or her willful misconduct. To the extent an indemnity is provided, such indemnity must be provided out of and limited to the limited liability company’s assets only, and no member, director or officer may be held personally liable in this respect. Neither the Certificate of Formation nor the Limited Liability Company Declaration for Cumulus Media Partners, LLC contain provisions concerning the indemnification of its directors or officers.

Nevada Registrants

Each of Broadcast Software International Inc., KLIF Broadcasting, Inc., Radio Metroplex, Inc. and Citadel Broadcasting Company is incorporated in Nevada under the Nevada General Corporation Law (“NGCL”). The NGCL provides that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, except an action by or in the right of the corporation, by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses, including attorneys’ fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with the action, suit or proceeding if he acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, or, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.

The NGCL also provides that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses, including amounts paid in settlement and attorneys’ fees actually and reasonably incurred by him in connection with the defense or settlement of the action or suit if he acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation. Indemnification may not be made for any claim, issue or matter as to which such a person has been adjudged by a court of competent jurisdiction, after exhaustion of all appeals therefrom, to be liable to the corporation or for amounts paid in settlement to the corporation, unless and only to the extent that the court in which the action or suit was brought or other court of competent jurisdiction determines upon application that in view of all the circumstances of the case, the person is fairly and reasonably entitled to indemnity for such expenses as the court deems proper.

The Code of Bylaws of Broadcast Software International Inc. provide for indemnification against any costs or expenses incurred in connection with a legal action to which the indemnitee is made party by reason of being a director or officer only if: (i) the director or officer acted in good faith and in a manner that he reasonably believed in the best interests of the Corporation; and (ii) with respect to a criminal action, the director or officer did not have reasonable cause to believe that his conduct was unlawful (so long as not adjudged liable for negligence or misconduct, and a court does not decide that he is entitled to indemnity). The Articles of Incorporation of Broadcast Software International Inc. similarly provide for indemnification for a breach of fiduciary duty as a director or officer involving any act or omission except, (i) for acts or omissions which involve intentional misconduct, fraud or a knowing violation of law, or (ii) for payment of distributions in violation of Section 78.300 of the NGCL.

The Bylaws of KLIF Broadcasting, Inc. and Radio Metroplex, Inc. provide for indemnification to the fullest extent authorized by the NGCL against all expense, liability and loss reasonably incurred or suffered by the indemnitee in connection with a legal action to which the indemnitee is made party by reason of being a director or officer. Citadel Broadcasting Company’s Certificate of Restated Articles of Incorporation and Amended and Restated Bylaws provide for indemnification to the fullest extent permitted by law.

Cumulus Broadcasting LLC and Aviation I, LLC are organized in Nevada. Section 86.411 of the Nevada Revised Statutes (“NRS”) generally allows a limited liability company to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (except an action by or in the right of the limited liability company), by reason of being or having been a manager, member, employee or agent of the limited liability company or serving or having served in certain capacities at the request of the limited liability company. Indemnification may include attorneys’ fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by the person to be indemnified in connection with the action, suit or proceeding.

NRS section 86 generally allows a limited liability company to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the limited liability company to procure a judgment in its favor by reason of being or having been a manager, member, employee or agent of the limited liability company or serving or having served in certain capacities at the request of the limited liability company except that indemnification may not be made for any claim, issue or matter as to which such a person has been finally adjudged by a court of competent jurisdiction to be liable to the limited liability company or for amounts paid in settlement to the limited liability company, unless and only to the extent that the court in which the action or suit was brought or other court of competent jurisdiction determines upon application that, in view of all the circumstances, the person is fairly and reasonably entitled to indemnity for such expenses as the court deems proper. However, to be entitled to indemnification, the person to be indemnified in either case must have acted in good faith and in a manner which he or she reasonably believed to be in or not opposed to the best interests of the limited liability company and, with respect to any criminal action or proceeding, such person must have had no reasonable cause to believe his or her conduct was unlawful.

The NRS generally provides that to the extent a manager, member, employee or agent of a limited liability has been successful on the merits or otherwise in defense of any such action, he or she must be indemnified by the limited liability company against expenses, including attorneys’ fees actually and reasonably incurred in connection with the defense.

The NRS generally allows a limited liability company to purchase and maintain insurance or make other financial arrangements on behalf of the limited liability company’s current and former managers, members employees or agents, or any persons serving or who have served in certain capacities at the request of the limited liability company, for any liability and expenses incurred by them in their capacities as managers, members, employees or agents or arising out of their status as such, whether or not the limited liability company has the authority to indemnify him, her or them against such liability and expenses.

The Operating Agreement of Cumulus Broadcasting LLC provides indemnification to the full extent permitted by the NRS, except if losses were related to actions constituting (i) bad faith, fraud, violation of law or intentional misconduct or (ii) breach of the operating agreement. The articles of organization of Aviation I, LLC provide that no member or manager of the company may be held liable to the company or its members for any breach of fiduciary duty as member or manager of the company. But this provision does not affect liability for acts or omissions that involve intentional misconduct, fraud, or a knowing violation of law. Further, the members and managers of the company are not liable under a judgment, decree, or order of a court, or in any other manner, for a debt, obligation, or liability of the company. The articles provide that all expenses incurred by members or managers in defending an administrative, investigative, civil or criminal action, suit, or proceeding, related in any manner to the business of the company, must be paid by the company as they are incurred in advance of final disposition. However, the member or manager must repay the amount if it is ultimately determined by a court of competent jurisdiction, that he or she did not act in good faith, in the manner he or she reasonably believed to be in or not opposed to the best interests of the company, and, with respect to any criminal action or proceeding, with no reasonable cause to believe his conduct was unlawful.

The limited liability company operating agreement of Aviation I, LLC provides that a member, director or officer may not be held liable to the limited liability company or any other person or entity who has an interest in the limited liability company, and is entitled to indemnification from the limited liability company to the fullest extent permitted by applicable law, for any loss, damage or claim incurred by reason of any act or omission by the member, director or officer made in good faith on behalf of the limited liability company and in a manner reasonably believed to be within his or her scope of authority. However, a member, director or officer may be held liable and is not entitled to indemnification for any loss, damage or claim incurred by reason of his or her willful misconduct. To the extent an indemnity is provided, such indemnity must be provided out of and limited to the limited liability company’s assets only, and no member, director or officer may be held personally liable in this respect. Rights to indemnification under the limited liability company agreement are intended as an addition to, and not a limitation upon, the indemnification described in Sections 86.411 through 86.451 of the NRS, as amended from time to time.

Pennsylvania Registrant

Susquehanna Radio Corp. is incorporated under the laws of the State of Pennsylvania. Pennsylvania law permits a corporation to indemnify its directors and officers against expenses, judgments, fines and amounts paid in settlement incurred by them in connection with any pending, threatened or completed action or proceeding, and permits such indemnification against expenses incurred in connection with any pending, threatened or completed derivative action, if the director or officer has acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal proceeding, had no reasonable cause to believe his conduct was unlawful. Pennsylvania law further provides that expenses incurred in defending any action or proceeding may be paid by the corporation in advance of the final disposition upon receipt of an undertaking by or on behalf of the director or officer to repay the amount if it is ultimately determined that the director or officer is not entitled to be indemnified by the corporation.

Under Pennsylvania law, the statutory provisions for indemnification and advancement of expenses are non-exclusive with respect to any other rights, such as contractual rights or rights granted pursuant to a by-law or by vote of shareholders or disinterested directors, to which a person seeking indemnification or advancement of expenses may be entitled. Such rights may, for example, provide for indemnification against judgments, fines and amounts paid in settlement incurred by the indemnified person in connection with derivative actions. Pennsylvania law and our articles of incorporation permit such derivative action indemnification in any case except where the act or failure to act giving rise to the claim for indemnification is determined by a court to have constituted willful misconduct or recklessness. Pennsylvania law and our articles of incorporation permit us to purchase and maintain insurance on behalf of our directors and officers against any liability asserted against the director or officer and incurred in such capacity, whether or not we would have the power to indemnify a director or officer against such liability.

Susquehanna Radio Corp.’s Bylaws provide that indemnification will be provided against reasonable costs and expenses in connection with a legal action to which the indemnitee is made party by reason of being a director or officer, except expenses attributable to gross negligence or misconduct in the performance of duties as director or officer.

New York Registrant

Radio Today Entertainment, Inc., is incorporated under the laws of the state of New York. Section 722 of the New York Business Corporation Law (“NYBCL”) provides that a New York corporation may indemnify directors and officers as well as other employees and individuals against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement in connection with specified actions, suits and proceedings, whether civil, criminal or otherwise (other than action by or in the right of the corporation (“derivative actions”)), if they acted in good faith for a purpose they reasonably believed to be in or, in the case of service for another entity, not opposed to, the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe their conduct was unlawful. A similar standard is applicable in the case of derivative actions except that no indemnification shall be made in respect of (1) a threatened action, or a pending action which is settled or otherwise disposed of, or (2) any claim as to which such person is adjudged liable to the corporation unless and only to the extent approved by a court. Under Section 723 of the NYBCL, if a person has been successful in the defense of an action described above, he or she shall be entitled to indemnification. The foregoing is not exclusive of other indemnification that may be granted to a director or officer under a certificate of incorporation, bylaws, resolution or contract. Neither the Certificate of Incorporation nor the By-laws of Radio Today Entertainment, Inc. contain provisions concerning the indemnification of its directors or officers.

Texas Registrant

WBAP-KSCS Radio Group, Ltd., is a Texas limited partnership. Section 8.101 of the Texas Business Organizations Code provides generally that a person sued as a director or general partner of a limited partnership, or while serving at the request of the partnership as a director, officer, partner, employee, agent, or similar functionary of another enterprise, may be indemnified by the partnership against judgments, penalties, fines, settlements and reasonable expenses if it is determined that such person has conducted himself in good faith and reasonably believed, in the case of conduct in his official capacity with the partnership, that his conduct was in the partnership’s best interests, and in all other cases, that his conduct was at least not opposed to the partnership’s best interests and, in the case of any criminal proceeding, that such person had no reasonable cause to believe his conduct was unlawful. Indemnification of a person found liable to the partnership or found liable on the basis that personal benefit was improperly received by him is limited to reasonable expenses actually incurred by the person in connection with the proceeding and shall not be made if the person is found liable for willful or intentional misconduct in the performance of his duty to the partnership, for breach of the duty of loyalty, or for an act or omission not committed in good faith that constitutes a breach of a duty owed to the partnership. Indemnification is mandatory, however, in the case of such person being wholly successful, on the merits or otherwise, in the defense of the proceeding.

The agreement of limited partnership of WBAP-KSCS Radio Group, Ltd. provides that the general partner may not be held liable, responsible or accountable in damages or otherwise to any other partner for any acts performed in good faith and within the scope of the agreement of limited partnership. The general partner is entitled to indemnification from the partnership (but not any partner) from any loss, damage, liability, cost or expense (including reasonable attorneys’ fees) arising out of any act or failure to act by the general partner, if such act or failure to act is in good faith and within the scope of the agreement of limited partnership and is not attributable to gross negligence, malfeasance or fraud.

Alabama Registrant

Oklahoma Radio Partners, LLC is organized under the laws of the State of Alabama. Section 10A-1-6.02 of the Alabama Business and Nonprofit Entities Code provides that the indemnification provisions of Article 6 do not apply to limited liability companies, but rather that the governing documents of a limited liability company may adopt provisions of this article or may contain enforceable provisions relating to indemnification. Section 10A-5-1.04 provides that unless its certificate of formation provides otherwise, every limited liability company has the power to indemnify a member, manager, or employee against expenses actually and reasonably incurred in connection with the defense of an action, suit, or proceeding, civil or criminal, except in relation to matters as to which the member, manager, or employee is determined to be liable for negligence or misconduct in the performance of duty. Further, every limited liability company has the power to make any other indemnification that is authorized by the governing documents of the limited liability company or by a resolution adopted by the members after notice, unless notice is waived. Lastly, every limited liability company has the power to purchase and maintain insurance on behalf of any person who is or was a member, manager, or employee of the limited liability company against any liability asserted against and incurred by the member, manager, or employee, whether or not the limited liability company would have the power to indemnify the member, manager, or employee against that liability.

The articles of organization of Oklahoma Radio Partners, LLC provide that in amplification, and not in limitation of applicable provisions of Alabama law, the company may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed claim, action, suit or proceeding, whether civil, criminal, administrative or investigative, including appeals (other than an action by or in the right of the company), by reason of the fact that he or she is or was a member, manager, officer, employee or agent of the company, a manager or any affiliate of any of the foregoing or is or was serving at the request of the company or manager as a director, officer, partner, manager, employee, trustee or agent of another company, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him or her if he or she acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, the best interests of the company, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful. The termination of any claim, action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, does not, of itself, create a presumption that the person did not act in good faith and in a manner which he or she reasonably believed to be in, or not opposed to, the best interests of the company, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his or her conduct was unlawful.

With respect to any action in the right of the company, the company may indemnify any person if he or she acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, the best interests of the company. But no indemnification will be made in respect of any claim, issue or matter as to which such person is adjudged to be liable for negligence or misconduct in the performance of his or her duty to the company unless and only to the extent that the court in which such action or suit was brought determines upon application that, despite the adjudication of liability but in view of all circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which such court deems proper.

To the extent that a member, manager, officer, employee or agent of the company has been successful on the merits or otherwise in defense of any action, suit or proceeding, or in defense of any claim, issue or matter therein, he or she must be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by him or her in connection therewith, notwithstanding that he or she has not been successful on any other claim, issue or matter in any such action, suit or proceeding.

Expenses (including attorneys’ fees) incurred in defending a civil or criminal claim, action, suit or proceeding may be paid by the company in advance of the final disposition of such claim, action, suit or proceeding. But such person seeking indemnification must repay such amount if, and to the extent that, it ultimately is determined that he or she is not entitled to be indemnified by the company.

The indemnification authorized by the articles of organization is not exclusive of, and is in addition to, any other rights to which those indemnified may be entitled under any statute, rule of law, provision of articles of organization, operating agreement, other agreement, vote of members or otherwise.

The company has the power to purchase and maintain insurance on behalf of any person who is or was a member, manager, officer, employee or agent of the company against any liability asserted against him or her, whether or not the company would have the power to indemnify him or her against such liability.

The limited liability company operating agreement of Oklahoma Radio Partners, LLC provides that a member, director or officer may not be held liable to the limited liability company or any other person or entity who has an interest in the limited liability company, and is entitled to indemnification from the limited liability company to the fullest extent permitted by applicable law, for any loss, damage or claim incurred by reason of any act or omission by the member, director or officer made in good faith on behalf of the limited liability company and in a manner reasonably believed to be within his or her scope of authority. However, a member, director or officer may be held liable and is not entitled to indemnification for any loss, damage or claim incurred by reason of his or her willful misconduct. To the extent an indemnity is provided, such indemnity must be provided out of and limited to the limited liability company’s assets only, and no member, director or officer may be held personally liable in this respect.

ITEM 21.	EXHIBITS AND FINANCIAL STATEMENT SCHEDULES.

Exhibits

The following exhibits are filed as part of this Form S-4:

Exhibit Index

3.1.	Third Amended and Restated Certificate of Incorporation of Cumulus Media Inc., effective as of September 16, 2011 (incorporated herein by reference to Exhibit 3.1 to Cumulus Media Inc.’s Current Report on Form 8-K, File No. 000-24525, filed on September 22, 2011).

3.2.	Certificate of Designation of Series A Preferred Stock of Cumulus Media Inc. (incorporated herein by reference to Exhibit 3.2 to Cumulus Media Inc.’s Current Report on Form 8-K, File No. 000-24525, filed on September 22, 2011).

3.3.	Amended and Restated Bylaws of Cumulus Media Inc., as amended on November 8, 2011 (incorporated herein by reference to Exhibit 3.3 to Cumulus Media Inc.’s Quarterly Report on Form 10-Q, File No. 000-24525, filed on November 14, 2011).

3.4.	Certificate of Incorporation of Cumulus Media Holdings Inc., as amended.

3.5.	Bylaws of Cumulus Media Holdings Inc. (formerly Cadet Holding Corporation).

3.6.	Articles of Incorporation of Broadcast Software International Inc.

3.7.	Code of Bylaws of Broadcast Software International Inc.

3.8.	Articles of Organization of Cumulus Broadcasting LLC.

3.9.	Limited-Liability Company Operating Agreement of Cumulus Broadcasting LLC.

3.10.	Certificate of Formation of Cumulus Media Partners, LLC.

3.11.	Limited Liability Company Declaration of Cumulus Media Partners, LLC.

3.12.	Fifth Amended and Restated Certificate of Incorporation of Citadel Broadcasting Corporation (incorporated herein by reference to Exhibit 3.1 to Citadel Broadcasting Corporation’s Current Report on Form 8-K, File No. 001-31740, filed on September 22, 2011).

3.13.	Second Amended and Restated Bylaws of Citadel Broadcasting Corporation (incorporated herein by reference to Exhibit 3.2 to Citadel Broadcasting Corporation’s Current Report on Form 8-K,
File No. 001-31740, filed on September 22, 2011).

3.14.	Certificate of Incorporation of Catalyst Media, Inc.

3.15.	Bylaws of Catalyst Media, Inc.

3.16.	Amended and Restated Certificate of Incorporation of CMP Susquehanna Radio Holdings Corp.

3.17.	Bylaws of CMP Susquehanna Radio Holdings Corp. (formerly CMP Susquehanna Guarantor Corp.) (incorporated herein by reference to Exhibit 3.2 to CMP Susquehanna Radio Holdings Corp.’s Registration Statement on Form S-4, File No. 333-143558, filed on June 6, 2007).

3.18.	Certificate of Incorporation of CMP Susquehanna Corp. (incorporated herein by reference to
Exhibit 3.3 to CMP Susquehanna Radio Holdings Corp.’s Registration Statement on Form S-4,
File No. 333-143558, filed on June 6, 2007).

3.19.	Bylaws of CMP Susquehanna Corp. (incorporated herein by reference to Exhibit 3.4 to CMP Susquehanna Radio Holdings Corp.’s Registration Statement on Form S-4, File No. 333-143558, filed on June 6, 2007).

3.20.	Amended and Restated Certificate of Incorporation of Susquehanna Pfaltzgraff Co.

3.21.	Bylaws of Susquehanna Pfaltzgraff Co. (formerly CMP Merger Co.)(incorporated herein by reference to Exhibit 3.10 to CMP Susquehanna Radio Holdings Corp.’s Registration Statement on Form S-4, File No. 333-143558, filed on June 6, 2007).

3.22.	Certificate of Incorporation of CMP KC Corp. (incorporated herein by reference to Exhibit 3.5 to CMP Susquehanna Radio Holdings Corp.’s Registration Statement on Form S-4, File No. 333-143558, filed on June 6, 2007).

3.23.	By-laws of CMP KC Corp. (incorporated herein by reference to Exhibit 3.6 to CMP Susquehanna Radio Holdings Corp.’s Registration Statement on Form S-4, File No. 333-143558, filed on June 6, 2007).

3.24.	Certificate of Incorporation of Susquehanna Media Co., as amended (incorporated herein by reference to Exhibit 3.11 to CMP Susquehanna Radio Holdings Corp.’s Registration Statement on Form S-4, File No. 333-143558, filed on June 6, 2007).

3.25.	Bylaws of Susquehanna Media Co., as amended (incorporated herein by reference to Exhibit 3.12 to CMP Susquehanna Radio Holdings Corp.’s Registration Statement on Form S-4, File No. 333-143558, filed on June 6, 2007).

3.26.	Articles of Incorporation of Susquehanna Radio Corp., as amended (incorporated herein by reference to Exhibit 3.13 to CMP Susquehanna Radio Holdings Corp.’s Registration Statement on Form S-4, File No. 333-143558, filed on June 6, 2007).

3.27.	By-laws of Susquehanna Radio Corp. (incorporated herein by reference to Exhibit 3.14 to CMP Susquehanna Radio Holdings Corp.’s Registration Statement on Form S-4, File No. 333-143558, filed on June 6, 2007).

3.28.	Articles of Incorporation of KLIF Broadcasting, Inc. (incorporated herein by reference to Exhibit 3.41 to CMP Susquehanna Radio Holdings Corp.’s Registration Statement on Form S-4, File No. 333-143558, filed on June 6, 2007).

3.29.	Bylaws of KLIF Broadcasting, Inc., as amended (incorporated herein by reference to Exhibit 3.42 to CMP Susquehanna Radio Holdings Corp.’s Registration Statement on Form S-4, File No. 333-143558, filed on June 6, 2007).

3.30.	Articles of Incorporation of Radio Metroplex, Inc., as amended (incorporated herein by reference to Exhibit 3.29 to CMP Susquehanna Radio Holdings Corp.’s Registration Statement on Form S-4, File No. 333-143558, filed on June 6, 2007).

3.31.	Bylaws of Radio Metroplex, Inc. (incorporated herein by reference to Exhibit 3.30 to CMP Susquehanna Radio Holdings Corp.’s Registration Statement on Form S-4, File No. 333-143558, filed on June 6, 2007).

3.32.	Certificate of Restated Articles of Incorporation of Citadel Broadcasting Company, as amended.

3.33.	Amended and Restated Bylaws of Citadel Broadcasting Company.

3.34.	Certificate of Incorporation of Alphabet Acquisition Corp., as amended.

3.35.	By-laws of Alphabet Acquisition Corp.

3.36.	Articles of Organization of Aviation I, LLC.

3.37.	Amended and Restated Operating Agreement of Aviation I, LLC.

3.38.	Articles of Organization of Oklahoma Radio Partners, LLC.

3.39.	Second Amended and Restated Operating Agreement of Oklahoma Radio Partners, LLC.

3.40.	Certificate of Formation of Minneapolis Radio, LLC.

3.41.	Second Amended and Restated Limited Liability Company Agreement of Minneapolis Radio, LLC, as amended.

3.42.	Certificate of Formation of KLOS Radio, LLC.

3.43.	First Amended and Restated Limited Liability Company Agreement of KLOS Radio, LLC, as amended.

3.44.	Certificate of Formation of San Francisco Radio, LLC.

3.45.	Second Amended and Restated Limited Liability Company Agreement of San Francisco Radio, LLC, as amended.

3.46.	Certificate of Formation of DC Radio, LLC.

3.47.	Second Amended and Restated Limited Liability Company Agreement of DC Radio, LLC, as amended.

3.48.	Certificate of Formation of WPLJ Radio, LLC.

3.49.	First Amended and Restated Limited Liability Company Agreement of WPLJ Radio, LLC, as amended.

3.50.	Certificate of Formation of Chicago FM Radio Assets, LLC.

3.51.	Limited Liability Company Agreement of Chicago FM Radio Assets, LLC, as amended.

3.52.	Certificate of Formation of Radio Networks, LLC.

3.53.	Second Amended and Restated Limited Liability Company Agreement of Radio Networks, LLC, as amended.

3.54.	Certificate of Formation of Minneapolis Radio Assets, LLC.

3.55.	First Amended and Restated Limited Liability Company Agreement of Minneapolis Radio Assets, LLC, as amended.

3.56.	Certificate of Formation of KLOS Syndications Assets, LLC.

3.57.	Second Amended and Restated Limited Liability Company Agreement of KLOS Syndications Assets, LLC, as amended.

3.58.	Certificate of Formation of KLOS-FM Radio Assets, LLC.

3.59.	First Amended and Restated Limited Liability Company Agreement of KLOS-FM Radio Assets, LLC, as amended.

3.60.	Certificate of Formation of SF License, LLC.

3.61.	First Amended and Restated Limited Liability Company Agreement of SF License, LLC, as amended.

3.62.	Certificate of Formation of San Francisco Radio Assets, LLC.

3.63.	First Amended and Restated Limited Liability Company Agreement of San Francisco Radio Assets, LLC, as amended.

3.64.	Certificate of Formation of DC Radio Assets, LLC.

3.65.	Second Amended and Restated Limited Liability Company Agreement of DC Radio Assets, LLC, as amended.

3.66.	Certificate of Formation of Network License, LLC.

3.67.	First Amended and Restated Limited Liability Company Agreement of Network License, LLC, as amended.

3.68.	Certificate of Incorporation of International Radio, Inc., as amended.

3.69.	By-laws of International Radio, Inc.

3.70.	Certificate of Incorporation of Radio Watermark, Inc., as amended.

3.71.	By-laws of Radio Watermark, Inc., as amended.

3.72.	Certificate of Incorporation of Radio Today Entertainment, Inc., as amended.

3.73.	By-laws of Radio Today Entertainment, Inc.

3.74.	Certificate of Formation of Detroit Radio, LLC, as amended.

3.75.	First Amended and Restated Limited Liability Company Agreement of Detroit Radio, LLC, as amended.

3.76.	Certificate of Formation of Atlanta Radio, LLC, as amended.

3.77.	First Amended and Restated Limited Liability Company Agreement of Atlanta Radio, LLC, as amended.

3.78.	Certificate of Formation of Radio Assets, LLC.

3.79.	First Amended and Restated Limited Liability Company Agreement of Radio Assets, LLC, as amended.

3.80.	Certificate of Formation of LA Radio, LLC.

3.81.	Second Amended and Restated Limited Liability Company Agreement of LA Radio, LLC, as amended.

3.82.	Certificate of Formation of WBAP-KSCS Radio Acquisition, LLC.

3.83.	First Amended and Restated Limited Liability Company Agreement of WBAP-KSCS Radio Acquisition, LLC, as amended.

3.84.	Certificate of Formation of WBAP-KSCS Acquisition Partner, LLC.

3.85.	First Amended and Restated Limited Liability Company Agreement of WBAP-KSCS Acquisition Partner, LLC, as amended.

3.86.	Certificate of Formation of Chicago Radio Holding, LLC.

3.87.	Third Amended and Restated Limited Liability Company Agreement of Chicago Radio Holding, LLC, as amended.

3.88.	Certificate of Formation of NY Radio, LLC.

3.89.	Second Amended and Restated Limited Liability Company Agreement of NY Radio, LLC, as amended.

3.90.	Certificate of Formation of LA License, LLC.

3.91.	First Amended and Restated Limited Liability Company Agreement of LA License, LLC, as amended.

3.92.	Certificate of Formation of WBAP-KSCS Radio Group, Ltd.

3.93.	Agreement of Limited Partnership of WBAP-KSCS Radio Group, Ltd., as amended.

3.94.	Certificate of Formation of Chicago Radio, LLC.

3.95.	Limited Liability Company Agreement of Chicago Radio, LLC, as amended.

3.96.	Certificate of Formation of NY License, LLC.

3.97.	First Amended and Restated Limited Liability Company Agreement of NY License, LLC, as amended.

3.98.	Certificate of Formation of NY Radio Assets, LLC.

3.99.	First Amended and Restated Limited Liability Company Agreement of NY Radio Assets, LLC, as amended.

3.100.	Certificate of Formation of WBAP-KSCS Assets, LLC.

3.101.	Second Amended and Restated Limited Liability Company Agreement of WBAP-KSCS Assets, LLC, as amended.

3.102.	Certificate of Formation of Chicago Radio Assets, LLC.

3.103.	Second Amended and Restated Limited Liability Company Agreement of Chicago Radio Assets, LLC, as amended.

3.104.	Certificate of Formation of Chicago License, LLC.

3.105.	Limited Liability Company Agreement of Chicago License, LLC, as amended.

4.1.	Indenture, dated as of May 13, 2011, by and among Cumulus Media Inc., each of the guarantors named therein and U.S. Bank National Association, as Trustee (incorporated herein by reference to Exhibit 4.1 to Cumulus Media Inc.’s Current Report on Form 8-K, File No. 000-24525, filed on
May 16, 2011).

4.2.	Form of 7.75% Senior Notes due 2019 (included as Exhibit A in Exhibit 4.1)(incorporated by reference to Exhibit 4.2 to Cumulus Media Inc.’s Current Report on Form 8-K, File No. 000-24525, filed on
May 16, 2011)

4.3.	First Supplemental Indenture, dated September 16, 2011, by and among Cumulus Media Inc., Cumulus Media Holdings Inc., the other parties thereto and U.S. Bank, National Association, as trustee (incorporated herein by reference to Exhibit 4.1, File No. 000-24525, to Cumulus Media Inc.’s Current Report on Form 8-K, filed on September 22, 2011).

4.4.	Second Supplemental Indenture, dated October 16, 2011, by and among Cumulus Media Inc., Cumulus Media Holdings Inc., the other parties thereto and U.S. Bank National Association, as trustee (incorporated herein by reference to Exhibit 4.12 to Cumulus Media Inc.’s Quarterly Report on
Form 8-K, File No. 000-24525, filed on November 14, 2011).

4.5.	Registration Rights Agreement, dated as of May 13, 2011, by and among the Cumulus Media Inc. and the Guarantors party hereto and J.P. Morgan Securities LLC (incorporated herein by reference to Exhibit 4.3 to Cumulus Media Inc.’s Current Report on Form 8-K, File No. 000-24525, filed on
May 16, 2011).

5.1.	Opinion of Jones Day.

23.1	Consent of Jones Day (included in exhibit 5.1).

23.2	Consent of PricewaterhouseCoopers LLP.

23.3	Consent of PricewaterhouseCoopers LLP.

23.4	Consent of Deloitte & Touche LLP.

24.1	Powers of Attorney (included on signature pages hereof).

25.1	Statement of Eligibility on Form T-1 under the Trust Indenture Act of 1939, as amended, of U.S. Bank National Association, as trustee, under the Indenture.

99.1	Form of Letter of Transmittal.

99.2	Form of Notice of Guaranteed Delivery.

99.3	Form of Letter to DTC Participants.

99.4	Form of Letter to Clients.

Financial Statement Schedules

The following financial statement schedule of Cumulus Media Inc. and subsidiaries is incorporated by reference herein:

Schedule II—Valuation and qualifying accounts.

All other schedules for which provisions are made in the applicable accounting regulation of the Securities and Exchange Commission are not required or are inapplicable and therefore have been omitted, or the required information has been incorporated by reference herein or disclosed in the financial statements which form a part of this Registration Statement/Prospectus.

ITEM 22.	UNDERTAKINGS.

The undersigned registrants hereby undertake:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) to include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

(ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(5) That, for the purpose of determining liability of such registrants under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned registrants undertake that in a primary offering of securities of such registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrants will be a seller to the purchaser and will each be considered to offer or sell such securities to such purchaser:

(i) any preliminary prospectus or prospectus of the undersigned registrants relating to the offering required to be filed pursuant to Rule 424;

(ii) any free writing prospectus relating to the offering prepared by or on behalf of such registrant or used or referred to by the undersigned registrants;

(iii) the portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrants or their securities provided by or on behalf of such registrant; and

(iv) any other communication that is an offer in the offering made by such registrant to the purchaser.

(6) That for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(7) To deliver or cause to be delivered with the prospectus, to each person to whom the prospectus is sent or given, the latest annual report to security holders that is incorporated by reference in the prospectus and furnished pursuant to and meeting the requirements of Rule 14a-3 or Rule 14c-3 under the Securities Exchange Act of 1934; and, where interim financial information required to be presented by Article 3 of Regulation S-X is not set forth in the prospectus, to deliver, or cause to be delivered to each person to whom the prospectus is sent or given, the latest quarterly report that is specifically incorporated by reference in the prospectus to provide such interim financial information.

(8) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant, pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by any such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether or not such indemnification is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

(9) That prior to any public reoffering of the securities registered hereunder through use of a prospectus which is a part of this registration statement, by any person or party who is deemed to be an underwriter within the meaning of Rule 145(c), the issuer undertakes that such reoffering prospectus will contain the information called for by the applicable registration form with respect to reofferings by persons who may be deemed underwriters, in addition to the information called for by the other Items of the applicable form.

(10) That every prospectus (i) that is filed pursuant to paragraph (8) immediately preceding, or (ii) that purports to meet the requirements of section 10(a)(3) of the Act and is used in connection with an offering of securities subject to Rule 415, will be filed as a part of an amendment to the registration statement and will not be used until such amendment is effective, and that, for purposes of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(11) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant, pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by any such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether or not such indemnification is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

(12) To respond to requests for information that is incorporated by reference into the prospectus pursuant to Item 4, 10(b), 11, or 13 of this form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Atlanta, State of Georgia, on December 20, 2011.

CUMULUS MEDIA INC.

By:	/s/ Joseph P. Hannan
Name: Joseph P. Hannan Title: Senior Vice President, Treasurer and Chief Financial Officer

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Lewis W. Dickey, Jr., Joseph P. Hannan and Richard S. Denning, and each of them, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments to this registration statement, including pre-effective and post-effective amendments or supplements or any additional registration statement filed pursuant to Rule 462 promulgated under the Securities Act, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue thereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities and on the dates indicated:

Signature	Title	Date

/s/ Lewis W. Dickey, Jr. Lewis W. Dickey, Jr.	Chairman, President, Chief Executive Officer and Director (Principal Executive Officer)	December 20, 2011

/s/ Joseph P. Hannan Joseph P. Hannan	Senior Vice President, Treasurer and Chief Financial Officer (Principal Financial Officer)	December 20, 2011

/s/ Linda A. Hill Linda A. Hill	Vice President, Corporate Controller and Chief Accounting Officer (Controller and Principal Accounting Officer)	December 20, 2011

/s/ Ralph B. Everett Ralph B. Everett	Director	December 20, 2011

/s/ Jeffrey Marcus Jeffrey Marcus	Director	December 20, 2011

/s/ Arthur J. Reimers Arthur J. Reimers	Director	December 20, 2011

Eric P. Robison	Director	December 20, 2011

/s/ Robert H. Sheridan, III Robert H. Sheridan, III	Director	December 20, 2011

David M. Tolley	Director	December 20, 2011

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Atlanta, State of Georgia, on December 20, 2011.

CUMULUS MEDIA HOLDINGS INC. CITADEL BROADCASTING CORPORATION

By:	/s/ Joseph P. Hannan
Name: Joseph P. Hannan Title: Senior Vice President, Chief Financial Officer and Treasurer

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Lewis W. Dickey, Jr., Joseph P. Hannan and Richard S. Denning, and each of them, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments to this registration statement, including pre-effective and post-effective amendments or supplements or any additional registration statement filed pursuant to Rule 462 promulgated under the Securities Act, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue thereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities and on the dates indicated:

Signature	Title	Date

/s/ Lewis W. Dickey, Jr. Lewis W. Dickey, Jr.	Chief Executive Officer, President and Director (Principal Executive Officer)	December 20, 2011

/s/ Joseph P. Hannan Joseph P. Hannan	Senior Vice President, Chief Financial Officer and Treasurer (Principal Financial Officer)	December 20, 2011

/s/ Linda A. Hill Linda A. Hill	Vice President, Corporate Controller and Chief Accounting Officer (Controller and Principal Accounting Officer)	December 20, 2011

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Atlanta, State of Georgia, on December 20, 2011.

CATALYST MEDIA, INC.

By:	/s/ Joseph P. Hannan
Name: Joseph P. Hannan Title: Senior Vice President, Chief Financial Officer and Treasurer

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Lewis W. Dickey, Jr., Joseph P. Hannan and Richard S. Denning, and each of them, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments to this registration statement, including pre-effective and post-effective amendments or supplements or any additional registration statement filed pursuant to Rule 462 promulgated under the Securities Act, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue thereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities and on the dates indicated:

Signature	Title	Date

/s/ Lewis W. Dickey, Jr. Lewis W. Dickey, Jr.	Chief Executive Officer, President and Director (Principal Executive Officer)	December 20, 2011

/s/ Joseph P. Hannan Joseph P. Hannan	Senior Vice President, Chief Financial Officer and Treasurer (Principal Financial Officer)	December 20, 2011

/s/ Linda A. Hill Linda A. Hill	Vice President and Principal Accounting Officer (Principal Accounting Officer)	December 20, 2011

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Atlanta, State of Georgia, on December 20, 2011.

ALPHABET ACQUISITION CORP.

ATLANTA RADIO, LLC

AVIATION I, LLC

BROADCAST SOFTWARE INTERNATIONAL INC.

CHICAGO FM RADIO ASSETS, LLC

CHICAGO LICENSE, LLC

CHICAGO RADIO ASSETS, LLC

CHICAGO RADIO HOLDING, LLC

CHICAGO RADIO, LLC

CITADEL BROADCASTING COMPANY

CMP KC CORP.

CMP SUSQUEHANNA CORP.

CMP SUSQUEHANNA RADIO HOLDINGS CORP.

CUMULUS BROADCASTING LLC

CUMULUS MEDIA PARTNERS, LLC

DC RADIO ASSETS, LLC

DC RADIO, LLC

DETROIT RADIO, LLC

INTERNATIONAL RADIO, INC.

KLIF BROADCASTING, INC.

KLOS RADIO, LLC

KLOS-FM RADIO ASSETS, LLC

KLOS SYNDICATIONS ASSETS, LLC

LA LICENSE, LLC

LA RADIO, LLC

MINNEAPOLIS RADIO ASSETS, LLC

MINNEAPOLIS RADIO, LLC

NETWORK LICENSE, LLC

NY LICENSE, LLC

NY RADIO ASSETS, LLC

NY RADIO, LLC

OKLAHOMA RADIO PARTNERS, LLC

RADIO ASSETS, LLC

RADIO METROPLEX, INC.

RADIO NETWORKS, LLC

RADIO TODAY ENTERTAINMENT, INC.

RADIO WATERMARK, INC.

SAN FRANCISCO RADIO ASSETS, LLC

SAN FRANCISCO RADIO, LLC

SF LICENSE, LLC

SUSQUEHANNA MEDIA CO.

SUSQUEHANNA PFALTZGRAFF CO.

SUSQUEHANNA RADIO CORP.

WBAP-KSCS ACQUISITION PARTNER, LLC,

ON ITS OWN BEHALF AND AS GENERAL

PARTNER OF WBAP-KSCS RADIO

GROUP, LTD.

WBAP-KSCS ASSETS, LLC

WBAP-KSCS RADIO ACQUISITION, LLC

WPLJ RADIO, LLC

By:	/s/ Joseph P. Hannan
Name: Joseph P. Hannan Title: Executive Vice President, Chief Financial Officer and Treasurer

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Lewis W. Dickey, Jr., Joseph P. Hannan and Richard S. Denning, and each of them, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments to this registration statement, including pre-effective and post-effective amendments or supplements or any additional registration statement filed pursuant to Rule 462 promulgated under the Securities Act, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue thereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities and on the dates indicated:

Signature	Title	Date

/s/ Lewis W. Dickey, Jr. Lewis W. Dickey, Jr.	Chief Executive Officer, President and Director (Principal Executive Officer)	December 20, 2011

/s/ Joseph P. Hannan Joseph P. Hannan	Executive Vice President, Chief Financial Officer and Treasurer (Principal Financial Officer)	December 20, 2011

/s/ Linda A. Hill Linda A. Hill	Vice President and Principal Accounting Officer	December 20, 2011

Exhibit Index

3.1.	Third Amended and Restated Certificate of Incorporation of Cumulus Media Inc., effective as of September 16, 2011 (incorporated herein by reference to Exhibit 3.1 to Cumulus Media Inc.’s Current Report on Form 8-K, File No. 000-24525, filed on September 22, 2011).

3.2.	Certificate of Designation of Series A Preferred Stock of Cumulus Media Inc. (incorporated herein by reference to Exhibit 3.2 to Cumulus Media Inc.’s Current Report on Form 8-K, File No. 000-24525, filed on September 22, 2011).

3.3.	Amended and Restated Bylaws of Cumulus Media Inc., as amended on November 8, 2011 (incorporated herein by reference to Exhibit 3.3 to Cumulus Media Inc.’s Quarterly Report on Form 10-Q, File No. 000-24525, filed on November 14, 2011).

3.4.	Certificate of Incorporation of Cumulus Media Holdings Inc., as amended.

3.5.	Bylaws of Cumulus Media Holdings Inc. (formerly Cadet Holding Corporation).

3.6.	Articles of Incorporation of Broadcast Software International Inc.

3.7.	Code of Bylaws of Broadcast Software International Inc.

3.8.	Articles of Organization of Cumulus Broadcasting LLC.

3.9.	Limited-Liability Company Operating Agreement of Cumulus Broadcasting LLC.

3.10.	Certificate of Formation of Cumulus Media Partners, LLC.

3.11.	Limited Liability Company Declaration of Cumulus Media Partners, LLC.

3.12.	Fifth Amended and Restated Certificate of Incorporation of Citadel Broadcasting Corporation (incorporated herein by reference to Exhibit 3.1 to Citadel Broadcasting Corporation’s Current Report on Form 8-K, File No. 001-31740, filed on September 22, 2011).

3.13.	Second Amended and Restated Bylaws of Citadel Broadcasting Corporation (incorporated herein by reference to Exhibit 3.2 to Citadel Broadcasting Corporation’s Current Report on Form 8-K, File No. 001-31740, filed on September 22, 2011).

3.14.	Certificate of Incorporation of Catalyst Media, Inc.

3.15.	Bylaws of Catalyst Media, Inc.

3.16.	Amended and Restated Certificate of Incorporation of CMP Susquehanna Radio Holdings Corp.

3.17.	Bylaws of CMP Susquehanna Radio Holdings Corp. (formerly CMP Susquehanna Guarantor Corp.) (incorporated herein by reference to Exhibit 3.2 to CMP Susquehanna Radio Holdings Corp.’s Registration Statement on Form S-4, File No. 333-143558, filed on June 6, 2007).

3.18.	Certificate of Incorporation of CMP Susquehanna Corp. (incorporated herein by reference to Exhibit 3.3 to CMP Susquehanna Radio Holdings Corp.’s Registration Statement on Form S-4, File No. 333-143558, filed on June 6, 2007).

3.19.	Bylaws of CMP Susquehanna Corp. (incorporated herein by reference to Exhibit 3.4 to CMP Susquehanna Radio Holdings Corp.’s Registration Statement on Form S-4, File No. 333-143558, filed on June 6, 2007).

3.20.	Amended and Restated Certificate of Incorporation of Susquehanna Pfaltzgraff Co.

3.21.	Bylaws of Susquehanna Pfaltzgraff Co. (formerly CMP Merger Co.)(incorporated herein by reference to Exhibit 3.10 to CMP Susquehanna Radio Holdings Corp.’s Registration Statement on Form S-4, File No. 333-143558, filed on June 6, 2007).

3.22.	Certificate of Incorporation of CMP KC Corp. (incorporated herein by reference to Exhibit 3.5 to CMP Susquehanna Radio Holdings Corp.’s Registration Statement on Form S-4, File No. 333-143558,
filed on June 6, 2007).

3.23.	Bylaws of CMP KC Corp. (incorporated herein by reference to Exhibit 3.6 to CMP Susquehanna Radio Holdings Corp.’s Registration Statement on Form S-4, File No. 333-143558, filed on June 6, 2007).

3.24.	Certificate of Incorporation of Susquehanna Media Co., as amended (incorporated herein by reference to Exhibit 3.11 to CMP Susquehanna Radio Holdings Corp.’s Registration Statement on Form S-4,
File No. 333-143558, filed on June 6, 2007).

3.25.	By-laws of Susquehanna Media Co., as amended (incorporated herein by reference to Exhibit 3.12 to CMP Susquehanna Radio Holdings Corp.’s Registration Statement on Form S-4, File No. 333-143558, filed on June 6, 2007).

3.26.	Articles of Incorporation of Susquehanna Radio Corp., as amended (incorporated herein by reference to Exhibit 3.13 to CMP Susquehanna Radio Holdings Corp.’s Registration Statement on Form S-4,
File No. 333-143558, filed on June 6, 2007).

3.27.	By-laws of Susquehanna Radio Corp. (incorporated herein by reference to Exhibit 3.14 to CMP Susquehanna Radio Holdings Corp.’s Registration Statement on Form S-4, File No. 333-143558, filed on June 6, 2007).

3.28.	Articles of Incorporation of KLIF Broadcasting, Inc. (incorporated herein by reference to Exhibit 3.41 to CMP Susquehanna Radio Holdings Corp.’s Registration Statement on Form S-4, File No. 333-143558, filed on June 6, 2007).

3.29.	By-laws of KLIF Broadcasting, Inc., as amended (incorporated herein by reference to Exhibit 3.42 to CMP Susquehanna Radio Holdings Corp.’s Registration Statement on Form S-4, File No. 333-143558, filed on June 6, 2007).

3.30.	Articles of Incorporation of Radio Metroplex, Inc., as amended (incorporated herein by reference to Exhibit 3.29 to CMP Susquehanna Radio Holdings Corp.’s Registration Statement on Form S-4,
File No. 333-143558, filed on June 6, 2007).

3.31.	Bylaws of Radio Metroplex, Inc. (incorporated herein by reference to Exhibit 3.30 to CMP Susquehanna Radio Holdings Corp.’s Registration Statement on Form S-4, File No. 333-143558, filed on June 6, 2007).

3.32.	Certificate of Restated Articles of Incorporation of Citadel Broadcasting Company, as amended.

3.33.	Amended and Restated Bylaws of Citadel Broadcasting Company.

3.34.	Certificate of Incorporation of Alphabet Acquisition Corp., as amended.

3.35.	By-laws of Alphabet Acquisition Corp.

3.36.	Articles of Organization of Aviation I, LLC.

3.37.	Amended and Restated Operating Agreement of Aviation I, LLC.

3.38.	Articles of Organization of Oklahoma Radio Partners, LLC.

3.39.	Second Amended and Restated Operating Agreement of Oklahoma Radio Partners, LLC.

3.40.	Certificate of Formation of Minneapolis Radio, LLC.

3.41.	Second Amended and Restated Limited Liability Company Agreement of Minneapolis Radio, LLC, as amended.

3.42.	Certificate of Formation of KLOS Radio, LLC.

3.43.	First Amended and Restated Limited Liability Company Agreement of KLOS Radio, LLC, as amended.

3.44.	Certificate of Formation of San Francisco Radio, LLC.

3.45.	Second Amended and Restated Limited Liability Company Agreement of San Francisco Radio, LLC, as amended.

3.46.	Certificate of Formation of DC Radio, LLC.

3.47.	Second Amended and Restated Limited Liability Company Agreement of DC Radio, LLC, as amended.

3.48.	Certificate of Formation of WPLJ Radio, LLC.

3.49.	First Amended and Restated Limited Liability Company Agreement of WPLJ Radio, LLC, as amended.

3.50.	Certificate of Formation of Chicago FM Radio Assets, LLC.

3.51.	Limited Liability Company Agreement of Chicago FM Radio Assets, LLC, as amended.

3.52.	Certificate of Formation of Radio Networks, LLC.

3.53.	Second Amended and Restated Limited Liability Company Agreement of Radio Networks, LLC, as amended.

3.54.	Certificate of Formation of Minneapolis Radio Assets, LLC.

3.55.	First Amended and Restated Limited Liability Company Agreement of Minneapolis Radio Assets, LLC, as amended.

3.56.	Certificate of Formation of KLOS Syndications Assets, LLC.

3.57.	Second Amended and Restated Limited Liability Company Agreement of KLOS Syndications Assets, LLC, as amended.

3.58.	Certificate of Formation of KLOS-FM Radio Assets, LLC.

3.59.	First Amended and Restated Limited Liability Company Agreement of KLOS-FM Radio Assets, LLC, as amended.

3.60.	Certificate of Formation of SF License, LLC.

3.61.	First Amended and Restated Limited Liability Company Agreement of SF License, LLC, as amended.

3.62.	Certificate of Formation of San Francisco Radio Assets, LLC.

3.63.	First Amended and Restated Limited Liability Company Agreement of San Francisco Radio Assets, LLC, as amended.

3.64.	Certificate of Formation of DC Radio Assets, LLC.

3.65.	Second Amended and Restated Limited Liability Company Agreement of DC Radio Assets, LLC, as amended.

3.66.	Certificate of Formation of Network License, LLC.

3.67.	First Amended and Restated Limited Liability Company Agreement of Network License, LLC, as amended.

3.68.	Certificate of Incorporation of International Radio, Inc., as amended.

3.69.	By-laws of International Radio, Inc.

3.70.	Certificate of Incorporation of Radio Watermark, Inc., as amended.

3.71.	By-laws of Radio Watermark, Inc., as amended.

3.72.	Certificate of Incorporation of Radio Today Entertainment, Inc., as amended.

3.73.	By-laws of Radio Today Entertainment, Inc.

3.74.	Certificate of Formation of Detroit Radio, LLC, as amended.

3.75.	First Amended and Restated Limited Liability Company Agreement of Detroit Radio, LLC, as amended.

3.76.	Certificate of Formation of Atlanta Radio, LLC, as amended.

3.77.	First Amended and Restated Limited Liability Company Agreement of Atlanta Radio, LLC, as amended.

3.78.	Certificate of Formation of Radio Assets, LLC.

3.79.	First Amended and Restated Limited Liability Company Agreement of Radio Assets, LLC, as amended.

3.80.	Certificate of Formation of LA Radio, LLC.

3.81.	Second Amended and Restated Limited Liability Company Agreement of LA Radio, LLC, as amended.

3.82.	Certificate of Formation of WBAP-KSCS Radio Acquisition, LLC.

3.83.	First Amended and Restated Limited Liability Company Agreement of WBAP-KSCS Radio Acquisition, LLC, as amended.

3.84.	Certificate of Formation of WBAP-KSCS Acquisition Partner, LLC.

3.85.	First Amended and Restated Limited Liability Company Agreement of WBAP-KSCS Acquisition Partner, LLC, as amended.

3.86.	Certificate of Formation of Chicago Radio Holding, LLC.

3.87.	Third Amended and Restated Limited Liability Company Agreement of Chicago Radio Holding, LLC, as amended.

3.88.	Certificate of Formation of NY Radio, LLC.

3.89.	Second Amended and Restated Limited Liability Company Agreement of NY Radio, LLC, as amended.

3.90.	Certificate of Formation of LA License, LLC.

3.91.	First Amended and Restated Limited Liability Company Agreement of LA License, LLC, as amended.

3.92.	Certificate of Formation of WBAP-KSCS Radio Group, Ltd.

3.93.	Agreement of Limited Partnership of WBAP-KSCS Radio Group, Ltd., as amended.

3.94.	Certificate of Formation of Chicago Radio, LLC.

3.95.	Limited Liability Company Agreement of Chicago Radio, LLC, as amended.

3.96.	Certificate of Formation of NY License, LLC.

3.97.	First Amended and Restated Limited Liability Company Agreement of NY License, LLC, as amended.

3.98.	Certificate of Formation of NY Radio Assets, LLC.

3.99.	First Amended and Restated Limited Liability Company Agreement of NY Radio Assets, LLC, as amended.

3.100.	Certificate of Formation of WBAP-KSCS Assets, LLC.

3.101.	Second Amended and Restated Limited Liability Company Agreement of WBAP-KSCS Assets, LLC, as amended.

3.102.	Certificate of Formation of Chicago Radio Assets, LLC.

3.103.	Second Amended and Restated Limited Liability Company Agreement of Chicago Radio Assets, LLC, as amended.

3.104.	Certificate of Formation of Chicago License, LLC.

3.105.	Limited Liability Company Agreement of Chicago License, LLC, as amended.

4.1.	Indenture, dated as of May 13, 2011, by and among Cumulus Media Inc., each of the guarantors named therein and U.S. Bank National Association, as Trustee (incorporated herein by reference to Exhibit 4.1 to Cumulus Media Inc.’s Current Report on Form 8-K, File No. 000-24525, filed on May 16, 2011).

4.2.	Form of 7.75% Senior Notes due 2019 (included as Exhibit A in Exhibit 4.1)(incorporated by reference to Exhibit 4.2 to Cumulus Media Inc.’s Current Report on Form 8-K, File No. 000-24525, filed on May 16, 2011)

4.3.	First Supplemental Indenture, dated September 16, 2011, by and among Cumulus Media Inc., Cumulus Media Holdings Inc., the other parties thereto and U.S. Bank, National Association, as trustee (incorporated herein by reference to Exhibit 4.1, File No. 000-24525, to Cumulus Media Inc.’s Current Report on Form 8-K, filed on September 22, 2011).

4.4.	Second Supplemental Indenture, dated October 16, 2011, by and among Cumulus Media Inc., Cumulus Media Holdings Inc., the other parties thereto and U.S. Bank National Association, as trustee (incorporated herein by reference to Exhibit 4.12 to Cumulus Media Inc.’s Quarterly Report on
Form 8-K, File No. 000-24525, filed on November 14, 2011).

4.5.	Registration Rights Agreement, dated as of May 13, 2011, by and among the Cumulus Media Inc. and the Guarantors party hereto and J.P. Morgan Securities LLC (incorporated herein by reference to Exhibit 4.3 to Cumulus Media Inc.’s Current Report on Form 8-K, File No. 000-24525, filed on
May 16, 2011).

5.1.	Opinion of Jones Day.

23.1	Consent of Jones Day (included in exhibit 5.1).

23.2	Consent of PricewaterhouseCoopers LLP.

23.3	Consent of PricewaterhouseCoopers LLP.

23.4	Consent of Deloitte & Touche LLP.

24.1	Powers of Attorney (included on signature pages hereof).

25.1	Statement of Eligibility on Form T-1 under the Trust Indenture Act of 1939, as amended, of U.S. Bank National Association, as trustee, under the Indenture.

99.1	Form of Letter of Transmittal.

99.2	Form of Notice of Guaranteed Delivery.

99.3	Form of Letter to DTC Participants.

99.4	Form of Letter to Clients.